As filed with the Securities and Exchange Commission on April 7, 2016

Registration No. 333-205358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

HELPFUL ALLIANCE COMPANY

(Exact name of registrant as specified in its charter)

Florida	1531	45-5023152
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

700 West Hillsboro Blvd, Suite 1-100
Deerfield Beach, FL 33441
T: (754) 227-5783

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Sergey Gurin

Vice President and Interim Chief Financial Officer

Helpful Alliance Company
700 West Hillsboro Blvd, Suite 1-100
Deerfield Beach, FL 33441
T: (754) 227-5783

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Philip Magri, Esq. Magri Law, LLC 2642 NE 9th Avenue Fort Lauderdale, FL 33334 T: (646) 502-5900 F: (646) 826-9200 pmagri@magrilaw.com www.MagriLaw.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Helpful Alliance Company

14,500,000 shares of Common Stock by Company

525,658 shares of Common Stock by Selling Stockholders

$2.00 per share

This is the initial public offering of Common Stock of Helpful Alliance Company (the “Company”) and no public market currently exists for the securities being offered. This prospectus relates to the sale of a total of 15,025,658 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), consisting of (i) 14,500,000 shares of Common Stock being offered by the Company on a self-underwritten, “best efforts” basis, meaning that the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered, and (ii) 525,658 shares of Common Stock being offered by existing stockholders named in this prospectus for their own account (the “Selling Stockholders”).

This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the Shares registered for sale by the Company; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA.

There is currently no public trading market for our Common Stock. The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share. There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock. Upon the effectiveness of the registration statement, of which this prospectus is a part (the “Registration Statement”), under the Securities Act of 1933, as amended, we intend to solicit a FINRA-registered broker-dealer to apply to FINRA as a market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee that will be able to solicit a broker dealer to file a Form 211 with FINRA or that our Common Stock will be accepted for quotation on the OTCQB, or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system.

The Shares being offered for sale by the Company will be offered at a fixed price of $2.00 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. There is no minimum number of Shares required to be purchased by any investor. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account, which means that funds from the sale of any Shares will be immediately available to the Company for use in its business plan. See “Use of Proceeds” and “Plan of Distribution.” The Company anticipates receiving gross offering proceeds of up to $29,000,000 from the sale of the 14,500,000 Shares offered by it in this Offering.

The Selling Stockholders may sell some or all of their Shares at a fixed price of $2.00 per share until our Common Stock is quoted on the OTC, for anticipated aggregate gross proceeds of approximately $1,051,316, and thereafter at prevailing market prices or privately negotiated prices at the discretion of the Selling Stockholders. We will not receive any proceeds from the sale of any Shares by the Selling Stockholders. We will bear all costs relating to the registration of these Shares. The Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with these sales.

Selling Party:	Amount of Common Stock:	Price to the Public:		Underwriting Discount and Commissions:		Proceeds to the Issuer:
Company	14,500,000	$2.00		$0	(1)	$28,550,000	(2)
Selling Stockholders	525,658	$2.00	(3)	$0		$0	(4)
TOTAL:	15,025,658	—		—		$28,550,000

(1)	This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the Shares registered for sale by the Company; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA.

(2)	After deducting estimated offering expenses of $450,000 for accounting, legal, filing, printing and other miscellaneous fees and expenses.

(3)	The Selling Stockholders may sell some or all of their Shares at a fixed price of $2.00 per share until our Common Stock is quoted on the OTC, and thereafter at prevailing market prices or privately negotiated prices at the discretion of the Selling Stockholders.

(4)	The Company will not receive any proceeds from the sale of the Shares sold by the Selling Stockholders.

WE ARE AN “EMERGING GROWTH COMPANY” AS THAT TERM IS USED IN THE JUMPSTART OUR BUSINESS STARTUPS ACT OF 2012 AND WILL BE SUBJECT TO REDUCED PUBLIC COMPANY REPORTING REQUIREMENTS.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED IN SECTION “RISK FACTORS” BEGINNING ON PAGE 9 .

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

REQUIRED LEGEND FOR FLORIDA RESIDENTS ONLY:

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND ARE OFFERED TO BONA FIDE RESIDENTS OF FLORIDA ONLY. THESE SECURITIES HAVE BEEN REGISTERED BY THE STATE OF FLORIDA, OFFICE OF FINANCIAL REGULATION, AS HAVING COMPLIED WITH CHAPTER 517, FLORIDA STATUTES. THE OFFICE OF FINANCIAL REGULATION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS, AND SUCH REGISTRATION DOES NOT CONSTITUTE A RECOMMENDATION OF THE SECURITIES FOR INVESTMENT PURPOSES.

This prospectus omits certain information concerning the Company and its securities, and does not contain all the information submitted to the Office of Financial Regulation by way of exhibits and schedules relating thereto, which the Company filed pursuant to Chapter 517, Florida Statutes, as amended, and to which reference is hereby made for further information.

The Date of This Preliminary Prospectus is__________, 2016.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

PROSPECTUS SUMMARY

This Prospectus Summary highlights important information about this Offering and our business. It does not include all information you should consider before investing in our Common Stock. Please review this prospectus in its entirety, including the risk factors and our financial statements and the related notes before you decide to invest. Unless otherwise indicated, terms such as the “Company,” “we,” “us,” “our” and similar expressions refer to Helpful Alliance Company, a Florida corporation.

Overview

We were incorporated in the state of Florida on April 11, 2012. We are a development stage construction management company. Our mission is to effectively upgrade America’s neighborhoods with next generation, health-conscious, energy-efficient properties. Headquartered, in Deerfield Beach, Florida (within the Fort Lauderdale, FL metropolitan area), we are presently focused on building residential and commercial real estate properties within the Chicago, IL, Richmond, VA, and Fort Lauderdale, FL metropolitan areas at lower cost and superior speed by capitalizing on available EVG-3D technology and eventually expanding to other areas and offering our own proprietary pre-fabricated building (or “home”) kits for various construction needs by utilizing this technology. We have not developed any home kits that are ready for market use to date.

From our inception to date, the majority of our operations have been focused on engineering activities, researching and developing novel building materials and methods, and searching for land suitable for pilot-testing the selected technologies in real construction projects. However, because of significant time and effort constraints in conducting research and development and locating land for suitable construction projects to test the selected construction technology, the majority of our revenues to date have been derived from financial assistance activities engaged in to generate sufficient working capital to fund our early stage development growth.

Business Operations

We conduct our business operations through four principal divisions: (i) Land and Property, (ii) Engineering, (iii) Construction, and (iv) Financial Assistance. Below is a summary of each division. In 2016, we anticipate ceasing our Financial Assistance activities and focus our future operations solely on Land and Property, Engineering, and Construction activities.

Land and Property Division

Through our Land and Property division, we intend to acquire land and properties, to be further used for remodeling, reconstruction, or site clearing/demolition and new construction. Our goal is to target “niche” markets with low vacancy rate, strong expected growth, land that can be purchased economically, but yet support a strong resale price per square foot for completed construction. Then, we will conduct due diligence for potential project analysis, including, but not limited to, market research using a network of local real estate agents and calculations of expected financial pro forma for project type, size, timeline, budgets and profit. Many properties, whether or not it is vacant land or land already built upon, are expected to require rezoning. Zoning relates to the division of an area into zones as to restrict the amount and types of buildings and their uses. Rezoning is the process that reclassifies a property into a different zone subject to different restrictions. Site plans and building designs must be created as well in order to prepare the potential property for the construction phase.

On November 30, 2015 we formed a limited liability company in the Commonwealth of Virginia, Seasons Creek Development LLC, of which the Company is currently the sole member, in order to purchase and develop a parcel of land consisting of approximately 28.8 acres located in Chesterfield, Virginia. We consummated our purchase of the land on December 11, 2015. The land has been zoned to accommodate up to 70 single family homes and currently holds a tentative plan of development approval. We intend to develop this land into a residential subdivision to be called “Seasons Creek” consisting of 70 single family homes built with the novel construction materials and methods we have researched. We intend to market and sell these homes to the public.

1

Engineering Division

Through our Engineering division, we will continue to develop and deploy construction methods, materials, and equipment. Since our inception in April 2012, the majority of our operations have been on engineering and research and development activities. It took us approximately 24 months to conduct engineering and technology research to select the EVG-3D panel technology for an application in pilot projects. During that period, we screened hundreds of patents, building know-how and processes. In December 2012, we selected EVD-3D technology as our base for the development of our first line of products.

The EVG-3D construction system was invented by EVG (Entwicklungs- und Verwertungs-Gesellschaft m.b.H) of Austria in the early 1980s and is becoming adapted in the global construction industry. The construction system offers a new building material using the high strength, load bearing modular panels that are used to construct the shell of a building or home. The EVG-3D panel consists of a three dimensional welded wire frame fitted with a rigid, high-density polystyrene core. These panels can be used in walls, flooring, and ceilings including roofing structure. The EVG-3D construction system is believed to be extremely versatile and to cater to creative architectural designs. Additionally, the structural integrity and energy savings of the EVG-3D construction system is expected to provide ongoing long term benefits for the owner.

Various manufacturers of EVG-3D panels have reported that their internal testing indicates that the degree of heat insulation of the EVG-3D panel built walls significantly exceeds that of walls built with traditional systems such as wood frame construction. The panels keep heat exchange with the outside at a minimum and limit energy consumption due to the extremely low level of thermal conductivity of the EPS core. Manufacturers have reported, in both prototype testing and actual buildings that have been put into the consumer marketplace, energy savings of up to 50% when compared with traditional systems such as wood frame construction. We have internally conducted tests within our Company that seem to support these claims. However, until a continuous testing in actual homebuilding will pass building code compliance inspections, and until the process of applying the EVG-3D Panel technology is optimized through actual application on site, there can be no guarantee or assurance that EVG-3D Panel technology is tested successfully.

Our vision with building (or “home”) kits is to be able to offer various sets of EVG-3D panels that will be everything required to erect the shell (other than concrete) tailored to specific designs of single-family homes, condominium buildings, townhouse buildings, and commercial buildings. They will come as set of consolidated materials to be able to quickly and efficiently construct the shell of the respective building, yet still be able to build less expensively than average market cost. We intend to offer the kits that we design to both other developers and the general consumer.

2

We are continuously monitoring the development progress of other technologies, including possible applications of construction robots and 3-D printers. We are also continually involved in the research and development of our own building block and interlocking construction method based on U.S. Patent Application 14/ 337,069, which we own and anticipate will give us strong competitive advantages for swift building of walls in earthquake and hurricane areas.

Construction Division

Through our Construction division, we intend to remodel and build properties and to test novel methods, materials, equipment, and related technologies on actual projects. We expect this to involve constructing the shell, managing subcontractors throughout the construction process, and marketing the properties that are built. We intend to either engage subcontractors or partner with localized developers who would engage subcontractors.

In September 2014, we engaged in our first pilot project, called “3890 Parkside,” which was a remodeling of a single family house in the Chicago, IL metro area. All works under this project were completed, and sale of the property was consummated in the third fiscal quarter of 2015. We were not allowed to use EVG-3D panels for this project due to the absence of product acceptance by the local municipality.

From March to May 2015, we participated in three other construction projects in the Chicago, IL area. However, because we were unable to raise sufficient capital to commence construction activities after obtaining rezoning grants for these three projects, we withdrew from one of these projects (“Racine”) on July 15, 2015 and two of these projects (“Ashland” and “Madison”) on September 1, 2015. In September 2015, our deposits for these three projects (totaling $750,000) were returned to us and used such funds to settle a $1,000,000 6% promissory note terminated by the lender.

We intend to target niche residential markets primarily in metropolitan areas having similar economic characteristics, geography and product type. We will initially focus on homebuilding projects having expected annual gross profit margins in excess of 40% per year and with project duration not more than 36 months. We are currently considering project origination in the Chicago, IL, Richmond, VA, and Fort Lauderdale, FL metropolitan areas, although we are not restricted from operating in any specific geographic region or jurisdiction. We intend to structure our involvement in these projects through multi-member limited liability companies (“LLCs”) specifically formed for each project and intend to be involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build.

Financial Assistance Division

Since our inception in 2012, we have operated our Financial Assistance division which has issued loans for real estate properties and are used as collateral. We entered into these financial assistance activities in order to generate and collect interest to fund our working capital requirements during the early stages of our business development and to conduct research and development activities. Starting September 2014, we have been withdrawing from financial assistance activities and, instead, using the capital to fund our product engineering and construction activities. We anticipate ceasing our financial assistance activities division in 2016.

Business Plan

We believe that our business opportunity derives from the lack of statistically-proven construction processes for practical application of novel building materials and methods, and the increasing consumer demand for eco-friendly, energy-efficient, health-conscious properties. We believe that this opportunity is catalyzed by a unique combination of our management’s specialized knowledge and core competencies.

Our Chief Executive Officer and a founder of the Company, Dr. Maxim Temnikov, has over ten years of specialized experience in operating and growing The Mirax Group, a real-estate development company in Russia with an extensive infrastructure of general and specialty contractors and subcontractors involved into high- and low-rise construction, into a multi-billion dollar company with numerous notable real-estate developments. Considering that, we believe our Company is well positioned for growth based on Dr. Temnikov’s expertise.

We intend to grow our business through managing our own projects and cooperating with other localized developers. Our business development plan consists of three business development stages we’ve identified as our major milestones. Anticipated milestone timelines and the duration of activities are estimated and are subject to change.

Milestones (1)	Amount of Associated Investment Proceeds (2)	Anticipated Commencement and Duration	Source of Funding
Stage I: Development Stage. Our goal for the development stage is to develop home kit models and methods for their assembly which we are planning to test in real projects, starting from building 70 single-family homes in Chesterfield, VA (our Seasons Creek Project)	$80,000,000	2012-2017	Cash on hand from previous sales of securities, Net proceeds of this Offering, and additional sales of securities (3)

Stage II: Active Growth Stage. Our goal for the active growth stage is to apply in real projects our proprietary repeatable business processes while developing a new concept of sustainable living while diversifying our product base (5).	$200,000,000	2017-2019	Additional sales of securities (4)

Stage III: Full-Scale Expansion Stage. Our goal for the full-scale expansion stage is to expand our new concept of sustainable living communities in our target markets while attaining and defending sustainable market power (5) .	$2,000,000,000	Past 2020	Additional sales of securities (4)

(1)

We define “Milestones” as steps the Company anticipates taking to grow its business operations. Each step end marks achievements. Getting there requires capital. The business progress/growth (or as you called "points on a timeline") is measured by the opportunity cost leading to an increase of future revenues and profits, which ultimately results in an increase of stockholder equity.

(2)

The “Amount of Associated Investment Proceeds” for each Milestone is meant to indicate the approximate total estimated costs of achieving that Milestone. We plan on financing such costs partially from the net proceeds of this Offering, and consecutively from the sale of securities in the secondary offerings on a continuing basis as we originate new projects.

(3)	On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this Offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal operations in the construction business. No subscriptions have been received under this private Offering as of the date of this Prospectus. The offering is currently active and has no termination date. We may also decide to finance this activity by offering securities of our Project LLC’s in one or more private offerings in the future.

(4)	We anticipate undertaking the additional offerings of our securities from time to time, based on our capital needs and project origination, after effectuation of this Offering by the SEC.

(5)	We have conceived a new concept of sustainable living communities based on the practical application of our knowledge base and novel technologies. The concept we intend to develop is a large-scale planned mixed-use development that can be conveniently located outside of a city that we intend to include, but not be limited to, its own private schools for residents, healthcare facilities, rental housing, single-family and multi-family real estate, parks, fitness centers, grocery stores, municipal buildings such as a fire station, gas stations, electric car charging stations, restaurants, retail stores, and office space. We also intend to meet modern standards for environmental-friendliness and energy efficiency throughout the development. Such concept is currently in its development stage and is subject to substantial changes, outcomes of which are uncertain. During Stage I of our Business Plan, we intend to continue developing this concept and locating a site for it. During Stage II and carrying into Stage III, we intend to physically begin and carry through with the land acquisition, land development, obtaining approvals from local municipalities, and construction of the project.

Provided that all of the 14,500,000 shares offered by the Company in this Offering are sold, we anticipate receiving the net proceeds of $28,550,000. The following table illustrates our principal business activities and the allocation of the net proceeds from this Offering within first milestone~~s~~ of planned business development, together with associated costs, and indicates the amounts and source of funding we are contemplating to obtain and use to finance our activities for the identified milestones. If any additional capital would be required to be obtained for such activities, the footnotes to this table discuss our plans for obtaining such capital. The following table illustrates our anticipated business activities within Stage I of the Milestone table above, as related to the use of proceeds from this Offering and the additional offering of Notes we currently have outstanding.

Operating Activities within Stage I	Amount of Associated Costs (1)	Source of Funding
2015-2016 - Value of land owned by us for development of 70 building lots in Chesterfield County, VA (Seasons Creek project)	$1,000,000	Current working capital
2016 – 2017 – Land development for 70 building lots in Chesterfield County, VA (Seasons Creek project)	$450,000	Current working capital
2016-2017 - Land development for 70 homes in Chesterfield County, VA (Seasons Creek project)	$3,250,000	Current working capital and net proceeds from this Offering
2017- 2018 - Construction of 70 homes in Chesterfield County, VA (Seasons Creek project)	$5,800,000	Current working capital and net proceeds from this Offering
2016-2017 - Purchase of land for development other than the Seasons Creek Project and properties for remodeling	$11,200,000	Net proceeds from this Offering
2016-2017 - Development and testing of proprietary home model kits (2)	$700,000	Net proceeds from this Offering
2016-2017 - Research for alternative materials (3)	$250,000	Net proceeds from this Offering
General business operating activities (4)	$6,850,000	Net proceeds from this Offering
2017 – Research 3D printer for construction	$500,000	Net proceeds from this Offering
2016-2017 - Land development, other than Seasons Creek development	$20,000,000	Additional offering (5)
2017 - Development and testing of new concept of a sustainable living community, including but not limited to erection of actual housing and commercial buildings, and/or purchase and remodeling existing properties to exhibit the concept (7)	$30,000,000	Additional offering (6)

(1)	Assuming the sale of 14,500,000 shares of Common Stock offered by the Company are sold in this Offering.

(2)	We are planning to use $700,000 from the net proceeds of this Offering for development of our proprietary kits of home models we are planning to build on the 28.8-acre parcel of land we own in Chesterfield County, Virginia. Although the cost of these materials and supplies will be capitalized in total construction costs under our subsidiary, Seasons Creek Development LLC, and ultimately realized upon sale of homes, we allocate this cost separately because we are planning to use the home models combining novel combination of construction materials and supplies, an outcome of which is uncertain. Should we be not be able to assemble homes using these materials and supplies in compliance with the applicable building code, or at all, we will have to expense this cost partially or entirely, which may affect our future results of operations and may render a negative effect on your stockholder equity and earnings per share.

(3)	Maximum cost level cited.

(4)	Includes salaries, sales and marketing expenses, commissions, contractors’ compensation and other expenses not cited in previous items of this table.

(5)	On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this Offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal operations in the construction business. No subscriptions were received under this Offering as of September 30, 2015. The offering is currently active and has no termination date. We may also decide to finance this activity by offering securities of our Project LLC’s in one or more private offerings in the future.

(6)	Indicates private and public offerings of securities, which we anticipate undertaking consecutive to this Offering as we originate future projects.

(7)	We have conceived a new concept of sustainable living communities based on the practical application of our knowledge base and novel technologies. The concept we intend to develop is a large-scale planned mixed-use development that can be conveniently located outside of a city that we intend to include, but not be limited to, its own private schools for residents, healthcare facilities, rental housing, single-family and multi-family real estate, parks, fitness centers, grocery stores, municipal buildings such as a fire station, gas stations, electric car charging stations, restaurants, retail stores, and office space. We also intend to meet modern standards for environmental-friendliness and energy efficiency throughout the development. Such concept is currently in its development stage and is subject to substantial changes, outcomes of which are uncertain. During Stage I of our Business Plan, we intend to continue developing this concept and locating a site for it. During Stage II and carrying into Stage III, we intend to physically begin and carry through with the land acquisition, land development, obtaining approvals from local municipalities, and construction of the project.

3

Growth Strategy and Objectives

We intend to grow our business through three verticals: (i) growth via origination of new construction projects; (ii) acquisition of ongoing construction projects; and (iii) development of a range of building (“home”) kits that can be replicated in a conveyor like model that we intend to license out and utilize ourselves. Although currently we dedicate the majority of our business efforts to engineering, research and development, and locating ideal land and properties to construct upon, we anticipate using a large portion of the net proceeds from this Offering for acquisition of the construction projects progressing to completion in the year following the acquisition, as well as for acquisition of land and properties with purposes of rezoning and future construction. Zoning relates to the division of an area into zones as to restrict the amount and types of buildings and their uses. Rezoning is the process that reclassifies a property into a different zone subject to different restrictions.

In general terms, our growth strategy is to opportunistically acquire and operate well-positioned land, properties and real-estate development projects in the metropolitan areas featuring low vacancy rates, to generate an attractive risk-adjusted income. Specifically, we intend to pursue the following strategies to achieve these objectives:

●	Proactive project acquisition. We believe our proactive targeted acquisition approach will enable us to motivate niche real-estate developers to sell their projects to us and cooperate with us on the completion of those projects. We will continually apply our proactive project acquisition approach to exponentially acquire real-estate construction projects in targeted metropolitan areas by applying efficiency of our business model, which are expected to increasingly drive short- and long-term earnings to our Company. The niche markets that we intend to target are areas where vacancy rates are less than five percent and where the expected ratio of our costs to purchase property and build projects is low compared to the housing market average sales price.

●	Proprietary project management. We believe our project management practices, specialized knowledge-base, and approach to real-estate construction management will enable us to maximize the operating performance of our projects. We will continue to apply an active project management program to increase the earnings from each of our projects. This may include expanding existing relationships with the developers to acquire increasingly more projects, and enter into new relationships with real-estate developers in the targeted metro areas, as well as expanding our business presence into the additional metropolitan areas.

●	Diversifying our asset base. We believe that acquiring strategically located land and properties with purposes of rezoning and a view of future development, combined with targeted leasing strategies and active asset management will enable us to maximize our operating performance. Our plan is to seek, analyze and acquire strategically located land with and without real estate properties situated on them in the targeted metropolitan areas to implement an active asset management program aimed at increasing a long-term value of each of our through rezoning and future improvement of an existing property or a construction of new property. This may include expanding existing tenancy, re-entitling site plans to allow for additional outparcels, which are small tracts of land used for freestanding developments not attached to the main buildings, and repositioning tenant mixes to maximize traffic, tenant sales and percentage rents. As we diversify and expand our asset base, we will seek to maintain a diverse pool of assets with respect to both geographic location and tenant mix, helping to mitigate our operating risks and finance our rezoning activities. We will continually monitor our target markets for opportunities to selectively dispose the properties where returns appear to have been maximized and redeploy proceeds into new acquisitions that have greater return prospects.

4

●	Capitalizing on network of relationships to pursue transactions. We plan to pursue transactions in our target markets through the relationships we have developed to date, as well as through the relationships we intend to develop as we expand our network of development partners, projects, and business presence in targeted geographic locations. We will continue cultivating long-term relationships with real-estate developers through a consistent dialogue with a proactive approach to the transition of their construction projects under our management.

●	Leverage our founder’s experience in real estate construction. Our Chief Executive Officer and a founder of the Company, Dr. Maxim Temnikov, has over ten years of specialized experience in operating and growing a real-estate development company in Russia with an extensive infrastructure of general and specialty contractors and subcontractors involved into high- and low-rise construction. Considering that, prior to immigrating into the U.S., Dr. Temnikov co-founded The Mirax Group in Russia, and, together with other co-founders, grew The Mirax Group to a multi-billion dollar company with numerous notable real-estate property developments, we believe our Company is well positioned for growth based on Dr. Temnikov’s expertise.

●	Grow our business through a comprehensive financing strategy. We believe our capital structure, assuming we sell all 14,500,000 offered by us in this Offering, should provide us with sufficient financial capacity and flexibility to fund our future growth. Based on such capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which we believe will provide us with a competitive advantage. Over time, these financing alternatives may include follow-on offerings of our Common Stock, corporate level debt, and preferred equity and credit facilities. Immediately upon completion of this Offering, assuming all 14,500,000 shares of Common Stock are sold, we expect to have a ratio of debt to total market capitalization of approximately 5.3%. Although we are not required by our governing documents to maintain this ratio at any particular level, our Board of Directors intends to review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward. The net proceeds from this Offering, provided that at least 75% of the 14,500,000 offered shares are sold, would provide the Company with the capital sufficient to complete the Seasons Creek project in Chesterfield County, Virginia. However, if less than 75% of the shares under this Offering are sold, the net proceeds would be sufficient to complete only the development of 70 homebuilding lots under the project. If we sell less than 50% of the offered shares, we would have to cancel our homebuilding plans, sell the developed individual lots, and curtail our financial projections, which could render a detrimental effect on our future earnings and stockholder equity. If this happens, you may lose a part or all of your investment into our securities.

●	Commercialize technological innovations for the industry. We intend to capitalize on the availability of novel construction technologies, such as EVG-3D panels, novel building blocks made from the expanded polystyrene concrete and aerated autoclaved concrete, and decorated wall panels, based on which we are developing our proprietary building kits. We anticipate designing and selling pre-fabricated building kits to both developers and consumers. We believe that technologies such as these will allow us or our present and future partners to build environmentally friendly and energy efficient properties faster and cheaper than the current conventionally understood industry norms. We also intend to pursue obtaining LEED (Leadership in Energy & Environmental Design) certification for the building kits that we intend to manufacture.

Our Principal Offices

Our executive offices are located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441. Our telephone number is (754) 227-5783 and our fax number is (954) 736-5989. The Company maintains a website at www.helpfulalliance.com, the contents of which are not incorporated into this prospectus and you should not rely on our website in making a decision to invest in our securities.

All of our current operations are based in the United States.

5

Implications of being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, instead of three, and only two years of related narrative in Management’s Discussion & Analysis of Financial Condition and Results of Operations section in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the “Securities Act”), which fifth anniversary will occur in 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion on-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

6

OFFERING SUMMARY

Issuer:	Helpful Alliance Company, a Florida corporation
Securities Offered:	Up to 15,025,658 shares of Common Stock, par value $0.001 per share, consisting of:
● 14,500,000 of which are being offered by the Company; and
● 525,658 of which are being offered by the Selling Stockholders named in this prospectus.

Selling Stockholders:

The Selling Stockholders named in this prospectus are existing security holders of our Company who purchased shares of our Common Stock under the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereunder.

Offering Price:

The shares being offered for sale by the Company will be offered at a fixed price of $2.00. The Selling Stockholders may sell some or all of their shares at a fixed price of $2.00 per share until our Common Stock is quoted on the OTCQB, and thereafter at prevailing market prices or privately negotiated prices.

Offering Period:	The shares being sold by the Company are being offered for a period not to exceed 180 days, unless extended by the Board of Directors for an additional 90 days.

Use of Proceeds:	We will not receive any proceeds from the sale of shares made by the Selling Stockholders.

We intend to use the net proceeds from sale of the shares sold by the Company in this Offering to purchase land for the purposes of rezoning and building new real estate properties for sale in the metropolitan areas in the states of Florida, Virginia, and Illinois. We intend using the net proceeds from this Offering to pay closing, architectural, engineering and other expenses associated with rezoning of the land we may purchase. If the land we purchase contains a property, we intend using the net proceeds from this Offering to maintain the property for the duration of rezoning, and then also use the net proceeds from this Offering to demolish the property and complete earth and preparation works for the commencement of new property construction. If the land we purchase has wooded areas, we intend using the net proceeds from this Offering to complete wood removal, earth works and preparation of the land for commencement of new property construction.

In addition, we intend using the net proceeds from the sales of shares by the Company in this Offering for the following purposes:

● to develop the 28.8 acre parcel of land we acquired in December 2015 for our Seasons Creek project in Chesterfield County, VA;

● to acquire and develop additional land for construction and development activities;

● to develop and deliver building/home kits for properties to be erected on the land we may purchase, including, but not limited to, purchasing materials’ samples and paying for testing expenses and product acceptance fees;

● to pay expenses associated with project origination, including but not limited to the formation and management of a limited liability company for each project (“Project LLC”) and undertaking private offerings of securities of the Project LLCs to “accredited investors” in reliance upon an exemption under Regulation D of the Securities Act;

● to fund operating capital requirements for engineering activities related to research and development of wall and foundation systems using novel construction methods, proprietary to us and otherwise, such as for example but not limitation EVG panels and building blocks;

7

● to purchase building materials and supplies for the properties we may build on any acquired land;

● to conduct research for a 3D printer to be used for experimental construction of walls and and/or components of our building kits; and

● for working capital and other corporate purposes, including but not limited to increasing salaries of our executive officers and directors, hiring additional employees, and undertaking venturous efforts with purpose of expanding our engineering and construction operations.

Capital Structure:

Title of Class (par value $0.001 per share)	Amount Authorized	Amount Outstanding as of the Date of Prospectus:	Amount to be Outstanding if all Shares being Offered are Sold:
Common Stock	200,000,000	2,100,000	16,500,000
Series-X Common Stock	40,000,000	8,206,250	8,206,250
Preferred Stock	10,000,000	0	0

Risk Factors:	See “Risk Factors” and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

Ticker Symbol:	HACI (Proposed). There is currently no public trading market for our Common Stock. Upon the effectiveness of the Registration Statement, we intend to solicit a registered broker-dealer to file a Form 211 with FINRA to have our Common Stock quoted on the OTC Markets’ OTCQB tier.

8

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our Company. If any of the risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this process before investing in our Common Stock.

RISK FACTORS RELATING TO OUR COMPANY

We have a very limited history of operations and accordingly, there is no track record that would provide a basis for assessing our ability to conduct successful building activities.

We were incorporated in the state of Florida on April 11, 2012, and to date do not have a history of earnings from the principal business activities encompassed by our business plan and financial projections. As a result, investors must have substantial doubt about our ability to continue as a going concern. Our future is dependent upon our ability to implement our business plans and upon our future profitable operations. There is a substantial risk that we will not be sustainable in our business activities or be able to continue our business activities as a going concern.

To date we have had significant operating losses, an accumulated deficit and have had limited revenues and cannot predict with certainty when we might become profitable, if ever.

We have been operating at a loss each year since our inception in April 2012 , and we expect to continue to incur substantial losses for the foreseeable future. We had a net loss of $332,000 for the year ended December 31, 2015 and an accumulated deficit of $618,157. To date, we have had limited revenues. Accordingly, our past performance raises a doubt that in the future we may be unable to generate revenues sufficient to result in positive earnings per share to our stockholders. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable. We will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate sufficient revenue to fund our operations or achieve profitability in the future. Even if we do achieve profitability, we may not be able to sustain or increase profitability. If we are not able to generate revenues sufficient to fund our operations through product sales or if we are not able to raise sufficient funds through investments by third parties, it could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment. Throughout this prospectus, our “products” refers to the real estate that we intend to develop and the building (“home”) kits we intend to design.

Our independent auditors have indicated that they have substantial doubts about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2014 and our consolidated financial statements for the year ended December 31, 2015 were prepared based on the assumption that we will continue our operations as a going concern. In their report on our consolidated financial statements for the year ended December 31, 2015 and financial statements for the year ended December 31, 2014, our auditors expressed that there is substantial doubt as to our ability to continue as a going concern due to our significant losses and working capital deficiency at December 31, 2015. We have incurred operating losses since our formation and expect to incur losses and negative operating cash flows for the foreseeable future. We expect to incur substantial losses for the foreseeable future and may never become profitable. We also expect to continue to incur significant operating and capital expenditures for the next several years and anticipate that our expenses will increase substantially in the foreseeable future. We also expect to experience negative cash flow for the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and maintain profitability. We may not be able to generate these revenues or achieve profitability in the future. Our failure to achieve or maintain profitability could negatively impact the value of our Common Stock.

9

Since our inception, our assets have mainly consisted of loans, of which substantial part went into default.

Since our inception in April 2012, a majority of our assets have consisted of loans made to third parties. As of December 31, 2015, loans in the aggregate amount of $1,071,000 were outstanding, of which two loans in the aggregate principal amount of $430,000 were in default. One loan with a non-affiliate borrower with a balance of $330,000 is currently in default and we are in the process of foreclosing on the real property securing this loan. A motion for summary judgment was filed by the foreclosure attorney in December 2015. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $55,786 and $0, respectively. The other loan in default as of December 31, 2015 was issued to affiliated borrower with principal amount of $100,000. As of December 31, 2015 and December 2014, the amount of accrued interest was $17,529 and $3,529, respectively. This loan is in default for non-payment of interest payments, and a 100% allowance totaling $117,529 for bad debt has been recorded for both principal and accrued interest at December 31, 2015. There can be no guarantees that we will be able to collect on any indebtedness outstanding (present or future), and in the event we cannot collect monies owed us under any such indebtedness, our overall financial condition would suffer and could decrease the value of your investment in our Common Stock.

If we fail to raise sufficient capital in this Offering, we will need additional financing to fund our intended business and plan operations and there can be no assurance that such financing will be available to us on terms acceptable to us, or at all.

As of December 31, 2015, the Company had cash available of $214,784. We forecast that if all of the shares offered by the Company are sold in this Offering, we will be able to fund our planned growth and operations for the next 24 months. However, if we fail to raise sufficient capital in this Offering, we will need additional financing to fund our intended operations and there can be no assurance that such financing will be available to us on terms acceptable to us, or at all. At December 31, 2015, we had outstanding debt in the principal amount of $1,400,000 which matures from time to time starting from March 2016 and continuing through June 2017. On December 16, 2015, we paid $750,833 towards a 6% promissory note we had sold to non-affiliated third party in June 2014 for the principal amount of $1,000,000 due to the lender’s early demand for repayment, and such debt was extinguished and deemed satisfied in full. Our failure to repay our debt or successfully negotiate an extension thereof could have a material adverse effect on our business. Although we are not planning to do so, we may elect repaying all or part of this debt using the net proceeds from this Offering. If we elect repaying our current debt from the proceeds of this Offering, such payments to our lenders will be non-refundable. Furthermore, if we repay this debt from the net proceeds from this Offering, such repayment will decrease the amount of working capital available to us, which may detrimentally affect stockholders’ equity and the results of our future operations.

We may not sell enough shares of Common Stock in this Offering to develop our Seasons Creek development in Chesterfield County, VA.

On December 11, 2015, the Company, through our subsidiary, Seasons Creek Development, LLC, a Virginia limited liability company, purchased a 28.8-acre parcel of land in Chesterfield County, Virginia zoned for new construction of 70 residential, single-family homes for $211,336 in cash. We are planning on building homes of average size 2,350 square feet, or total development of 164,500 square feet of buildable living space. We have currently allocated and up to $5,800,000 for construction and other customary costs associated with building 70 homes on this parcel of land contingent upon us selling more than 50% of the common stock in this Offering. The first 50% of the net proceeds from this Offering are planned for uses other than the construction of the 70 houses at Seasons Creek, including $3,250,000 for land development and $2,000,000 for for the purchase of new land for development for purposes of future construction and properties for remodeling. There can be no guarantee that we will be able to sell a sufficient amount of shares of Common Stock in this Offering to fund such activities. Our failure to sell enough shares to fund these activities will cause us to alter our current plans and/or seek other financing which might not be available to us on favorable terms or at all. If we alter our plans or are not able to obtain alternative financing, we may have to resell the parcel of land which could adversely affect our business strategy and the value of your Common Stock.

We may be unable to collect receivables when due or at all.

We rely in part, on receiving the principal and interest under the Notes receivable underlying substantial part of our assets. Although we normally require substantial collateral to secure the Notes and are evaluating the risks and merits of the loans from time to time, we cannot guarantee that we will be able to collect all or part of the amounts owed to us under the Notes receivable. Furthermore. we are not a financial institution and are not required to evaluate our Notes receivable under ASC 310-10-35 (FAS 114). If we are unable to collect any amount of the Notes receivable, we will be forced to recognize a bad debt and the value of our assets may decrease, which would render a detrimental effect on our stockholder equity and value of your investment into our securities may be also affected.

We must attract and retain talented personnel in order to succeed.

Our success will depend on the combined skills of our management. There can be no assurance that we will be able to recruit and retain the employees we will need in order to successfully execute our business plan. If we are unable to recruit and retain appropriate personnel, our ability to successfully execute our business plan will be severely constrained. In addition, the loss of any key employees, including any of the members of our management team, could have a material adverse effect on our business, financial condition and operating results. There can be no assurance that any persons who may be employed by us will remain with us.

We may fail to successfully manage the growth of our business, which could adversely affect our operating results.

As we expand our operations, this expansion could place significant strain on our management, operational and financial resources. To manage future growth, we will need to continue to hire, train, and manage additional employees. In addition, upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the reporting obligations under the Exchange Act. These reporting obligations, as well as our need to comply with applicable securities laws, may place significant demands on our management team. As we grow, we will need to add additional accounting staff and continue to improve our financial, accounting and information systems and internal controls in order to fulfill our reporting responsibilities and to support expected growth in our business. Our current and planned systems, procedures and controls may not be adequate to support our anticipated growth or management may not be able to effectively hire, train, retain, motivate and manage required personnel. Our failure to manage growth effectively could limit our ability to achieve our marketing and commercialization goals or to satisfy our reporting and other obligations as a public company.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs.

Our officers and directors currently, but are not required to, commit their full-time to our affairs, which may result in a conflict of interest in allocating their time between our operations and their other businesses. Each of our officers is also engaged in several other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. We estimate that certain of our officers will on average dedicate a majority of their professional time to our affairs. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

10

Our executives and Chairman hold similar positions with Helpful Technologies, Inc., an affiliate of the Company, and will face potential conflicts of interest that could result in actions that are not in the best interests of the Company.

Sergey Gurin, our Vice-President, Interim Chief Financial Officer and a director, also serves as the President and as a director of Helpful Technologies, Inc., a Florida corporation primarily engaged in patent licensing in the automotive, mining and alternative industries (“HTI”), and its affiliates and subsidiaries. Dr. Maxim Temnikov, our President, Chief Executive Officer and a director, also serves the Vice President of HTI, and Earl B. Hailston. our Chairman, is also the Chairman of the Board of Directors of HTI. As a result of their business affiliations, our officers and directors may have legal obligations relating to presenting available business opportunities to multiple entities. The conflicts of interest may arise when our Board evaluates a particular business opportunity with respect to the businesses with which our officers and directors are affiliated. Also, under Article X of our Third Amended and Restated Articles of Incorporation, the doctrine of corporate opportunity, or any other analogous doctrine, does not apply to our officers and directors in such circumstances where the application of such doctrine would conflict with any fiduciary duties or contractual obligations they may have currently or in the future. This means that our officers and directors are not prohibited from taking an opportunity that rightfully belongs to the Company nor are they required to present any opportunity to the Company if there are any other entities to which they are required to present those opportunities. There is no assurance that these conflicts will be resolved in the Company’s favor or that our officers and directors will present any business opportunities to our attention rather than to other entities to which they are required to present them.

Our success is highly dependent on our management team.

In the early stages of development. the Company’s business will be significantly dependent on the Company’s Management team. The Company’s success will be particularly dependent upon Maxim Temnikov, our President, Chief Executive Officer and a director, and Sergey Gurin, our Vice President, Interim Chief Financial Officer and a director. The loss of the services of Dr. Temnikov or Mr. Gurin would have a material adverse effect on the business of the Company and the business of the Company.

Our officers and directors can exert significant influence over us and may make decisions that are not in the best interests of all stockholders.

Our officers and directors currently beneficially own approximately 79.9% of our Common Stock (based on 2,100,000 shares of outstanding Common Stock), and, therefore, control the Company. Assuming all of the 14,500,00 shares offered by the Company in this Offering are sold, they will beneficially own approximately 10.02% of the outstanding shares of Common Stock of the Company (based on 16,600,000 shares of outstanding Common Stock), or approximately 7.61% of the outstanding shares of Common Stock if all 14,500,000 shares of Common Stock sold by the Company and the 400,000 shares registered for resale on behalf of our officers and directors in the registration statement of which this prospectus is a part are sold. Currently and until 1,266,092 shares are sold in this Offering, our officers and directors will continue to have majority control of outstanding equity securities (assuming no outstanding securities are exercised exchanged for, or converted into Common Stock), and they will be able to affect the outcome of, or exert significant influence over, all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our voting securities could have the effect of delaying or preventing a change of control of us or otherwise discouraging or preventing a potential acquirer from attempting to obtain control of us. This, in turn, could have a negative effect on the market price of our Common Stock. It could also prevent our stockholders from realizing a premium over the market prices for their Common Stock. Moreover, the interests of this concentration of ownership may not always coincide with our interests or the interests of other stockholders, and accordingly, they could cause us to enter into transactions or agreements that we would not otherwise consider. Since our inception in April 2012, we have issued notes receivable to affiliated parties. As of December 31, 2015 one of our affiliated party notes with principal amount of $100,000 is in default. As of December 31, 2015 and December 2014, the amount of accrued interest was $17,529 and $3,529, respectively. This loan is in default for non-payment of interest payments, and a 100% allowance totaling $117,529 for bad debt has been recorded for both principal and accrued interest at December 31, 2015. There can be no guarantees that we will be able to collect on any indebtedness outstanding (present or future), and in the event we cannot collect monies owed to us under any such indebtedness, our overall financial condition would suffer and could decrease the value of your investment in our Common Stock.

In the future, our executive officers may negotiate employment agreements with us on the terms that may be in disagreement with your interests and, because our executive officers are also our controlling stockholders, you may not be able to influence the outcome of these negotiations, and receive a lesser or no return on investment.

As of the date of this Offering, neither Dr. Temnikov nor Mr. Gurin are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amounts of time they devote to us in any time period vary based upon the stage of our business developments. Accordingly, once suitable projects are identified, these executives will spend more time investigating such target projects, conducting due diligence, and negotiating and managing the engagement into selected projects, and, consequently, would be required to spend more time on our affairs than had been spent prior to locating a suitable project. For this reason, after receiving the net proceeds from this Offering, the members of our management team who remain with us will be required to negotiate separate agreements with the Chairman of the Board and the independent directors elected and appointed by our stockholders. The terms and conditions of these agreements may be not acceptable to you, but because you have no voting ownership of the Company, you will be unable to influence the Board’s decision in regard to these terms and conditions.

We do not require our homebuilding partners who borrow money from us to provide us with collateral.

When we provide financial assistance to our homebuilding partners to purchase land or property, we may do so by issuing an unsecured loan to the Project LLC conducting the homebuilding project. We do not require our partners in such Project LLC to provide any collateral for such loan. Initially, the land or property we (acting together with our homebuilding partners through our Project LLC) purchase using the proceeds of such loan may serve as collateral for our loan to the Project LLC. If and when our partners obtain mezzanine financing and/or bank loans for the project, we may use the land and property as security for such financing, in addition to the personal guarantees of our partners secured by their personal assets.

11

If our partners provide us with collateral, we will not require them to insure such collateral.

It is customary for lenders to homebuilders to require borrowers to provide title insurance and hazard insurance with minimum coverage amounts set by the lender. We do not plan to require some or all of our homebuilders to provide either title or hazard insurance on their collateral for our loans to them. For this reason, your investment in our securities is exposed to an additional risk of losing your investments. The homebuilder may have a fire or other property damage claim, which normally would be covered by insurance, but may result in a loss on the loan because insurance proceeds are not available.

We may lose our payment deposits.

We intend to pay for architectural, engineering and other services in connection with the requested rezoning of land and properties prior to closing on the properties. If we do not raise sufficient capital during the period between payment of the deposits and closing on the properties, or if we do not close on the properties for any other reason, we may lose the deposits, in which case our financial conditions and result of operations will be affected and investors may lose a part or all of their investments.

Our management has no experience successfully rezoning properties in the United States, which will be an important component of our business plan.

Our management has no experience successfully rezoning properties in the United States. We expect that rezoning will be an important part of our business plan. Failure to rezone a potential project property may result in the inability to do the project at all. As a result, our financial conditions and result of operations will be affected.

Our pilot projects may perform worse than expected.

Our pilot projects may perform worse than expected. If that happens, it could be detrimental to the company and you may lose a part of or your entire investment.

There is no guarantee that we will acquire a 3-D printer or that it be a successful endeavor if we do.

There are is guarantee that we will be able to procure a 3-D printer at all. Also, there is no guarantee that if we do, that it will be of high quality, that we will be able to operate it properly, or that it will be a successful endeavor which could be detrimental to our company and to our growth strategy and you may lose a part of or your entire investment.

We may not be able to exercise full control over our projects operated under the Project LLCs.

We organized our recent acquisition of a 28.8-acre parcel of land in Chesterfield, Virginia and intend to organize our future homebuilding projects by using Project LLCs. These Project LLCs will initially be formed as our wholly-owned subsidiaries; however, as we attract private investments into the Project LLCs to finance the land development and construction of properties, our ownership of the Project LLCs will decrease to the extent the private investors purchase equity of the Project LLCs. Furthermore, the Project LLCs may finance their land development and construction operations by issuing preferred and/or ordinary membership interests to their lenders, which may further decrease our voting power and ownership interest in the Project LLCs. Resulting from such decrease of our ownership and voting power, we may become unable to exercise full control over the Project LLCs in which we share ownership interest with others, as well as the ability of other owners of the Project LLC to prevent us from taking actions regarding the Project LLCs that require a unanimous vote of all members. If we become unable to exercise an adequate control over the Project LLCs, our financial performance and results of operations may differ significantly from anticipated results at the time of this Offering, which may render a detrimental effect on your stockholder equity and earnings. As a result, you may lose part of or your entire investment into our shares of Common Stock. Also, there is no guarantee that we will enter into these new projects due to similar or different reasons, in which case we may spend our working capital inefficiently and you may lose part of or your entire investment into our company.

The homebuilding recovery has continued its progression at a slow and steady pace; however, a downturn in the recovery or decline in economic conditions could adversely affect our operations.

Demand for new homes is sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, the availability of financing and interest rate levels. The prior economic downturn severely affected both the housing market in certain demographics, both in the number of homes sold and the prices for which they were sold. We cannot predict whether the recovery in the housing market will continue. If the recovery were to slow or stop, or economic conditions were to worsen, the resulting decline in demand for new homes would negatively impact our business, results of operations and financial condition.

A decline in land values could result in write-downs.

Inventory risks are substantial for the homebuilding industry. There are risks inherent in controlling, owning and developing land and if housing demand declines, we may own land or lots at a cost we will not be able to recover fully, or on which we cannot build and sell homes profitably. There can be significant fluctuations in the value of undeveloped land, building lots and housing inventories related to changes in market conditions. As a result, any future deposits for building lots controlled under option or similar contracts could be be put at risk, we may have to sell homes we build or land we acquire for lower than anticipated profit margins or we may have to record inventory impairment charges with regard to our developed and undeveloped land and lots. If market conditions were to deteriorate significantly in the future, we could be required to make significant write downs with regard to our land inventory, including the 28.8-acre parcel of land we purchased in December 2015 in Chesterfield, VA. Any write-downs would decrease the asset values reflected on our balance sheet and adversely affect our earnings and our stockholders' equity.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing costs of land, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which would have a negative impact on demand for our homes. In an inflationary environment, depending on homebuilding industry and other economic conditions, we may be precluded from raising home prices enough to keep up with the rate of inflation, which would reduce our profit margins.

Homebuilding and land acquisition are very competitive industries, and competitive conditions could adversely affect our business or financial results.

The homebuilding and land acquisition industries are highly competitive. Homebuilders compete not only for homebuyers, but also for desirable land, financing, raw materials, skilled management and labor resources. We will compete in each of our intended markets with numerous national, regional and local homebuilders. We will also compete with sellers of existing homes, including foreclosed homes, and with rental housing. These competitive conditions can reduce the number of homes we deliver, negatively impact our selling prices, reduce our profit margins, and cause impairments in the value of our inventory or other assets. Competition can also affect our ability to acquire suitable land, raw materials and skilled labor at acceptable prices or other terms.

We may be subject to significant potential liabilities as a result of warranty and liability claims made against us.

As a homebuilder, we will be subject in the ordinary course of our business to warranty and construction defect claims. We will also subject to claims for injuries that occur in the course of construction activities. We intend to have, and many of our subcontractors will be required to have, general liability, property, workers’ compensation and other business insurance. These insurance policies are intended to protect us against a portion of our risk of loss from claims, subject to certain self-insured retentions, deductibles and other coverage limits. However, it is possible that this insurance will not be adequate to address all warranty, construction defect and liability claims to which we will be subject. Additionally, the coverage offered and the availability of general liability insurance for construction defects are currently limited and policies that can be obtained are costly and often include exclusions based upon past losses those insurers suffered as a result of use of defective products in homes we intend to build.

Products supplied to us and work done by subcontractors could expose us to risks that could adversely affect our business.

We may rely on subcontractors to perform the actual construction of our homes, and in many cases, to select and obtain building materials. Despite our detailed specifications and quality control procedures, in some cases, subcontractors might use improper construction processes or defective materials. Defective products widely used by the homebuilding industry can result in the need to perform extensive repairs to large numbers of homes. The cost of complying with our warranty obligations might be significant if we are unable to recover the cost of repairs from subcontractors, materials suppliers and insurers.

There is no guarantee that we will be able to adequately protect our intellectual property.

Our intellectual property is comprised of the proprietary design of novel construction materials and knowledge of the methods of their assembly into the building structures, including but not limited to foundations, walls, roofs, etc. We intend to protect our intellectual property by filing patent applications with the U.S. Patent and Trademark Office from time to time. Even if we file the patent applications, there is no guarantee that patents will be granted for these applications. If patents are granted, there is no assurance that a party would respect these patents and our intellectual property rights. If a party violates our patent rights, there is no assurance that we will become aware of such violation. Defending intellectual properties in the court of law is very costly. There is no assurance that we will be able to obtain funds sufficient to defend our intellectual property rights in the court of law, or, if such funds are obtained, there is no assurance we will be able to win in litigation proceedings. Even if we are successful in defending our properties in the court of law, the violators might not be able to pay us any damages or fees, if awarded. We are also planning to protect our intellectual property by requiring our key employees, contractors and partners to sign written agreements restraining them from using our intellectual property for commerce without our participation. Such agreements will include, among other provisions, non-competition and confidentiality requirements. There is no guarantee that any of our contractors or partners will agree to signing these agreements. Even if these agreements are signed, there is no guarantee that any of our employees, contractors or partners will continually comply with the terms of these agreements. Furthermore, there is no guarantee that we will be able to discover violations and enforce our patent rights and the rights under these agreements in the court of law. If discovered, there is also no guarantee that we will be able to effectively defend our intellectual property rights in the court of law. Even if we are successful in defending our properties in the court of law, the violators would be able to pay us any damages or fees, if awarded.

RISK FACTORS RELATING TO OUR INDUSTRY

We operate in highly competitive industry.

The real estate development and financing industry is highly competitive, and the Company will face competitors with significantly greater resources, capital and experience in the industry. The success or failure of the Company’s business will depend, in part, upon its ability to acquire new assets (land and property) of sufficient quality and on favorable terms, and its ability to invest and reinvest its cash resources an efficient manner.

12

Our business is subject to governmental regulations that may delay, increase the cost of, prohibit or severely restrict our development and sale of homes and reduce our revenues and cash flows.

We are subject to laws and regulations that affect the land development and home building process, including laws and regulations related to zoning, permitted land uses, building design, access to water and other utilities, water and waste disposal and use of open spaces. We must also obtain permits and approvals from local authorities to complete residential development or home construction. The laws and local regulations under which we and our subcontractors operate may result in delays in construction and development.

Regulatory and other changes in the industry may adversely affect our ability to produce, and reduce demand for, our products.

Federal, state, local and foreign government laws, regulations and policies concerning the home building industry may heavily influence the market for our products, which could make it more difficult or costly for us to develop, manufacture or market our products. We cannot predict how changes in regulation or other industry changes will affect the market for our products or impact our ability to distribute, install and service our products.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our working capital having sufficient liquidity to fund such investments.

Our success in building and selling of our proposed new homes depends in part upon the continued availability of suitable improved lots at acceptable prices. The availability of improved land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of future new homes, we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our limited cash resources.

Raw material and labor shortages and price fluctuations could delay or increase the cost of home construction and adversely affect our operating results.

The homebuilding industry has from time to time experienced raw material and labor shortages. In particular, shortages and fluctuations in the price of raw materials could result in delays in the start or completion of, or increase the cost of, developing our residential communities. In addition, we contract with subcontractors to construct our homes. Therefore, the timing and quality of our construction depend on the availability, skill, and cost of our local subcontractors. Delays or cost increases caused by shortages and price fluctuations could harm our operating results, the impact of which may be further affected depending on our ability to raise our future sales prices to offset increased costs.

We will be dependent upon building partners, general contractors, subcontractors, vendors, and suppliers.

Our success will be dependent upon building partners, general contractors, subcontractors, vendors, and suppliers. There is no guarantee that any of them will be able to perform well, at all, or that it will be a successful endeavor. If any of these risks will render an influence on our business, you may lose a part of or your entire investment.

The competitive conditions in the home building industry could increase our costs, reduce our revenues and earnings and otherwise adversely affect our results of operations and cash flows.

The home building industry is highly competitive and fragmented. We compete with a number of national, regional and local builders. We compete primarily based on price, location, design, quality, service and reputation. Some of our competitors have greater financial resources than we do. We also will compete with sales of existing homes and condominiums, foreclosure sales of existing homes and condominiums in our target markets. A continued oversupply of competitively priced resale, foreclosure in our local markets could adversely affect our ability to sell our proposed new homes in our target markets.

13

Our ability to sell homes and, accordingly, our results of operations, will be affected by the availability of mortgage financing to potential home buyers.

It is our belief that most home buyers finance their purchase of a new home through third-party mortgage financing. Increases in interest rates and decreases in the availability of consumer mortgage financing will depress the market for new homes. For instance, recent initiatives to tighten underwriting standards have made mortgage financing more difficult to obtain for entry-level home buyers. Even if potential home buyers do not experience difficulty securing mortgage financing for their purchase of a new home, increases in interest rates and decreased mortgage availability could make it harder for them to sell their existing homes. This could adversely affect the future sales of our proposed new homes.

Our success depends on the availability of suitable undeveloped land and improved lots at acceptable prices and our working capital having sufficient liquidity to fund such investments.

Our success in building and selling of our proposed new homes depends in part upon the continued availability of suitable improved lots at acceptable prices. The availability of improved land for purchase at favorable prices depends on a number of factors outside of our control, including the risk of competitive over-bidding on land and lots and restrictive governmental regulation. Should suitable land opportunities become less available, the number of future new homes, we may be able to build and sell would be reduced, which would reduce revenue and profits. In addition, our ability to make land purchases will depend upon us having sufficient liquidity to fund such purchases. We may be at a disadvantage in competing for land due to our limited cash resources.

There is no assurance and no guarantee that we will be able to develop novel construction methods and processes.

There is no assurance and no guarantee that we will be able to develop our intended novel construction method and process for erecting a bearing wall in part or in full, as well as no guarantee that such technology will be competitive to current and then-invented technologies, methods or systems. Furthermore, if such technology is developed, there is no guarantee that we will be able to market it with success or at all, and if marketed, there is no guarantee that such technology will achieve a sustainable competitive advantage or gain a defendable market share.

There is no guarantee that we will commence any projects.

We are currently conducting initial review and feasibility studies for certain projects. However, there is no guarantee that our feasibility studies and reviews will result in our decision to undertake these projects. Furthermore, there is no guarantee that such land will be available by the time we decide to undertake these projects and express our desire to pay deposits to enter into land purchase agreement. Even if such land is available, there is no guarantee that such land will be at that time available to us on terms and conditions acceptable to us. If we do not enter into these projects, we will have to spend additional time and monetary resources (including part of the net proceeds from this Offering) to conduct feasibility studies and originate other projects. If we do so, there is no guarantee that we will enter into these new projects due to similar or different reasons, in which case we may spend our working capital inefficiently and you may lose part of or your entire investment into our company.

Our technologies are unproven.

The EVG-3D and other technologies based on which we are developing our building kits and which we anticipate using in construction are untested and there are no guarantee such technologies will be accepted by the market, and, if accepted, that such technologies would be competitive enough to enable us reach and defend a sustainable market power. Furthermore, there is no guarantee that we will be able to effectively deploy these technologies to compete with the traditional construction methods. If any of these risks will render an influence on our business, you may lose a part of or your entire investment. There is no assurance that our building kits will pass regulatory testing and, if they do not pass, it could be detrimental to our company and you may lose a part of or your entire investment.

14

Changes in economic and market conditions could result in the future sale of new homes at a loss or holding land in inventory longer than planned, the cost of which can be significant.

Land inventory risk can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The market value of buildable lots, and housing inventories can fluctuate significantly as a result of changing market conditions. In the event of changes in economic or market conditions, we may have to sell our future homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses in a poorly performing project or market.

RISK FACTORS RELATING TO OUR SECURITIES

Because our offering will be conducted on a “best efforts” basis, there can be no assurance that we can raise the money we need.

The shares being offered by the Company in this Offering are being done by the Company’s officers and directors on a “best efforts” basis without the benefit of an underwriter and there is no minimum offering amount that we have to close on. We can provide no assurance that this Offering will be completely sold out, or that we will sell any shares of Common Stock at all.

The price of our shares in this Offering has been arbitrarily determined by us and may not reflect the actual market price for the securities.

The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share. However, the price may not be indicative of the prevailing market price, if any, for the Common Stock in the trading market after this Offering. The market price of the securities offered herein, if any, may decline below the offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

We will be subject to the reporting requirements under the federal securities laws which will increase our expenses.

When this registration statement, of which this prospectus is a party, is declared effective by the SEC, we will be required regularly file quarterly and annual reports with the SEC on Forms 10-Q and 10-K, respectively, as well as current reports on Form 8-K as required by such form. Preparing and filing annual, quarterly and current reports with the SEC is a costly and time-consuming process and which will require us to retain a PCAOB-registered independent auditor and an experienced securities attorney as well as utilizing the services of a filing agent to convert our reports into the SEC’s EDGAR format and any financial statements contained therein into SEC’s XBRL format. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting.

Ineffective internal controls over financial reporting could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary to provide reasonable assurance with respect to its financial reports and to effectively prevent fraud. Once this registration statement is declared effective by under the Securities Act, we will need to file quarterly, annual and current reports with the SEC. Pursuant to the Sarbanes-Oxley Act of 2002, the Company will be required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control in its annual report on Form 10-K. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If the Company fails to maintain the adequacy of its internal controls, including any failure to implement required new or improved controls, the could fail to meet its reporting obligations, and there could be a material adverse effect on its stock price.

Our undesignated Preferred Stock may inhibit potential acquisition bids; could adversely affect the market price for our Common Stock and the voting rights of holders of our Common Stock.

Our Articles of Incorporation provides our Board of Directors with the authority to issue up 10,000,000 shares of “blank check” Preferred Stock and to determine or alter the rights, preferences, privileges and restrictions granted to or imported upon these shares without further vote or action by our stockholders. The issuance of shares of Preferred Stock may delay or prevent a change in control transaction without further action by our stockholders. As a result, if a market was to ever develop for our Common Stock, the market price of our Common Stock may be adversely affected. In addition, if we issue Preferred Stock in the future that has preference over our Common Stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if we issue Preferred Stock with voting rights that dilute the voting power of our Common Stock, the rights of holders of our Common Stock or the market price of our Common Stock could be adversely affected.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to submit an application with OTC Markets for quotation of our Common Stock on the OTCQB after the registration statement relating to this prospectus is declared effective by the SEC. If for any reason our Common Stock is not quoted on the OTCQB or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their Common Stock should they desire to do so. No market makers have committed to becoming market makers for our Common Stock and none may do so. There is no assurance that if we file an application with the OTC Marketplace for quotation of our stock our application will be approved. Even if our application is approved, a market for our Common Stock may not develop or be sustained. If an active market for our securities does not develop, it may be difficult for you to sell shares you purchase in this Offering without depressing the market price for the shares or at all. As a result of these and other factors, you may not be able to sell your shares of our Common Stock at or above the initial price offered herein or at all. Further, an inactive market may also impair our ability to raise capital by selling shares of our Common Stock and may impair our ability to enter into strategic partnerships or acquire companies by using our shares of Common Stock as consideration.

15

In the event that our Common Stock becomes quoted on the OTCQB, it may l be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	that a broker or dealer approve a person’s account for transactions in penny stocks; and

●	the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

●	the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Common Stock and cause a decline in the market value of stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If and when our Common Stock becomes quoted on the OTCQB, FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that are required in recommending an investment to a customer. A broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

16

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our Common Stock to decline and delay the development of our products. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

Our management has no experience conducting a best-efforts offering or serving as executives of a publicly traded United States company.

Our management has no experience conducting a best-efforts offering. As a result, we may not be successful in raising as many funds as anticipated and the requirements of conducting such an offering may distract our management. Further, our management has no experience serving as executives of a publicly traded US company, and as a result may be distracted from the core business of the Company due to the time and effort required to comply with regulations applicable to US public companies.

The requirements of being a public company may strain our resources and distract our management.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will become a reporting company with the SEC and will be required regularly file quarterly and annual reports with the SEC on Forms 10-Q and 10-K, respectively, as well as current reports on Form 8-K as required by such form. Preparing and filing annual, quarterly and current reports with the SEC is a costly and time-consuming process and which will require us to retain an experienced securities attorney as well as utilizing the services of a filing agent to convert our reports into the SEC’s EDGAR format and any financial statements contained therein into SEC’s XBRL format. Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting.

Also, Section 404 of the Sarbanes-Oxley Act requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and include a report of management on our internal control over financial reporting in our annual report on Form 10-K. That report must contain an assessment by management of the effectiveness of our internal control over financial reporting and must include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We believe it is likely that the Board of Directors will continue to conclude, that it is in the best interests of the Company and its stockholders to retain all earnings (if any) for the development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

17

If our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the OTCQB, we will be required to remain current in our filings with the SEC in order for shares of our Common Stock to continue to be eligible for such quotation. If our shares are not eligible for quotation on the OTCQB, investors in our Common Stock may find it difficult to sell their shares.

State securities law may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase shares of our Common Stock sold pursuant to this Offering, you may not be able to resell the shares in a certain state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for the Common Stock will be limited, which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

If we take advantage of specified reduced disclosure requirements applicable to an “emerging growth company” under the JOBS Act, the information that we provide to stockholders may be different than they might receive from other public companies.

As a company with less than $1 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” under the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding advisory votes on executive compensation or golden parachute arrangements;

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1 billion in annual revenues, we have more than $700 million in market value of our stock held by non-affiliates, or we issue more than $1 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have not taken advantage of any of these reduced reporting burdens in this prospectus, although we may choose to do so in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

18

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

●	ability to raise capital sufficient for performance of our projects and business plans;

●	ability to identify and complete commercially viable projects;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our acquisitions, as a result of which they would then receive expense reimbursements;

●	pool of prospective acquisition candidates;

●	the ability of our officers and directors to generate a number of potential investment opportunities;

●	potential change in control and/or dilution if we acquire one or more target businesses for stock;

●	the potential liquidity and trading of our securities;

●	the lack of a market for our securities;

●	use of proceeds paid to Selling Stockholders and not received by us; or

●	financial performance following this Offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Industry and Market Data

This prospectus contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. We obtained the industry and market data in this prospectus from our own research as well as from industry and general publications, surveys, and studies conducted by third parties, some of which may not be publicly available. Estimates, forecasts, and surveys are periodically updated by third parties and may materially impact projections in the future.

19

SELLING STOCKHOLDERS

We are registering for resale an aggregate of 525,658 shares of our Common Stock by the Selling Stockholders identified below. The Selling Stockholders acquired the foregoing shares of our Common Stock under the exemption from the registration requirements of the Securities Act afforded the Company by Section 4(a)(2) promulgated thereunder. We are registering the shares of Common Stock to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.”

The table below sets forth the name of each Selling Stockholder, the amount of securities of the class beneficially owned by such Selling Stockholder prior to the Offering, the amount to be offered for the Selling Stockholders’ account, the amount and (if one percent or more) the percentage of the class to be owned by such Selling Stockholder after completion of the Offering (assuming the Company sell’s all 14,500,000 shares of Common Stock offered by the Company in this Offering), and the nature each Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

Unless otherwise indicated, none of the Selling Stockholders have been an officer or director of the Company or any of its subsidiaries, predecessors or affiliates within the last three years nor have they had a material relationship with the Company or any of its subsidiaries, predecessors or affiliates within the last three years.

Based on representations made to us by the Selling Stockholders and to the best of our knowledge, no Selling Stockholders are a FINRA-registered broker-dealer or has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the Common Stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

We will not receive any proceeds from the sale of the shares sold by the Selling Stockholders. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any. We have no contractual obligations to provide any of our stockholders with registration of their shares. The following table indicates each Selling Stockholders and the amount of shares included for the registration for sale with this prospectus. There is no assurance and no guarantee that the Selling Stockholders will sell all or any number of the shares we are registering for sale in this Offering.

20

	Before Offering		After Completion of Offering
Selling Stockholder	Amount of Common Stock Owned	Amount of Common Stock Offered for Selling Stockholder’s Account	Amount of Common Stock to be owned by Selling Stockholder	Percentage of Common Stock to be owned by Selling Stockholder(1)
Temnikov, Maxim, Ph.D. (2)	830,712	200,000	630,712	3.8%
Guirin, Sergey (3)	832,334	200,000	632,334	3.8%
FVZ LLC (4)	411,296	100,000	311,296	1.9%
Albrekht, Ilya	163	163	0	0.0%
Aravanis Investments Inc.(5)	11	11	0	0.0%
Azarpad, Amir	456	456	0	0.0%
Basuki, Royanto	1	1	0	0.0%
Belousova, Nadezda	10	10	0	0.0%
Capital Group of Broward Inc. (6)	7	7	0	0.0%
Cegielski, Marek	8,728	8,728	0	0.0%
Chalmers, John	7	7	0	0.0%
Cheverda, Victor	34	34	0	0.0%
Cooper, Novelette	3	3	0	0.0%
Dimitrov, Valentin	3,018	3,018	0	0.0%
Estrin, Igor	7	7	0	0.0%
Faynberg, Leonid	3	3	0	0.0%
Finley, Chandler	45	45	0	0.0%
Fowler, William	9	9	0	0.0%
Galkin, Oleg	267	267	0	0.0%
Gregg, Ronald	81	81	0	0.0%
Gurin, Pavel (7)	3	3	0	0.0%
Gurin, Victor (8)	12	12	0	0.0%
Gurina, Olga (9)	917	917	0	0.0%
Gurina, Tatyana (10)	198	198	0	0.0%
Hersh, Kenneth	106	106	0	0.0%
Jekov, Jivko	6	6	0	0.0%
Katz, Zena(11)	404	404	0	0.0%
Makarov, Pavel	163	163	0	0.0%
Meltser, Mark	65	65	0	0.0%
Mikheleva, Ganna	10	10	0	0.0%
Moshkov, Alexey	1	1	0	0.0%
Novak, Peter	2	2	0	0.0%
Onuchin, Ivan	190	190	0	0.0%
Perkal Provornyy, Iakov	1,961	1,961	0	0.0%
Permiakov, Serguei	2	2	0	0.0%
Provornaya, Liya	25	25	0	0.0%
Remenson, Ella	2	2	0	0.0%
Reshetnyak, Viatcheslav	190	190	0	0.0%
Sarkisyan, Susanna	13	13	0	0.0%
Savitt, Sean	2	2	0	0.0%
Sharin, Valeriy	81	81	0	0.0%
Shembel, Olena	1	1	0	0.0%
Stano, Slavomir	4	4	0	0.0%
Tate, Regan	81	81	0	0.0%
Toci, Alessandro	5	5	0	0.0%
Trejbal, Petr	1,748	1,748	0	0.0%
Wedziuk, Dariusz	571	571	0	0.0%
Woods, Garfield	325	325	0	0.0%
Yalunin, Andrei	5,720	5,720	0	0.0%
TOTAL:	2,100,000	525,658	1,574,342	9.5%

21

(1)	There are 2,100,000 shares of Common Stock of the Company currently outstanding. Percentages are based on an aggregate of 16,600,000 shares of Common Stock, consisting of (i) 2,100,000 shares of Common Stock outstanding immediately prior to the Offering and (ii) 14,500,000 shares of Common Stock offered by the Company in this Offering and assuming the all shares offered by the Company are sold.

(2)	Dr. Temnikov serves as the President, Chief Executive Officer and a member of the Board of Directors of the Company.

(3)	Mr. Gurin serves as the Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company.

(4)	Ms. Fay Katz and Mr. Val Zevel have voting and dispositive control of the securities held by FVZ, LLC.

(5)	Mr. John Aravanis have voting and dispositive control of the securities held by Aravanis Investments Inc.

(6)	Mr. Amir Azarpad and Mr. Ramin Farahmand have voting and dispositive control of the securities held by Capital Group of Broward Inc.

(7)	Brother of Sergey Gurin, the Company’s Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company. Mr. Gurin is not deemed to the be the beneficially owner of these shares under Rule 16a-1 of the Exchange Act.

(8)	Father of Sergey Gurin, the Company’s Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company. Mr. Gurin is not deemed to the be the beneficially owner of these shares under Rule 16a-1 of the Exchange Act.

(9)	Former wife of Sergey Gurin, the Company’s Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company. Mr. Gurin is not deemed to the be the beneficially owner of these shares under Rule 16a-1 of the Exchange Act.

(10)	Daughter of Sergey Gurin, the Company’s Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company. Pursuant to Rule 16a-1 of the Exchange Act, Mr. Gurin is deemed to have a pecuniary interest and be the beneficial owner of shares held by his daughter due to the fact that she is a family member and resides in the same household. However, Mr. Gurin disclaims beneficial ownership of these shares under Section 13d-4 of the Exchange Act for the purposes of Section 13(d) or Section 13(g) of the Exchange Act.

(11)	Zena Katz is the sister of Fay Katz. Fay Katz has shared voting and dispositive control over FVZ, LLC, a principal stockholder.

Although certain Selling Stockholders are related to our Interim Chief Financial Officer, Mr. Sergey Gurin, by blood or former marriage, there are no agreements that give Mr. Gurin or any other member of our executive management or our Board of Directors authority to vote and sell any of the securities held in the accounts of our other Selling Stockholders.

The 525,658 shares of Common Stock offered by our Selling Stockholders include 100,000 shares of our Common Stock we issued on March 31, 2015, pursuant to an Agreement and Plan of Merger (“Merger Agreement”) we entered into with Helpful Technologies, Inc., a Florida corporation (“HTI”), and HAC Patents, LLC, a Florida limited liability company and a wholly-owned subsidiary of HTI ("HAC Patents”). Pursuant to the Merger Agreement, we acquired 100% of the outstanding equity of HAC Patents from HTI in exchange for 100,000 shares of our Common Stock, at a price of $0.08 per share (for a total of $8,000), based on the $8,145 fair value of HAC Patent’s only asset, U.S. Patent Application 14/093,334 (the “Patent”). The 100,000 shares were distributed by HTI to its stockholders as a dividend, including an aggregate of 74,342 shares of Common Stock to our founders, Dr. Temnikov, Mr. Gurin and FVZ, LLC, and are being registered for resale by the Selling Stockholders named in this Prospectus. At the time of the Merger, HTI was an affiliate of the Company due to the fact that they were both under common control by our founders, executive officers and directors, Dr. Temnikov, Mr. Gurin and FVZ, LLC. The remaining 425,658 shares of Common Stock offered by our Selling Stockholders in this Offering are held by our founders, including our Chief Executive Officer, Dr. Temnikov, and Vice President, Sergey Gurin.

22

Relationship of the Selling Stockholders to the Company

●	Included in the 525,658 shares of our Common Stock being offered by our Selling Stockholders in this Offering, 200,000 shares are owned by our Chief Executive Officer, President and a director and founder of the Company, Dr. Temnikov. Since our inception in April 2012, Dr. Temnikov has been serving as a member of our Board of Directors. From our inception until December 31, 2014, Dr. Temnikov served as our Chief Operating Officer. Since January 1, 2015, Dr. Temnikov has been serving as our President and Chief Executive Officer. Dr. Temnikov is anticipated to remain the Company’s Chief Executive Officer for the foreseeable future. Immediately prior to the date of this prospectus, Dr. Temnikov holds an aggregate of 830,712 shares of our voting Common Stock, which constitutes 39.6% of our issued and outstanding voting stock, and 3,200,000 shares of our non-voting Series-X Common Stock. If all of the 200,000 shares of Common Stock offered by Dr. Temnikov in this Offering are sold, Dr. Temnikov will own 630,712 shares of our voting Common Stock and 3,200,000 shares of our non-voting Series-X Common Stock and after completion of the offering, which would constitute 3.8% of our issued and outstanding voting securities (assuming all 14,00,000 shares of Common Stock are sold by the Company in Offering). Dr. Temnikov will be able to convert his shares of Series-X Common Stock into the shares of Common Stock if an average trading price per share of our Common Stock on over-the-counter market equals or exceeds a predefined price of $5.00, $7.00, $10.00 and $12.00 over the 20-day period. The rights and conversion conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” in this prospectus.

●	Our co-founder and named Selling Stockholder, Mr. Gurin, offers for resale 200,000 shares of Common Stock in this Offering. Mr. Gurin has been our President and Director from our inception in April 2012 till December 31, 2014, and then our Vice President, Director and Interim Chief Financial Officer since January 1, 2014. Mr. Gurin is anticipated to remain our Interim Chief Financial Officer immediately after effectuation of this Offering by the SEC and thereafter. Immediately prior to the date of this prospectus, Mr. Gurin holds 832,334 shares of our voting Common Stock, which constitutes 39.6% of our issued and outstanding voting stock, and 3,200,000 shares of our non-voting Series-X Common Stock. If all of the 200,000 shares of Common Stock offered by Mr. Gurin in this Offering are sold, Mr. Gurin will own 3,200,000 shares of our non-voting Common Stock and 632,334 shares of our voting Common Stock after completion of this Offering, which would constitute 3.8% of our issued and outstanding voting securities. Mr. Gurin will be able to convert his shares of Series-X Common Stock into the shares of Common Stock if an average trading price per share of our Common Stock on over-the-counter market equals or exceeds a predefined price of $5.00, $7.00, $10.00 and $12.00 per Common share as measured over the 20-day period. The rights and conversion conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” of this prospectus. Until a part or all of the 3,200,000 shares of non-voting Series-X Common Stock become convertible into the shares of voting Common Stock, Mr. Gurin will remain a minority stockholder of the Company.

●

Our co-founder and named Selling Stockholder, FVZ, LLC offers, for resale 100,000 shares of Common Stock in this Offering. FVZ, LLC has been our co-founder since 2012, but has had no other material relationship to the Company. However, Mr. Val Zevel, who owns and controls 25% of the voting LLC Interests of FVZ, LLC, served as our Chief Executive Officer and Director from our inception in April 2012 till December 31, 2014. Immediately prior to the date of this prospectus, FVZ, LLC holds 411,296 shares of our voting Common Stock, which constitutes 19.6% of our issued and outstanding voting stock, and 1,600,000 shares of our non-voting Series-X Common Stock. If all of the 100,000 shares of Common Stock offered by FVZ, LLC in this Offering are sold, FVZ, LLC will own 3,200,000 shares of our non-voting Series X-Common Stock and 532,334 shares of our voting Common Stock after completion of the offering, which would constitute 1.9% of our issued and outstanding voting securities. FVZ, LLC will be able to convert its shares of Series-X Common Stock into the shares of Common Stock if an average trading price per share of our Common Stock on over-the-counter market equals or exceeds a predefined price of $5.00, $7.00, $10.00 and $12.00 per Common share as measured over the 20-day period. The rights and conversion conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” of this prospectus. Until a part or all of the 3,200,000 shares of non-voting Series-X Common Stock become convertible into the shares of voting Common Stock, FVZ, LLC remain a minority stockholder of the Company. Furthermore, Ms. Fay Katz owns and effectively controls 75% of FVZ, LLC. Ms. Fay Katz’s sister, Ms. Zena Katz, owns 100% of Zimas LLC (“Zimas”), and is the  beneficial owner of an aggregate of 875,404 shares of Common Stock, consisting of (i) 404 shares of Common Stock held directly by Ms. Zena Katz; (ii) 625,000 shares of Common Stock issuable upon the conversion of indebtedness in the principal amount of $1,000,000 pursuant to a Loan and Settlement Agreement, dated March 31, 2013, between the Company and Zimas; and (iii) 250,000 shares of common Stock issuable upon the conversion of indebtedness in the principal amount of $400,000 pursuant to a Loan and Settlement Agreement, dated June 1, 2014, as amended, between the Company and Zimas. Ms. Zena Katz’s beneficial ownership shares of Common Stock represent approximately 29.43% of the Company’s Common Stock before the Offering and will represent approximately 4.47% of the Company’s Common Stock after the Offering (assuming the sale of all of the 14,500,000 shares of Common Stock by the Company and Ms. Katz sells her 404 shares of Common Stock included in this prospectus).

Unless otherwise indicated above, none of the Selling Stockholders named in the Selling Stockholder table above have been an officer or director of the Company or any of its subsidiaries or predecessors within the last three years nor have they had a material relationship with the Company or any of its subsidiaries or predecessors within the last three years.

23

Relationship of the Selling Stockholders to the Company’s Affiliates and Subsidiaries

●	Our co-founder, executive officer, director and named Selling Stockholder, Dr. Temnikov, offers for resale 200,000 shares of Common Stock in this Offering. From January 1, 2014 to December 31, 2014, Dr. Temnikov was served as the President of our affiliate company, Helpful Technologies Inc., a Florida corporation (“HTI”), and its subsidiaries, Fuel Combustion Technologies Inc., a Florida corporation (“Fuecotech”) and Helpful Capital Group LLC, a Florida limited liability company (“Helpful Capital Group”). Dr. Temnikov beneficially owns 7,619,200 shares of Common Stock of HTI, representing approximately 30.8% of the outstanding voting securities of HTI, and 2,918,398 shares of Common Stock of Fuecotech, representing approximately 27.0% of the outstanding voting Common Stock of Fuecotech. Dr. Temnikov also owns 8,000,000 shares of Common Stock of Helpful Manufacturing Inc., a Florida corporation and an affiliate of the Company (“HMI”), representing approximately 39.8% of the outstanding voting securities of HMI Dr. Temnikov served as the President and Chairman of the Board of Directors from HMI from January 1, 2014 to December 31, 2014. Immediately prior to the date of this prospectus, Dr. Temnikov held 830,712 shares of our voting Common Stock, representing approximately 39.6% of our issued and outstanding voting Common Stock, and 3,200,000 shares of our non-voting Series-X Common Stock. If all of the 200,000 shares of Common Stock offered by Dr. Temnikov in this Offering are sold, Dr. Temnikov will own 3,200,000 shares of our non-voting Series X-Common Stock and 630,712 shares of our voting Common Stock after completion of this Offering, which would constitute approximately 3.8% of our issued and outstanding voting Common Stock. Until a part or all of the 3,200,000 shares of non-voting Series-X Common Stock become convertible into the shares of voting Common Stock, Dr. Temnikov will exercise a minority stockholder control over the Company’s operations. The conversion contingencies and conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” included in this prospectus.

●	Our co-founder, executive officer, director and named Selling Stockholder, Mr. Gurin, offers for resale 200,000 shares of Common Stock in this Offering. Mr. Gurin served as the President and Chief Executive Officer of HTI, our affiliate company, from January 2008 until December 31, 2013, and has been serving as the President and Chief Executive Officer of HTI’s subsidiaries: Fuecotech (since August 2009) and Helpful Capital Group (since February 2013). Mr. Gurin owns 8,028,862 shares of Common Stock, or approximately 32.4% of the outstanding voting Common Stock, of HTI, and 3,075,312 shares of Common Stock, or approximately 28.5% of outstanding voting securities, of Fuecotech. Mr. Gurin also owns 7,000,000 shares of Common Stock, or approximately 34.9% of the outstanding voting Common Stock of HMI, an affiliate of the Company, of which he served as the Vice President and a director from April 2012 to December 31, 2014 and then President and CEO starting from January 1, 2015. Immediately prior to the date of this prospectus, Mr. Gurin holds 832,334 shares of our voting Common Stock, which constitutes approximately 39.6% of our issued and outstanding voting Common Stock, and 3,200,000 shares of our non-voting Series-X Common Stock. If all of the 200,000 shares of Common Stock offered by Mr. Gurin in this Offering are sold, Mr. Gurin will own 3,200,000 shares of our non-voting Series X-Common Stock and 632,334 shares of our voting Common Stock after completion of the offering, which would constitute 3.8% of our issued and outstanding voting Common Stock. Mr. Gurin will be able to convert his shares of Series-X Common Stock into the shares of Common Stock if an average trading price per share of our Common Stock on over-the-counter market equals or exceeds a predefined price of $5.00, $7.00, $10.00 and $12.00 per Common share as measured over the 20-day period. The rights and conversion conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” included in this prospectus. Until a part or all of the 3,200,000 shares of non-voting Series-X Common Stock become convertible into the shares of voting Common Stock, Mr. Gurin will exercise a minority stockholder control over the Company’s operations.

●	Our co-founder and named Selling Stockholder, FVZ, LLC offers, for resale 100,000 shares of Common Stock in this Offering. FVZ, LLC has been our co-founder since 2012, but has had no other material relationship to the Company. However, Mr. Val Zevel, who owns and controls 25% of the voting LLC Interests of FVZ, LLC, served as our Chief Executive Officer and Director from our inception in April 2012 till December 31, 2014. Immediately prior to the date of this prospectus, FVZ, LLC holds 411,296 shares of our voting Common Stock, which constitutes 19.6% of our issued and outstanding voting stock, and 1,600,000 shares of our non-voting Series-X Common Stock. If all of the 100,000 shares of Common Stock offered by FVZ, LLC in this Offering are sold, FVZ, LLC will own 3,200,000 shares of our non-voting Series X-Common Stock and 532,334 shares of our voting Common Stock after completion of the offering, which would constitute 1.9% of our issued and outstanding voting securities. FVZ, LLC will be able to convert its shares of Series-X Common Stock into the shares of Common Stock if an average trading price per share of our Common Stock on over-the-counter market equals or exceeds a predefined price of $5.00, $7.00, $10.00 and $12.00 per Common share as measured over the 20-day period. The rights and conversion conditions of Series-X Common Stock are described in further details in Section entitled “Description of Securities” of this prospectus. Until a part or all of the 3,200,000 shares of non-voting Series-X Common Stock become convertible into the shares of voting Common Stock, FVZ, LLC remain a minority stockholder of the Company. Furthermore, Ms. Fay Katz owns and effectively controls 75% of FVZ, LLC. Ms. Fay Katz’s sister, Ms. Zena Katz, owns 100% of Zimas LLC (“Zimas”), and is the beneficial owner of an aggregate of 875,404 shares of Common Stock, consisting of (i) 404 shares of Common Stock held directly by Ms. Zena Katz; (ii) 625,000 shares of Common Stock issuable upon the conversion of indebtedness in the principal amount of $1,000,000 pursuant to a Loan and Settlement Agreement, dated March 31, 2013, between the Company and Zimas; and (iii) 250,000 shares of Common Stock issuable upon the conversion of indebtedness in the principal amount of $400,000 pursuant to a Loan and Settlement Agreement, dated June 1, 2014, as amended, between the Company and Zimas. Ms. Zena Katz’s beneficial ownership shares of Common Stock represent approximately 29.43% of the Company’s Common Stock before the Offering and will represent approximately 4.47% of the Company’s Common Stock after the Offering (assuming the sale of all of the 14,500,000 shares of Common Stock by the Company and Ms. Katz sells her 404 shares of Common Stock included in this prospectus).

●	The following Selling Stockholders who own more than 1% of issued and outstanding voting shares of Common Stock of our affiliates, Helpful Technologies, Inc. (“HTI”) and Fuel Combustion Technologies, Inc., (“Fuectotech” or “FCTI”):

24

	Helpful Technologies Inc.		Fuel Combustion Technologies Inc.
Selling Stockholders	Shares	Ownership	Shares	Ownership
Cegielski	2,165,252	8.75%	829,361	7.68%
Dimitrov	748,539	3.03%	286,714	2.66%
FVZ, LLC	2,802,400	11.33%	1,073,409	9.94%
Gurin	8,028,862	32.46%	3,075,312	28.48%
Perkal	486,500	1.97%	186,345	1.73%
Temnikov	7,619,200	30.80%	2,918,398	27.03%
Trejbal	433,517	1.75%	166,051	1.54%
Yalunin	1,418,847	5.74%	543,464	5.03%

●	Cegielski 8.75% of HTI , 829,361 shares of Common Stock or 7.68% of FCTI.

●	Dimitrov 3.93% of HTI , 286,714 shares of Common Stock, or 2.66% of FCTI.

●	Perkal 1.97% of HTI , 286,345 shares of Common Stock, or approximately 1.7% of FCTI .

●	Trejbal 1.75% of HTI , 166,051 shares of Common Stock, or approximately 1.5% of FCTI.

●	Yalunin 5.75% of HTI , 543,464 shares of Common Stock, or approximately 5.0% of FCTI.

●	All other Selling Stockholders named in the Selling Stockholder table above are minority stockholders of our affiliated companies, HTI and Fuecotech. Each of these stockholders own less that 1% of the outstanding voting securities in these affiliated companies.

Unless otherwise indicated above, none of the Selling Stockholders have been an officer or director of any of the Company affiliates or their predecessors within the last three years nor have they had a material relationship with any of the Company’s affiliates or their predecessors within the last three years.

Relationship of the Selling Stockholders to Security Brokers and Investment Funds

Based on representations made to us by the Selling Stockholders and to the best of our knowledge, no Selling Stockholders are a FINRA-registered broker-dealer or has any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. Upon our being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the Common Stock was sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

There are no investment funds among our selling security holders. None of our Selling Stockholders, members of our executive management or our Board of Directors is an investment advisor that manages the security holder accounts in the advisor's exclusive discretion. Although numerous Selling Stockholders are related to our Interim Chief Financial Officer, Mr. Sergey Gurin by blood or former marriage, there are no agreements that give Mr. Gurin or any other member of our executive management or our Board of Directors a complete discretionary authority to vote and sell any of the securities held in the accounts of our other Selling Stockholders.

25

	# Shares Offered for Resale	% Shares Ownership (1)	Name of the Affiliate	Nature of Relationship
Maxim Temnikov, Ph.D. (2), CEO	200,000	24.1%	None	None
Earl B. Hailston, Director, Chairman	-	-	None	None
Sergey Gurin (3), CFO	200,000	24.0%	Sergey Gurin	Self
Pavel Gurin (3)	3	100.0%	Sergey Gurin	Brother
Victor Gurin (3)	12	100.0%	Sergey Gurin	Father
Olga Gurina (3)	917	100.0%	Sergey Gurin	Former spouse
Tatyana Gurina (3)	198	100.0%	Sergey Gurin	Daughter
Sergey Gurin and affiliates as a group (3)	201,130	24.1%	Sergey Gurin	As a group
FVZ, LLC (4), Co-founder	100,000	24.3%	Fay Katz of FVZ, LLC	Self
Zena Katz (5)	404	0.1%	Fay Katz of FVZ, LLC	Sister
FVZ, LLC and affiliates as a group (4)(5)	100,404	24.4%	N/A	As a group
Founders, officers and directors as a group (3 persons)	501,534	24.2%	N/A	As a group
All other Selling Stockholders as a group(6)	24,124	100.0%	N/A	As a group

(1)	Based on 2,100,000 shares of Common Stock outstanding immediately prior to this Offering.

(2)	Denotes Dr. Temnikov, our President, Chief Executive Officer and a member of the Board of Directors of the Company.

(3)	Denotes Mr. Gurin, our Vice President, Interim Chief Financial Officer and a member of the Board of Directors of the Company and Mr. Gurin’s affiliates.

(4)	Denotes FVZ, LLC, our cofounder and Ms. Fay Katz and Mr. Val Zevel, who have voting and dispositive control of the securities held by FVZ, LLC and their affiliates.

(5)	Zena Katz is the sister of Fay Katz, a cofounder of FVZ, LLC, a founder of the Company. Ms. Katz beneficially owns an aggregate of 875,404 shares of our Common Stock, consisting of (i) 404 shares of Common Stock beneficially owned by her; (ii) 625,000 shares of Common Stock issuable upon the conversion of a promissory note in the principal amount of $1,000,000 at a price of $1.60 per share; and (iii) 250,000 shares of Common Stock issuable upon the conversion of a promissory note in the principal amount of $400,000 at a price of $1.60 per share.

(6)	Denotes the Selling Stockholders other than those affiliated to our founders, executives and members of the Board of Directors (named in table located in the upper part of this Section “Selling Stockholders”).

USE OF PROCEEDS

This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the shares registered for sale by the Company. However, if the officers and directors are unable to sell the shares in this Offering on a “best efforts” basis within 90 days following the effectuation of this Offering by the SEC, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA. If the Company engages a registered broker-dealer, we will promptly file a post-effective amendment of this prospectus with the SEC. The information below is presented to reflect the use of proceeds from this Offering, provided the sale of the shares is conducted by the officers and directors of the Company without an engagement of a broker-dealer.

This offering is for sale of 15,025,658 shares of Common Stock of the Company, of which 14,500,000 shares are offered for sale by the Company and 525,658 shares are offered for resale by the Selling Stockholders. Provided that all of 14,500,000 shares are sold, we will receive the gross proceeds of $29,000,000 and the stockholders will receive gross proceeds of $1,051,316.

26

The following table illustrates the correlation of the gross proceeds in this Offering between the 14,500,000 shares offered by the Company and the 525,658 shares offered by the Selling Stockholder

	Amount	Pro-rata
Gross Proceeds
From sale of our common shares offered by the Company	$29,000,000	96.5%
From sale of our common shares offered by the Selling Stockholders	1,051,316	3.5%
Total Gross Proceeds	$30,051,316	100.0%

(1) Assuming that all 15,025,658 shares are sold.

The following table identifies our estimated expenses associated with this Offering, assuming we sell 100% , 75%, 50% and 25% of the shares in this Offering:

	Gross Proceeds from sale of Shares in this Offering (1)
	100%		75%		50%		25%
Gross Offering Proceeds (1)	29,000,000	100%	21,750,000	100%	14,500,000	100%	7,250,000	100%

Offering Expenses:
Transfer agent fees	25,000	0.1%	23,500	0.1%	20,000	0.1%	15,000	0.2%
Legal fees and expenses	150,000	0.5%	150,000	0.7%	150,000	1.0%	150,000	2.1%
Printing and engraving expenses	25,000	0.1%	25,000	0.1%	25,000	0.2%	25,000	0.3%
SEC filing fees	3,492	0.0%	3,492	0.0%	3,492	0.0%	3,492	0.0%
Accounting fees and expenses	60,000	0.2%	60,000	0.3%	60,000	0.4%	60,000	0.8%
FINRA fees	10,000	0.0%	10,000	0.0%	10,000	0.1%	10,000	0.1%
OTC Capital Market listing fees	15,000	0.1%	15,000	0.1%	15,000	0.1%	15,000	0.2%
Travel and road show expenses	50,000	0.2%	50,000	0.2%	50,000	0.3%	50,000	0.7%
Miscellaneous expenses	11,508	0.0%	10,000	0.0%	8,000	0.1%	7,500	0.1%
Director and officers insurance	100,000	0.3%	100,000	0.5%	—	0.0%	—	0.0%
Broker-dealer commissions	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Total Offering Expenses	450,000	1.6%	446,992	2.1%	341,492	2.4%	335,992	4.6%

We will not receive any proceeds from the sale of the 525,658 shares of Common Stock by the Selling Stockholders.

We will, however, receive the Gross Proceeds of approximately $29,000,000 if we sell all 14,500,000 shares of Common Stock offered by us pursuant to this prospectus. After deducting approximately $450,000 for accounting, legal, filing, printer and other offering expenses, we anticipate receiving approximately $28,550,000 of net offering proceeds.

27

The following table illustrates the allocation of the net proceeds from this Offering in the priority level of spending (1) being the highest and (3) being the lowest), assuming we sell 100% , 75%, 50% and 25% of the shares in this Offering:

		Net offering proceeds to the Company (in U.S. Dollars)
		100%		75%		50%		25%
Use of Net Proceeds;	PL(9)	$28,550,000		$21,303,008		$14,158,508		$6,914,008
Satisfaction of current liabilities: (1)	-	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Financial assistance activities:	-	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Purchase of defaulted secured debt	-	-	0.0%	-	0.0%	-	0.0%	-	0.0%
Extension of commercial loans	-	-	0.0%	-	0.0%		0.0%	-	0.0%
Land and property activities:
Land development for 70 homes (Season Creek project) (2)	1	3,250,000	11.2%	3,250,000	14.9%	3,250,000	22.4%	3,250,000	44.8%
Purchase of land and properties for construction and remodeling (3)	1	11,200,000	38.6%	8,000,000	36.8%	7,000,000	48.3%	2,000,000	27.6%
Construction activities:
Construction of homes (Seasons Creek project) using proprietary home model kits (4)	2	5,800,000	20.30%	5,800,000	26.7%	-	0.0%	-	0.0%
Engineering activities:
Development & testing of home model kits (5)	2	700,000	2.4%	-	0.0%	-	0.0%	-	0.0%
Research for 3D printer for construction (6)	3	500,000	1.7%	-	0.0%	-	0.0%	-	0.0%
Research for alternative materials (7)	3	250,000	0.9%	-	0.0%	-	0.0%	-	0.0%
Operating capital, excl. items above (8)	1	6,850,000	23.6%	$5,303,008	19.6%	$3,908,508	27.0%	$1,664,008	23.0%

(1)	The proceeds of this Offering will not be used to satisfy or otherwise pay the Company’s debentures pre-existing this Offering.
(2)	Includes land development costs such as engineering, earth works, utilities and other off- and on-site works for the development of 70 homebuilding lots under our Seasons Creek project.
(3)

Indicates the amount we intend to use for purchase of new land for development for purposes of future construction, and properties for remodeling. Includes cost of land comprising customary deposits, closing, and rezoning expenses, including but not limited to architectural, engineering, legal and application fees. Also includes project origination and execution costs and expenses, including but not limited to formation, management and capitalization of Project LLCs, earnest money deposits, and construction loan reserves. Excludes soft costs, site clearance and earth works expenses, construction site organization expenses, building permits, and other capitalized costs, which are budgeted separately within each Project LLC.

(4)	Includes construction costs, such as engineering, procurement of supplies and materials, earth works, utilities connection and other customary costs associated with construction of 70 homes under our Seasons Creek project.
(5)	Indicates expenses associated with our development of home model kits. Includes but is not limited to procurement of experimental samples of materials and equipment, prototyping, quality assurance, testing expenses, warehousing, delivery, demolition of experimental models, and compensation of contractors and advisers involved into obtaining product approvals, and other expenses customary with research and product development activities.
(6)

Indicates the amount allocated for our research efforts to locate a 3D printer that allows printing fragments of a building shell. We estimate the purchase cost of this printer to be up to $3,000,000, which we anticipate financing from either our future profits or future offerings of securities. We cannot guarantee that we will find a suitable 3D printer, even if we expense this amount for researching a 3D printer. Samples of 3D printer designs may be found on our website at www.HelpfulAlliance.com.

(7)	Indicates the amount of net proceeds we intend using for purchasing and testing novel construction materials, such as, for example but not limitation, exterior and interior finishing, and roofing, as well as electrical and plumbing components.
(8)	Includes general business expenses, such as for example but not limitation, office, salaries, travel, marketing and sales, and other expenses customarily associated with operation of a business.
(9)	“PL” denotes a level of priority for the indicated use of proceeds

The following table illustrated planned allocations of the net proceeds from this Offering to our business activities:

Allocation	Net Proceeds From This Offering
Net proceeds from this Offering ($)	28,550,000	100.0%	21,303,008	100.0%	14,158,508	100.0%	6,914,008	100.0%
Income-producing activities (1)	20,950,000	73.4%	17,050,000	80.0%	10,250,000	72.4%	5,250,000	75.9%
Income-consuming activities (2)	750,000	2.6%	-	0.0%	-	0.0%	-	0.0%
Mixed-use activities (3)	6,850,000	24.0%	4,253,008	20.0%	3,908,508	27.6%	1,664,008	24.1%

(1)	We define “income-producing activities” as business activities where capital is used for activities that we believe (without guarantees) are certain to generate an increase of stockholder equity through retained earnings, for example (but not limitation) land and property acquisitions, purchase of construction materials, financing of construction works, etc.
(2)	We define “income-consuming activities” as business activities where capital effectively used for activities that we believe are uncertain to generate an increase of stockholder equity through retained earnings from principal operations, for example (but not limitation) a research and development activities.
(3)	We define “mixed-use activities” as business activities where capital is used for financing of principal operations, such as salaries, office expenses, legal and accounting fees, and other general and administrative and sales and marketing expenses.

We are planning to use the net proceeds from this Offering for projects managed entirely by our current employees and new employees we anticipate hiring after receipt of the net proceeds. We may further use the net proceeds of this Offering to participate in construction of residential, commercial and mixed-use properties in cooperation with other real estate developers through potential joint ventures should any potentially profitable scenarios arise. Provided we sell of 14,500,000 shares in this Offering, we currently intend to allocate approximately $3,250,000 to finance the development of land for construction of 70 residential, single-family homes under our Seasons Creek project in Chesterfield County, Virginia. This construction activity will be managed entirely by our current employees and new employees we anticipate hiring after receipt of the net proceeds, with involvement of licensed and insured construction contractors.

There is no guarantee that our feasibility studies and reviews of such potential cooperative projects will result in our decision to undertake these projects. Furthermore, there is no guarantee that such land will be available by the time we decide to undertake these projects and express our desire to pay deposits to enter into land purchase agreement. Even if such land is available, there is no guarantee that such land will be at that time available to us on terms and conditions acceptable to us. If we don’t enter into these projects, we will have to spend additional time and monetary resources (including part of the net proceeds from this Offering) to conduct feasibility studies and originate other projects. If we do so, there is no guarantee that we will enter into these new projects due to similar or different reasons, in which case we may spend our working capital inefficiently.

The above information illustrates the Company’s current anticipation for the use of the net proceeds from this Offering. In the event that substantially less than all of the shares offered by the Company are sold in this Offering, the Company’s Board of Directors plans to reallocate the net proceeds. Our Board of Directors will have significant discretion and flexibility in applying the net proceeds from this Offering.

28

There is no specific minimum number or amount of the Shares that we must sell to receive and use the proceeds from this Offering, and we cannot assure you that all or any portion of the Common Stock in this Offering will be sold. We will use all of the net proceeds from this Offering immediately upon receipt. In the event that we do not raise sufficient proceeds from this Offering to adequately fund our operations, we could curtail our forward-looking performance plans, or we could wrap up operations and pay back our debt.

The Use of Proceeds table and information illustrates the Company’s current anticipation for the use of the net proceeds from this Offering. In the event that substantially less than all of the shares offered by the Company are sold in this Offering, the Company’s Board of Directors plans to reallocate the net proceeds. Our Board of Directors reserves the right to modify the use of proceeds outlined in the table above due to the following contingencies. In the event the Company is presented or becomes aware of an opportunity to build and/or develop a parcel of land that it deems commercial advantageous, the Company may decide to reallocate money from other allocated line items above to purchase such land, pay expenses incurred in having the land rezoned, if necessary, and/or engage contractors for the development of homes on such land. The Company might also decide to partner with another developer in connection with such land. Also, in the event that the Company becomes aware that its building kits do not perform as expected or are deemed to be inferior to traditional building products, the Company may reallocate funds previously allocated to the development of housing kits and research and development activities towards purchasing traditional building materials. Also, if the Company cannot locate a 3D printer for the allocated price or one that is unsuitable for its plans, the Company may reallocate the money allocated to researching the 3D printer towards another line item in the table.

Satisfaction of Current Liabilities

Although we are not planning to use any part of the net proceeds from this Offering to repay any of our current indebtedness, circumstance may arise which would require us to do so. If we elect repaying our current debt from the proceeds of this Offering, such payments to our lenders will be non-refundable. Furthermore, if we repay this debt from the net proceeds from this Offering, such repayment will decrease the amount of working capital available to us, which may detrimentally affect stockholders’ equity and the results of our future operations. If we use the net proceeds from this Offering to pay our current liabilities, we will do so from the proceeds allocated for currently allocated for principal operating activities, such as but not limited to such as salaries, office expenses, legal and accounting fees, and other general and administrative and sales and marketing expenses.

More specifically, as of December 31, 2015, we had available cash of $214,784 and liabilities under current debentures of $1,400,000 excluding any interest accrued thereon, which results in a cash deficit of $1,185,216. The amount of $1,400,000 consists of:

●

The $1,000,000 debenture to Zimas LLC: On April 1, 2013, we issued a secured convertible promissory note in the principal amount of $1,000,000 to Zimas, LLC, a principal stockholder. The note bears interest at the rate of 8.0% per annum, payable annually, matures on March 31, 2016, is secured by 625,000 shares of Common Stock and is convertible at any time by the holder of the note into shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. As of December 31, 2014, the amount of accrued interest was $80,000, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $80,000, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $80,000 and $74,740, respectively. The principal amount borrowed under this promissory note was used for lending to our affiliates and non-affiliates under a higher interest rate, which allowed us to off-set our expenses associated with search for the land for construction activities.

●

The $400,000 debenture to Zimas LLC: On June 30, 2014, we issued a secured convertible promissory note in the principal amount of $400,000 to Zimas, LLC, a principal stockholder. The note bears interest at the rate of 8.0% per annum, payable annually, matures on June 29, 2017, is secured by 250,000 shares of Common Stock and is convertible at any time by the holder thereof into shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. As of December 31, 2014, the amount of accrued interest was $16,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $32,444, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $16,444 and $0, respectively. The principal amount borrowed under this promissory note was used for lending to our affiliates and non-affiliates under a higher interest rate, which allowed us to off-set our expenses associated with search for the land for construction activities.

Resulting from the two above-discussed promissory notes issued to Zimas, we owed to Zimas an aggregate of $112,444 in accrued interest as of December 31, 2015. In January 2016 we paid Zimas LLC the interest of $112,444 from the receipt of repayment of $120,000 loan from 20100 Asset LLC. On November 18, 2014, the Loan Agreement, dated May 20, 2013, between the lender and an affiliate, Helpful Capital Group, LLC, and 20100 Asset LLC, a non-affiliated debtor, for the principal amount of $120,000, was assigned to the Company, as the lender. The loan accrued interest at an annual rate of 12.5%, payable monthly, and matured on June 1, 2015. This loan was in default. The loan was secured by real estate property located at 20100 NW 83 PL, Hialeah, FL 33015. In November 2014, the Company obtained a third-party appraisal indicating the value of the property $275,000, which supported the carrying value of the note. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $0 and $2,625, respectively. On December 31, 2015, an aggregate amount of $133,675, consisting of principal, unpaid interest and processing fee, was repaid to the Company by the borrower. We have no continuing interest in the property in Hialeah, Florida, since the note has been repaid.

29

We are planning to repay the amount of promissory note to Zimas in the principal amount of $1,000,000 and maturing on March 31, 2016 from either disposal of our financing assets consisting of loans to affiliates in the amount of $460,000 and our loans to non-affiliates in the amount of $611,000, or by leveraging these assets to refinance our debenture under a lower annual interest rate. By March 31, 2016, we anticipate owing Zimas under the $1,000,000 promissory note, the additional accrued interest of approximately $20,000 for period from January 1, 2016 to March 31, 2016 and payable in April 2016. If we dispose or leverage these notes where we are the lender to third parties prior to March 31, 2016, we will have $1,161,000, excluding any accrued interest due to us under these loans, which will be sufficient to pay $1,020,000 to repay our $1,000,00 note to Zimas LLC with such additional interest. If we would be unable to dispose or leverage these assets prior to March 31, 2016, we may use $1,020,000 from the net proceeds of this Offering to repay our $1,000,000 note to Zimas LLC with such additional interest. If we intend to use the amount of $1,020,00 to discharge this $1,000,000 note, we are planning to use the amount currently allocated for principal operating activities, such as but not limited to such as salaries, office expenses, legal and accounting fees, and other general and administrative and sales and marketing expenses. If we do so (provided we sell all of the shares of Common Stock in this Offering), the amount allocated for principal operating activities will decrease from $6,850,000 to $5,830,000 if we sell all shares in this Offering, or from $4,253,008 to $4,233,008 if we sell 75% of the offered shares, or from $3,908,508 to $2,888,508 if we sell 50% of the offered shares, or from $1,664,008 to $644,008 if we sell only 25% of the shares under this Offering. We may also choose to pay the amount of $1,020,000 to Zimas LLC from sale of a part or all of our equity in the Seasons Creek Project in the private offering to accredited investors, or by leveraging the value of land in the Seasons Creek project, which at this stage of development we estimate to be approximately $0.98 million. The decision to repay the outstanding debentures will be made by our Board and Directors without shareholder vote.

We are planning to repay the $400,000 promissory note to Zimas LLC either from revenues we anticipate earning from new construction of 70 homes under our Seasons Creek Development LLC project in Chesterfield County, Virginia, or by leveraging the 28.8-acre parcel of land underlying the Seasons Creek Development LLC project. We have no mortgage on this land. Upon completion of land development stage, we anticipate this land to be appraised in approximately $4.5 million, of which there can be no assurance. If this land is not appraised in approximately $4.5 million, we believe we will be able to obtain financing in the amount of $400,000 by leveraging the land’s total combined tax appraisal of approximately $736,300 by Chesterfield County to obtain low-interest debentures secured by such land.

We will only use the net proceeds from this Offering to repay our current liabilities if we fail to otherwise leverage our current assets as discussed above in this Section “Use of Proceeds”). We may also seek an extension of the maturity dates for 1 year and/or settlement with the lenders on the terms where our current assets may be used to achieve the settlement on the terms acceptable to us and to our lenders.

Lastly, if we use any of the net proceeds from this Offering for repayment of our current liabilities, we will be using our current assets and interest accruing from the utilization of these assets to regain the amount of net proceeds used.

Financial assistance activities

We are not planning to use any part of the net proceeds from this Offering for any kind of financial activities. Furthermore, we are liquidating our assets used in the financial activities and reallocating the capital for use in the construction activities and for repayment of our current liabilities.

Land and property activities

We are planning to use a substantial part of the net proceeds in this Offering to acquire land for construction of new properties and properties for remodeling, and for rezoning, demolition and reconstruction. The above table illustrates that the purchase of such land and properties is the largest account for which we are planning to allocate the net proceeds from this Offering. We believe the acquisition of land will allow us not only to increase our assets and their potential, but will also bring opportunities to enter into partnerships with other construction management companies, builders and real estate developers to build properties on this land.

If all 14,500,000 shares of Common Stock offered by the Company for sale in this Offering, we are planning to use approximately $10 million, or 34.5% of the net proceeds, to make purchases of land and/or properties in addition to our current assets. If we are able to sell only 75% of the 14,500,000 shares of Common Stock in this Offering, we will have to curtail our plans and allocate only $8 million, or 36.8% of the net proceeds, for land purchases. If we are able to sell only 50% of the 14,500,000 shares of Common Stock in this Offering, we will have to curtail our plans further and allocate only $7 million, or 48.3% of the net proceeds, for land purchases. If we are able to sell only 25% of the 14,500,000 shares of Common Stock in this Offering, we will have to curtail our plans significantly further and allocate only $2 million, or 27.6% of the net proceeds, for land purchases. We believe that allocating and using the net proceeds for construction activities will enable us to increase our revenues and profits and scale up our principal business operations.

On December 11, 2015, we purchased a 28.8-acre parcel of land in Chesterfield County, Virginia for construction of 70 new single-family homes. We anticipate the average home size to be approximately 2,350 square feet, or total development of approximately 164,500 square feet. We estimate that $3.25 million dollars should be sufficient to provide for the capital required to commence and sustain the land development works to prepare 70 individual lots for sale and/or construction of 70 single-family homes.

We are planning to finance these $3,250,000 from the net proceeds of this Offering, regardless whether we sell all 14,500,000 shares of Common Stock offered by the Company in this Offering, or we sell only part of these shares. However, if we sell all 14,500,000 shares of Common Stock offered by the Company in this Offering, the amount of $3.25 million will constitute 11.2% of the gross investment proceeds. If we sell only 75% of the offered 14,500,000 shares, the amount of $3.25 million will constitute 14.9% of the gross investment proceeds. If we sell only 50% of the offered 14,500,000 shares, the amount of $3.25 million will constitute 22.4% of the gross investment proceeds. If we sell only 25% of the offered 14,500,000 shares, the amount of $3.25 million will constitute 44.8% of the gross investment proceeds. For the purposes of further analysis, the amount of $3.25 million will constitute 15.5% of the total amount allocated to income-producing activities if we sell all 14,500,000 shares of Common Stock offered by the Company in this Offering, and 19.1%, 31.7%, and 61.9% respectively, if we sell 75%, 50% and 25% of the shares offered by the company in this Offering.

Construction Activities

On December 11, 2015, we purchased a 28.8-acre parcel of land in Chesterfield County, Virginia for construction of 70 new single-family homes. We anticipate the average home size to be approximately 2,350 square feet, or total development of approximately 164,500 square feet. We estimate that constructing 70 single-family homes on this land will be conducted in two phases; each phase is anticipated to continue for 12 months. We estimate that the construction of home in each phase would require approximately $5.8 million dollars of capital . However, if we experiment building homes using new technologies and methods, because we have never yet used such methods and systems for construction of homes, we may encounter unforeseen expenses during an experimental construction, which may cause the amount to increase.

If we sell 100% of the shares offered in this Offering, we are planning to engage into an experimental construction and finance the construction of these 70 homes from the proceeds from the proceeds of this Offering. However, if we only sell 75% of the shares in this Offering, we are planning to construct the 70 homes using traditional building methods. Furthermore, if we only sell under 50% of the shares in this Offering, we would attempt selling the 70 developed lots to other builders or would attempt financing construction of the 70 homes from sale of debentures in the additional offerings. If we elect to sell the 70 developed lots to other builders, we would have to curtail our anticipated financial performance, because if we only sell the lots, we will not be able to derive any anticipated income from the construction of homes on these lots. Although at this time we have interest from other builders to purchase the lots, there is no guarantee that we will be able to sell any lots, or that we will be able to sell the lots with profit to us.

30

Engineering Activities

We are planning to use the net proceeds from this Offering to ramp-up our activities for the development and testing of our proprietary home model kits and our activities associated with research for building technologies and materials alternative to the EVG-3D panel technology.

Development and testing of home model kits.

Although as of the date of this prospectus we have no current specific plan for use of these proceeds, we anticipate using a significant portion of these proceeds to purchase architectural renderings, develop engineering structures and specifications, create prototypes of novel foundations, wall and roof systems, and test these prototypes’ performance to ensure compliance with the building codes applicable to the geographic locations of our land assets and construction projects.

Research for alternative materials.

Although as of the date of this prospectus we have no current specific plan for use of these proceeds, we anticipate using a significant portion of these proceeds to purchase wall panel samples alternative to the EVG-3D Panels, MGO Panels and board, OSB Panels, steel sets, studs and connectors, concrete and mortar sets, concrete and mortar casting forms and equipment, fasteners and other materials and supplies allowing us to build, modify and test prototypes of building foundations, walls, and roof systems. We believe this diversification will allow us to develop a combination of the building technologies with the EVG-3D Panel technology that would enable us to diversify our technology base and meet our goal of learning to build new properties under $50 per square foot.

If all 14,500,000 shares of Common Stock offered by the Company for sale in this Offering, we are planning to use approximately $700,000, or 2.4% of the net proceeds, for the development and testing new models of home kits and $250,000, or 0.9% of the net proceeds, to purchase materials and supplies alternative to the EVG-3D Panels for our research for alternative technology efforts.

If we are able to sell only 75%, 50% or 25% of the 14,500,000 shares of Common Stock in this Offering, we would not use any of the net proceeds for any engineering activities. .

Purchase of 3D printer for construction.

If all 14,500,000 shares of Common Stock offered by the Company for sale in this Offering, we are planning to use up to $500,000, or approximately 1.7% of the net proceeds, for budgeting our search for the acquisition of a 3D Printer we could use for construction activities. The 3D Printer is a robot that can print building walls with a minimal involvement of human personnel. 3D printing has been used over recent years to print small scale objects. However, some architects and other construction professionals are looking at introducing such printing as a new construction technology. Since 2013 we are keeping abreast on progress of the different techniques used in 3D printing, the advantages and disadvantages of using 3D printing in the construction industry, and research case studies of current and future ideas. We believe the purchase of and experimentation with a 3D printer for construction of buildings will enable us to develop core expertise in this novel construction method, which may empower us with the competitive advantages for decades to come. However, there is no guarantee that we will be able to locate and purchase a commercially viable 3D printer for construction of walls, or if we find and purchase such printer, there is no guarantee that we will be able learning to operate such printer to the level that would give us such strong competitive advantage or at all.

31

Operating Capital, Excl. Items Above

If all 14,500,000 shares of Common Stock offered by the Company for sale in this Offering, we are planning to allocate $6,850,000, or 23.6% of the net proceeds, for general and administrative and sales and marketing purposes, and other business operations normally associated with our industry and with operating a publicly traded company, including but not limited to personnel salaries, compensation to architects, enginers, and general and specialty contractors, workers’ compensation insurance, attorney fees, advertising expenses and other legitimate business expenses. Since our main focus is on construction activities and acquisition of land and properties, we are planning to hire more personnel involved in such activities. However, we are also planning hiring research and test engineers, technicians, contractors and advisers involved in our other business activities.

If we are able to sell only 75% of the 14,500,000 shares of Common Stock in this Offering, we will only set aside $4,253,008, or 19.6% of the net proceeds, which may result in hiring less research and test engineers, technicians, contractors and advisers involved in our other business activities.

If we are able to sell only 50% of the 14,500,000 shares of Common Stock in this Offering, we will only set aside $3,908,508, or 27.0% of the net proceeds, which may result in hiring even less research and test engineers, technicians, contractors and advisers involved in our other business activities.

If we are able to sell only 25% of the 14,500,000 shares of Common Stock in this Offering, we will only set aside $1,664,008, or 23.0% of the total amount of proceeds, which may result in hiring less personnel overall, because we will have to significantly curtail our plans for business operations and will need less personnel to manage projects.

Please note that if we select and retain one or more FINRA-registered broker-dealers to help us selling the shares of Common Stock in this Offering, we may be required to pay a certain amount of broker-dealer commissions, which will have to pay from the operating capital funds described in this subsection. This may require us further curtailing our planned business operations, hire less employees, and change the allocation of funds discussed in this Section “Use of Proceeds.” If we chose to engage a FINRA-registered broker-dealer, we will make all required disclosures with the post-effective amendment to this S-1 registration statement.

DIVIDEND POLICY

We have not paid any cash dividends on our Common Stock to date and do not intend to pay cash dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our homebuilding projects. The payment of any cash dividends will be within the discretion of our Board of Directors at such time. Further, if we incur any indebtedness in connection with consummation and execution of our homebuilding projects, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION

The difference between the public offering price per share of Common Stock and the pro forma net tangible book value per share of our Common Stock after this Offering constitutes the dilution to investors in this Offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants and options, or the future issuance of Common Stock in satisfaction of convertible debentures and conversion rights of the holders of Series-X Common Stock, which would cause the actual dilution to the public stockholders to be higher, particularly where a cashless exercise is utilized. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of our Common Stock.

At December 31, 2015, our net tangible book value was $(88,045), or approximately $(0.04) per share of Common Stock. After giving effect to the sale of 14,500,000 shares of Common Stock in this Offering, and the deduction of estimated broker-dealer commissions and offering expenses, our pro forma net tangible book value at December 31, 2015, would have been $ 26,207,337 or $1.58 per share, representing an immediate increase in net tangible book value of $1.57 per share to our founders and $1.50 per share to our initial stockholders and an immediate dilution of $0.42 per share to our public stockholders.

32

The following table sets forth information with respect to our initial stockholders and the public stockholders, assuming that our Shares will pass the review by the Securities and Exchange Commission resulting in the effectuation of this registration statement, listed on a capital exchange market, and open for trading at $2.00 per share:

	Total Common Stock		Total consideration paid
	Number	%	Amount	%	Average price per share(3)
Founders(1)	2,000,000	12.1%	$20,000	0.0%	$0.01
Initial stockholders(2)	100,000	0.6%	$8,145	0.0%	$0.08
Public stockholders	14,400,000	87.3%	$29,000,000	100%	$2.00
Total	16,600,000	100%	$29,028,145	100%

(1) Assumes no exercise of the conversion rights for 8,000,000 shares of Series-X Common Stock;

(2) Indicates the Common Stock issued as merger consideration for acquisition of HAC Patents LLC;

(3) The increase (decrease) data represents a surplus to the Selling Stockholders and a dilution to the investors in this Offering assuming our Shares in this Offering are priced at $2.00 per share.

Each $1.00 increase (decrease) in the assumed initial public offering price of $2.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) our pro forma as adjusted net tangible book value by approximately $13 million, or approximately $0.79 per share, and increase (decrease) the dilution per share to investors in this Offering by approximately $0.21 per share, assuming that the number of shares offered by us as set forth on the cover page of this prospectus remains the same, and after deducting the estimated offering expenses. We may also increase or decrease the number of shares we are offering. Each 1,000,000 shares increase or decrease in the number of shares of Common Stock offered by us would increase or decrease our pro forma as adjusted net tangible book value by approximately $1,820,000, or an increase of approximately $0.01 per share or a decrease of approximately $0.02 per share, and the pro forma dilution per share to investors in this Offering would decrease by approximately $0.01 per share or increase by approximately $0.02 per share, assuming an initial public offering price of $2.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this Offering determined at pricing.

The following table illustrates a change of voting control as related to the change in value of our Common Stock to our founders and to the public stockholders, after deduction of estimated broker-dealer commissions and offering expenses, provided all of the 14,500,000 Common Stock offered by the Company are sold and none of the 525,658 shares of Common Stock offered by the Selling Stockholders are sold:

	Before the Offering		After the Offering
	Number of Shares	% Votes	Number of Shares	% Votes	Increase (decrease)(1)
Founders as Selling Stockholders	2,000,000	95.2%	2,000,000	12.1%	$1.57
Initial stockholders as Selling Stockholders	100,000	4.8%	100,000	0.6%	$1.50
Public stockholders	-	-	14,500,000	87.3%	$(0.42)
Total	2,100,000	100%	16,600,00	100%

(1) The increase (decrease) data represents a surplus to the Selling Stockholders and a dilution to the investors in this Offering assuming our Shares in this Offering are priced at $2.00 per share.

33

We anticipate no shares of preferred stock to be outstanding upon completion of this Offering. We anticipate no Common Stock to be issued in satisfaction of the $1.4 million in convertible debentures we have under the promissory notes we issued in 2012-2014 (the “Notes Payable”).

Further dilution may occur if we accept additional investments in the secondary and consecutive offerings and upon conversion of the shares of Series-X Common Stock by 25% incremental portions on the dates when price of our Common Stock in the public market, for any 20 trading days within a 30-trading day period, exceeds $5.00, $7.00, $10.00, and $12.00 per share. The rights, including the conversion rights, and restrictions of our Series-X Common Stock are described in Section entitled “Description of Securities” in this prospectus.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2015, and as adjusted to give effect to the sale of the Shares by the Company in this Offering and the application of the estimated net proceeds derived from the sale of such shares:

	Actual as of December 31, 2015	As Adjusted (1)
Notes payable (2)	$1,400,000	$1,400,000
Common Stock, $0.001 par value, 200,000,000 shares authorized; 2,100,000 shares issued and outstanding as of December 31, 2015; 16,600,000 shares issued and outstanding as adjusted	2,100	16,600
Series-X Common Stock, $0.001 par value, 40,000,000 shares authorized; 8,206,250 shares issued and outstanding as of December 31, 2015; 8,206,250 shares issued and outstanding as adjusted	8,206	8,206
Preferred stock, $0.001 par value, 10,000,000 shares authorized; none issued or outstanding	0	0
Additional paid-in capital	528,151	24,979,726
Total capitalization	$1,938,457	$26,403,533

(1)	The “as adjusted” data represents a surplus to the Selling Stockholders and a dilution to the investors in this Offering assuming our Shares in this Offering are priced at $2.00 per share;

(2)	See the auditor notes included into the audited financial statements enclosed as part of this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this prospectus. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

34

Overview

We intend to grow via originating and managing our own projects and in cooperation with other developers through potential joint ventures should any potentially profitable scenarios arise. We are headquartered in Deerfield Beach, FL and prioritize our business interests in the Fort Lauderdale, FL, Chicago, IL, and Richmond, VA metro areas.

Our business development plan comprises three stages:

● Stage 1: Development Stage (anticipated duration 2012-2017). Our goal for the development stage is to develop home kit models and methods for their assembly which we are planning to test within a single-family home subdivision in Chesterfield, VA (our Seasons Creek Project).

● Stage 2: Active Growth Stage (anticipated duration 2018-2019). Our goal for the active growth stage is to develop repeatable business processes for the manufacturing and assembly of our products (building kits inclusive of materials, tools, and assembly manuals) while diversifying the product base.

● Stage 3: Full-Scale Expansion Stage (past 2020). Our goal for the full-scale expansion stage is to attain and defend a sustainable market power in our niche on target markets.

The milestones and practical steps within these milestones known at this time are described under Section entitled “Business Plan” in the Summary Section of this prospectus.

The following table illustrates, in the consecutive order, our principal milestones of planned business development, together with associated costs, and indicates the amounts and source of funding we are contemplating to obtain and use to finance our activities for the identified milestones. If any additional financing would be required to be obtained for such activities, the footnotes following this table discuss our plans for obtaining such financing.

Anticipated milestone timelines and the duration of activities are estimated and are subject to change.

Milestones (1)	Amount of Associated Investment Proceeds (2)	Anticipated Commencement and Duration	Source of Funding
Stage I: Development Stage. Our goal for the development stage is to develop home kit models and methods for their assembly which we are planning to test in real projects, starting from building 70 single-family homes in Chesterfield, VA (our Seasons Creek Project)	$80,000,000	2012-2017	Cash on hand from previous sales of securities, Net proceeds of this Offering, and additional sales of securities (3)

Stage II: Active Growth Stage. Our goal for the active growth stage is to apply in real projects our proprietary repeatable business processes while developing a new concept of sustainable living while diversifying our product base (5).	$200,000,000	2017-2019	Additional sales of securities (4)

Stage III: Full-Scale Expansion Stage. Our goal for the full-scale expansion stage is to expand our new concept of sustainable living communities in our target markets while attaining and defending sustainable market power.	$2,000,000,000	Past 2020	Additional sales of securities (4)

(1)	We define “Milestones” as steps the Company anticipates taking to grow its business operations.. Each step end marks achievements. Getting there requires capital. The business progress/growth (or as you called "points on a timeline") is measured by the opportunity cost leading to an increase of future revenues and profits, which ultimately results in an increase of stockholder equity.

(2)	The “amount of associated investment proceeds” for each milestone is meant to indicate the approximate total estimated costs of achieving that milestone. We plan on financing such costs partially from the net proceeds of this Offering, and consecutively from the sale of securities in the secondary offerings on a continuing basis as we originate new projects.

(3)	On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this Offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal operations in the construction business. No subscriptions have been received under this private Offering as of the date of this Prospectus. The offering is currently active and has no termination date. We may also decide to finance this activity by offering securities of our Project LLC’s in one or more private offerings in the future.

(4)	We anticipate undertaking the additional offerings of our securities from time to time, based on our capital needs and project origination, after effectuation of this Offering by the SEC.

(5)	We have conceived a new concept of sustainable living communities based on the practical application of our knowledge base and novel technologies. The concept we intend to develop is a large-scale planned mixed-use development that can be conveniently located outside of a city that we intend to include, but not be limited to, its own private schools for residents, healthcare facilities, rental housing, single-family and multi-family real estate, parks, fitness centers, grocery stores, municipal buildings such as a fire station, gas stations, electric car charging stations, restaurants, retail stores, and office space. We also intend to meet modern standards for environmental-friendliness and energy efficiency throughout the development. Such concept is currently in its development stage and is subject to substantial changes, outcomes of which are uncertain. During Stage I of our Business Plan, we intend to continue developing this concept and locating a site for it. During Stage II and carrying into Stage III, we intend to physically begin and carry through with the land acquisition, land development, obtaining approvals from local municipalities, and construction of the project.

As the activities during Stage II and Stage III milestones are yet unclear, the following table illustrates our anticipated business activities within Stage I milestone:

Operating Activities within Stage I	Amount of Associated Costs (1)	Source of Funding
2015-2016 - Value of land owned by us for development of 70 building lots in Chesterfield County, VA (Seasons Creek project)	$1,000,000	Current working capital
2016 – 2017 – Land development for 70 building lots in Chesterfield County, VA (Seasons Creek project)	$450,000	Current working capital
2016-2017 - Land development for 70 homes in Chesterfield County, VA (Seasons Creek project)	$3,250,000	Current working capital and net proceeds from this Offering
2017- 2018 - Construction of 70 homes in Chesterfield County, VA (Seasons Creek project)	$5,800,000	Current working capital and net proceeds from this Offering
2016-2017 - Purchase of land for development other than the Seasons Creek Project and properties for remodeling	$11,200,000	Net proceeds from this Offering
2016-2017 - Development and testing of proprietary home model kits (2)	$700,000	Net proceeds from this Offering
2016-2017 - Research for alternative materials (3)	$250,000	Net proceeds from this Offering
General business operating activities (4)	$6,850,000	Net proceeds from this Offering
2017 – Research 3D printer for construction	$500,000	Net proceeds from this Offering
2016-2017 - Land development, other than Seasons Creek development	$20,000,000	Additional offering (5)
2017 - Development and testing of new concept of a sustainable living community, including but not limited to erection of actual housing and commercial buildings, and/or purchase and remodeling existing properties to exhibit the concept (7)	$30,000,000	Additional offering (6)

(1)	Assuming the sale of 14,500,000 shares of Common Stock offered by the Company are sold in this Offering.

(2)	We are planning to use $700,000 from the net proceeds of this Offering for development of our proprietary kits of home models we are planning to build on the 28.8-acre parcel of land we own in Chesterfield County, Virginia. Although the cost of these materials and supplies will be capitalized in total construction costs under our subsidiary, Seasons Creek Development LLC, and ultimately realized upon sale of homes, we allocate this cost separately because we are planning to use the home models combining novel combination of construction materials and supplies, an outcome of which is uncertain. Should we be not be able to assemble homes using these materials and supplies in compliance with the applicable building code, or at all, we will have to expense this cost partially or entirely, which may affect our future results of operations and may render a negative effect on your stockholder equity and earnings per share.

(3)	Maximum cost level cited.

(4)	Includes salaries, sales and marketing expenses, commissions, contractors’ compensation and other expenses not cited in previous items of this table.

(5)

On February 1, 2015, the Company initiated a private placement offering of up to $20 million in unsecured, non-convertible Notes bearing simple, non-compounding interest of 10% per annum, as described in the Private Placement Memorandum dated February 1, 2015. The Notes will mature between two and three years from the date of issuance, subject to extension as described in the Memorandum. The Notes will be issued without indenture or trustee. The offering is made in reliance upon an exemption from securities registration afforded by, among other regulations, the provisions of Regulation D and/or Regulation S as promulgated by the SEC under the Securities Act of 1933. All of the notes in this Offering were offered by the Company. Management will have broad discretion with respect to the specific application of the net proceeds of the offering, although the net proceeds of the offering are intended to be generally applied toward the Company’s principal operations in the construction business. No subscriptions were received under this Offering as of September 30, 2015. The offering is currently active and has no termination date. We may also decide to finance this activity by offering securities of our Project LLC’s in one or more private offerings in the future.

(6)	Indicates private and public offerings of securities, which we anticipate undertaking consecutive to this Offering as we originate future projects.

(7)	We have conceived a new concept of sustainable living communities based on the practical application of our knowledge base and novel technologies. The concept we intend to develop is a large-scale planned mixed-use development that can be conveniently located outside of a city that we intend to include, but not be limited to, its own private schools for residents, healthcare facilities, rental housing, single-family and multi-family real estate, parks, fitness centers, grocery stores, municipal buildings such as a fire station, gas stations, electric car charging stations, restaurants, retail stores, and office space. We also intend to meet modern standards for environmental-friendliness and energy efficiency throughout the development. Such concept is currently in its development stage and is subject to substantial changes, outcomes of which are uncertain. During Stage I of our Business Plan, we intend to continue developing this concept and locating a site for it. During Stage II and carrying into Stage III, we intend to physically begin and carry through with the land acquisition, land development, obtaining approvals from local municipalities, and construction of the project.

35

From our inception in April 2012 to date, the majority of our operations were focused on engineering activities and searching for land suitable for pilot-testing the selected technologies in real construction projects. However, because it takes significant time and effort to conduct research and determine which technology could give us stronger competitive advantages, and because consecutively it takes time to find land and originate the construction projects to pilot-test the selected technology, the majority of our revenue from inception to date were derived from the financial assistance activities (see “Business” for more information).

We were incorporated in the state of Florida on April 11, 2012. Upon incorporation, our founders, Dr. Temnikov, Mr. Gurin and FVZ, LLC (represented by Ms. Fay Katz and Mr. Val Zevel), have collectively invested $100,000 in capital, which was used to finance expenses associated with our organizational expenses and commencement of our engineering activities aimed on the technology research and product development, including but not limited to renting a 4,000 square feet warehouse, in which we built, tested, and demolished our experimental structures. As more capital was required for a continuous research and testing, our initial investors have provided approximately $2.8 million in unsecured debt bearing annual interest varying between 6% and 8%. In effort to preserve capital and use interest to help us reducing our operating losses associated with start-up, research, and product development stages, we have engaged into the financial assistance activities by lending money in the commercial loans, most of which were secured by real estate property collaterals.

It took us approximately 24 months to conduct engineering and technology research to select the EVG-3D panel technology for an application in pilot projects. During that period, we screened hundreds of patents, building novelties and processes, including but not limited to U.S. Patent 5,515,659 entitled Construction System Using Panelized Insulation Having Integral Structural Frame, U.S. Patent 6,763,644 entitled Construction Block System, U.S. Patent 3,305,991 entitled Reinforced Modular Foam Panels and certain other technologies. We completed the technology screening by end of 2012, and selected the reinforced modular foam panels as our base for development of our first line of products.

In August 2014, we started searching for suitable land for our pilot projects with an intention to build luxury townhomes in the Miami-Dade and Palm Beach Counties of South Florida. In both cases, we had to withdraw from negotiating contracts due to the absence of product acceptance and lengthy process of receiving such acceptance from the respective county officials. In September 2014, we were involved in our first pilot project, called “3890 Parkside,” which was a remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015. We were not allowed to use the EVG-3D Panels for this project due to lack of product acceptance by local municipality. In March-May 2015, we have also engaged into three other construction projects in the Chicago, Illinois area, from which we withdrew and switched our pilot-project base to Richmond, Virginia area. We believe, the product acceptance in the Richmond, Virginia metro area will be faster and less costly.

36

The implementation of our business plan is lengthy and subject to several risks and obstacles. It is further subject to various uncertainties and barriers to market entry. For example, but not limitation, our competitors may compete against us with products based on the technologies other than the EVG-3D Panel technology, which may be more competitive than our products. Also, numerous other companies are developing products based on the EVG-3D Panel technology, and such products (including materials, tools, and assembly methods) may be developed more competitive than our products. Although we believe we have strong competitive edge, and although we also are continue researching and screening other novel construction technologies, there is no guarantee that we will be able to adopt these technologies for product development. Licensing the technologies from inventors may require significant capital resources, which we do not have at this time and there is no guarantee that we will be able to raise such resources in adequate amounts or at all. Also, licenses may be revoked or the technologies may become obsolete, in which case the amount of license fees paid would be non-refundable. Even when we develop technologies in-house and file patents, prosecuting and defending these patents will require additional capital, and there is no guarantee that, even if we raise such capital and pay our patent agents and attorneys, such patents will be granted. If patents are granted, any party can request re-examination of the patents, upon which the patents may be revoked by the U.S. Patent and Trademark Office. Patents may also be found infringing on other patents, which may cause us being responsible for additional license and royalty fees. Our engineering and product development efforts will require significant capital, including the proceeds from this Offering and beyond, and, although we believe the maximum proceeds from this Offering will be sufficient funding our business operations as necessary to achieve planned growth over the next 24 months, there is no guarantee that such capital will be available to us after effectuation of this Offering by the SEC and FINRA on the terms acceptable to us or at all. Furthermore, if we are successful in the technology implementation, engineering and product development, the continuing testing of our products in pilot-test construction projects will require significant additional capital. Our land and property purchases will require additional significant capital, and we cannot predict the then-current market conditions, in which we would be required to raise such capital. We will be also subject to several other risks and obstacles while implementing our business plan and operating our company. Even when we are successful in developing an expanding enterprise with competitive products, we will face several risks and uncertainties. Please read “Business” and “Risk Factors” sections for more information.

We are planning to repay the $400,000 promissory note held by Zimas, LLC either from revenues we anticipate earning from new construction of 70 homes under our Seasons Creek Development LLC project in Chesterfield County, Virginia, or by leveraging the 28.8-acre parcel of land underlying the Seasons Creek Development LLC project. We have no mortgage on this land. Based upon market analysis and preliminary appraisals, we have concluded an as-is unimproved value of approximately $980,000 for the raw land, however, each appraisal is subject to opinion and current market conditions which fluctuate and, therefore, investors should not rely on any appraisal that they have not conducted themselves. We believe we will be able to obtain financing in the amount of $400,000 by leveraging the land’s total combined 2015 tax appraisal of approximately $736,300 by Chesterfield County to obtain low-interest debentures secured by such land.

We divide single-family development projects into multiple stages:

(1)	Engineering – Plans are created and permits obtained (6-8 month average depending on project size)
(2)	Land Development – Earthwork, site clearing, utility work, road creation, and other works are done culminating in recording individual lots to build upon (8-14 month average depending on project size)
(3)	Construction/Sales – Each site is ready to be built upon, whether that be ready-homes or custom built. We do not intend to limit ourselves to one sales avenue, and we intend to remain open to the possibilities of selling the lots individually to consumers, selling lots in bulk to other builders, selling ready-made homes to consumers, or advanced sales and building to the consumer’s requests. (12-36 month average depending on project size)

We are currently in the final stages of engineering the land development building plans for the Seasons Creek Project, and anticipate being able to obtain a land disturbance permit and for contractors to begin earthwork, utilities work, and other land development works by Summer 2016. We anticipate this work being concluded and to record final lots by Spring 2017. Once this stage in concluded, and lots will be ready for construction of homes.

Revenue

To date, a significant majority of our revenue has been derived from our real-estate financing activities, which we anticipate to cease as we engage in increasingly more and more real-estate construction projects.

Industry Guide 3 requires statistical disclosure by Bank Holding Companies. Although a significant majority of our revenue has been derived from our real-estate financing activities, we are not a banking institution and not a holding company, and therefore we believe the requirements of Industry Guide 3 are not applicable to us. We have merely re-lent the cash received from our lenders to our affiliate, Helpful Capital Group LLC (entity under common control) at a higher interest rate with the sole purpose of “parking” our cash resources until we can use such cash for construction projects. We have “parked” our cash into financial instruments only for a period of time required to complete designing our business model and screening novel construction technologies we intend using in our future construction projects. Although a majority of our revenue to date has been derived from our financing activities, the purpose of our financial activities was supplemental and secondary to our engineering and construction activities, which are our main purpose and course of business. We engaged into financial activities in an attempt to decrease our operating losses and reduce depletion of our cash resources during the start-up and business development stage by earning an interest surplus to finance our working capital.

We plan sourcing revenues in form of a combination of construction management fees and equity distribution from the remodeling of existing real estate properties and from construction of new properties. Our construction management activities will comprise practical application of our proprietary building process and know-how as outlined below in this section. Engaging into remodeling of existing properties, regardless whether such remodeling is made by using traditional or novel construction materials and methods, allows us establishing short-term revenue stream. Engaging into new construction activities allows us establishing long-term revenue stream. As we develop novel building materials and methods, we envision using these novelties in both, remodeling and new construction activities, which we believe will ultimately enable us increasing both, our construction revenues and our overall profit margins, hence enabling us funding increasingly more money for our engineering and product development activities in our search for a faster and less expensive construction, and further deployment of these products to the addressable markets.

When we complete a building project and prior to a liquidation of the Project LLC, we derive, in addition to the construction management fee, a revenue from the distribution of our equity share in the project LLC. This income is reported to us by the Project LLC on IRS Form K-1. Our equity share is determined in accordance to the Project LLC operating agreement, and generally varies upon a level of our equity contribution into the Project LLC. For example but not limitation, if, upon organization of the Project LLC we contribute cash in the amount required for placing a deposit on land purchase which equals to 20% of the land purchase price, and our building partners contribute cash equal to 80% of the land purchase, our equity contribution is considered at 20%, and, therefore, our equity share in the net income of the Project LLC is also considered at 20%. If, for further example but not limitation, we contribute our corporate guarantees for the repayment of construction loan the Project LLC undertakes to finance building of property on the land, we may receive, on case by case basis, an additional equity share in the Project LLC. Also for further example but not limitation, if during the construction phase, we agree to defer our construction management fees till the completion of the project, we may receive, on case by case basis, an additional equity share in the Project LLC. Each time we receive any membership equity share in the Project LLC, such equity share is recorded by amendment of the appropriate Exhibit A of the operating agreement for the Project LLC. Because the project LLCs are formed for the purposes of carrying out a construction project, we recognize this revenue as revenue from our construction activities. We consider a building project completed when the property owned by the project LLC is sold. The value of the LLC membership equity subject to distribution to us and other LLC members, if any, is calculated by deducting the total capitalized costs and the project operating expenses from the gross profit of the project LLC calculated in accordance to GAAP. The gross profit is determined by deducting the realtor commissions and closing costs from the aggregate sale amount for which the property owned by the project LLC is sold. Our construction management fees are deducted from the gross profit, among other operating expenses of the Project LLC

37

Generally, we intend to organize a new limited liability company for each project in the state of geographic location of the subject project (each a “Project LLC”). The Project LLCs are taxable as a partnership. With few exceptions, we usually form each Project LLC and initially purchase and own 100% of its equity upon payment of deposits on land under contract. Consecutively, we plan to undertake private offerings of limited membership interests of the Project LLC for the amounts required to purchase land under contract and conduct construction works. Upon receiving investments, our ownership and profit share in the Project LLC is diluted based on the amounts contribute by investors into the project. There is no dilution of our Common Stock occurring upon receiving investments into the Project LLC. Although we aim to own at least 51% of the limited membership interests in each Project LLC, we often result in owning less than 51% of the limited membership interests in each Project LLC. For this reason, we may not have the authority to exercise full control and requisite voting power over the Project LLC business affairs, including but not limited the control over the implementation and payments under the operating agreements, which obliges the Project LLC to pay our construction management fees. Notwithstanding the above statement, all decisions that may render a significant effect on the Project LLC business require unanimous vote of all members, including our vote. These decisions include:

(1)	Dissolution or winding up of the Project LLC;

(2)	Any merger or consolidation of the Project LLC;

(3)	Any sale, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the Project LLC;

(4)	Declaration of any payment or distributions by the Project LLC;

(5)	Any amendment to the operating agreement of the Project LLC, including amendments of section governing payment of our construction management fees;

(6)	Any amendment, restatement or revocation of the certificate of organization of the Project LLC, except (a) as provided to effectuate a change in the principal place of business of the Project LLC, (b) to change the name of the Project LLC, (c) as required by applicable law, or (d) to accomplish any action that would be allowed under the terms and conditions of the operating agreement of the Project LLC where the only prohibition on the performance of such action is the terms of the Certificate;

(7)	Any material change in the business purpose of the Project LLC;

(8)	Any transfer of limited membership interest to any person;

(9)	The incurrence of any indebtedness for borrowed money by the Project LLC;

(10)	Any purchase, lease or other acquisition, in any single transaction or in a series of related transactions, of personal property or services or capital equipment inconsistent with an approved business plan;

(11)	Any capital expenditures or series of related capital expenditures, that exceed the amount provided therefor in the most recently approved operating budget of the Project LLC (after taking into account any general spending overrun provisions contained in the approved business plan) or any commitment by the Project LLC to make expenditures in any project in an amount greater than the amount set forth in the approved operating budget of the homebuilding project carried out by the Project LLC;

(12)	The acquisition of any business or entry into any partnership by the Project LLC;

(13)	(a) the voluntary commencement or the failure to contest in a timely and appropriate manner any involuntary proceeding or the filing of any petition seeking relief under bankruptcy, insolvency, receivership or similar laws, (b) the application for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the Project LLC, or for a substantial part of their property or assets, (c) the filing of an answer admitting the material allegations of a petition filed against the Project LLC in any proceeding described above, (d) the consent to any order for relief issued with respect to any proceeding described in this subsection (6), (e) the making of a general assignment for the benefit of creditors, or (f) the admission in writing of the Project LLC’s inability, or the failure of the Project LLC to pay its debts as they become due or the taking of any action for the purpose of effecting any of the foregoing;

(14)	Creation of any direct or indirect subsidiary of the Project LLC; and

(15)	Any other act that would make it impossible for the Project LLC to continue to operate the business of the Project LLC.

38

We plan to sell the properties we build, directly and in cooperation with our strategic partners, through licensed real estate brokers and their associate realtors. Our marketing strategy is focused on advertising through digital and social media, including Internet websites, which we intend to allow us to incrementally decrease marketing costs and market the properties we build to buyers in combination with mortgage payment calculators and other digital tools available throughout the Internet. We also intend to advertise through traditional marketing sources, including but not limited to newspapers and local and regional publications.

In September 2014 we engaged into our first pilot project, called 3890 Parkside, which was a remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015.

Cost of Revenue

Cost of revenue primarily consists of our inventory of home kits, as well as (when and if we engage into the manufacturing of our home kits) manufacturing, packaging, assembly and testing costs for our home kits, shipping costs, costs of contracted labor, including stock-based compensation, warranty costs and write-downs for excess and obsolete inventory. Because currently our activities in the home kit segment are limited to engineering and market research, and because we currently have no inventory for resale, we have no cost of revenue.

Gross Profit

Gross profit is the difference between the revenue and the cost of revenue. We price our properties based on market and competitive conditions in local markets, and from time to time may reduce the price per square feet of our products as market and competitive conditions change. If we are unable to decrease the cost of our products in line with the sale price decrease, we may experience a reduction in our gross profit and gross margin.

Selling, General and Administrative Expenses

Selling, general and administrative expense primarily consists of personnel related expenses (including stock based compensation), sales commissions, field inspection expenses, travel expenses, professional and consulting fees, legal fees, depreciation expense, and other operating expenses. We expect selling, general and administrative expenses to increase on an absolute basis in the future as we expand our involvement into construction projects and hire more project management, sales, marketing, finance and administrative personnel, and we incur additional expenses associated with operating as a public company.

Research and Development Expenses

Research and development expense primarily consists of prototyping and testing of prototypes of novel construction methods and instruments, and personnel related expenses (including stock based compensation), intellectual property license costs, engineering design development costs, technology evaluation costs, depreciation expense and other expenses related to our research and development of novel construction methods. Research and development activities include the design of new construction elements, methods, systems and processes, refinement of existing elements, methods, systems and processes and product development, including obtaining the appropriate product approvals to ensure compliance with required architectural specifications and building codes. All research and development costs are expensed as incurred. We expect our research and development expenses to increase on an absolute basis as we continue to expand our involvements into developing novel construction elements, methods, systems and processes.

Interest Expense

Interest expense consists of interest expense related to our obligations under convertible debt and non-convertible debt. Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at an annual rate of 8.0%, payable annually, and mature in March 2016 and June 2017, respectively and are both convertible into Common Stock at a conversion rate of $1.60. As of December 31, 2014, the amount of accrued interest was $96,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $112,444, which was paid in January 2016. Non-convertible debt in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. As of December 31, 2014 the amount of accrued interest was $15,333, which was paid in January 2015. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $30,333 and $17,500, respectively. In April 2015 the Company received a Notice of Early Withdrawal. The early withdrawal period was extended until December 2015. The early repayment discount is 20% of the principal or $200,000 and the early repayment penalty is $49,167. The Company will record a $249,167 gain when the discounted and penalized principal is repaid in full to the lender. In July 2015, the Company made a partial repayment of $150,000. In December 2015, the Company made a second payment of $600,833, for a total repayment of $750,833 and which paid the discounted note amount in full. The notice of loan satisfaction was received from the lender in December 2015. Because the discounted and penalized principal is repaid in full to the lender, the Company recorded a $249,167 gain for the period ending on December 31, 2015.

39

Net Income (Loss)

For the twelve months ended December 31, 2015, our net loss was $332,000. For the twelve months ended December 31, 2014, our net loss was $239,678.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2015 and December 31, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Results of Operations

The following table sets forth statement of income data for the periods indicated:

	Fiscal Year Ended December 31,
	2015	2014	Change
Revenue, including interest income	$202,338	$231,661	(13)%
Operating expenses:
Compensation	297,392	107,537	177
Professional Fees	343,841	41,776	723
Interest expense	127,444	129,280	(1)
Bad debt expense (recovery)	(61,668)	179,197	(134)
Other selling, general and administrative	76,697	17,328	343
Total operating expenses	783,706	475,118	65
Income loss from operations	(581,368)	(243,457)	139
Other income	249,368	3,779	6,499
Total Other Income	249,368	3,779	6,499
Net loss	$(332,000)	$(239,678)	39%
Net loss per common share Basic and diluted	$(0.14)	$(0.02)	*
Weighted average Common Stock: Basic and diluted	2,294,521	10,000,000

* Percentage not meaningful.

Comparison of the Year Ended December 31, 2015 to the Year Ended December 31, 2014

As reflected in the accompanying financial statements, we ended the year ended December 31, 2015 with net loss of $332,000, or $(0.14) per basic and diluted share, as compared to net loss of $239,678, or $(0.02) per basic and diluted share during the year ended December 31, 2014, which is an increase of 39%. This increase was mainly caused by an increase in operating expenses from $475,118 for the year ended December 31, 2014 to $783,706 for the year ended December 31, 2015 as we became more active in organizing a revenue stream from our construction activities, as well as an increase in professional fees in connection with preparation of the registration statement of which this prospectus forms are a part.

There is substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues.

40

Revenue

Our financial activities during the year ended December 31, 2015 have produced $166,666 in interest income, which is a 15% decrease from $197,161 during the year ended December 31, 2014. Although there was no substantial change within our financial activities, the slight decrease in revenue from financial activities during the year ended December 31, 2015 as compared to the same period in 2014, indicates, that we are withdrawing from our financial activities. The engagement within the financial activities segment was solely aimed at re-lending the cash received from our lenders at a higher interest rate in an attempt to decrease our operating losses and reduce depletion of our cash resources during the start-up and business development stage by earning an interest surplus to finance our working capital needs. Although a majority of our revenue to date has been derived from our financing activities, the purpose of our financial activities was supplemental and secondary to our engineering and construction activities, which are our main business strategy. As the promissory notes we sold to third parties reach their respective maturity dates, or are being repaid early, we use the proceeds to fund our construction projects, including, but not limited to, making deposits on land, paying personnel salaries, pay incurred architectural, civil engineering and other expenses in order to generate revenue from our homebuilding projects. As reflected in the accompanying financial statements, in December 2015, the Company purchased land held for future development in State of Virginia in December 2015 at a cost of $211,336.

Our engineering consulting services during the year ended December 31, 2015 have produced $0 in revenue, as compared to $34,500 during the year ended December 31, 2014. This decrease was caused by a decrease in demand.

Our construction activities during the year ended December 31, 2015 have produced $35,672 in revenue, as compared to $0 during the year ended December 31, 2014. The increase is consistent with our current strategic priorities. In September 2014, we participated into our first pilot project, called “3890 Parkside,” through a joint venture with Development Management Holding LLC, a construction company and an affiliate of Interforum Holdings, Inc. (“Development Management”), in connection with the remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015. In March 2015, we paid $180,000 and $235,000 to acquire 5% equity stake in two joint ventures, 228 Racine LLC (“Racine”) and 7820 Madison LLC (“Madison”), respectively, in the Chicago, IL area with Development Management. In April 2015, we paid $360,000 to acquire 5% equity stake in a joint venture, 2709 Ashland LLC (“Ashland”), in the Chicago, IL area with Development Management. In July 2015, we withdrew from the Racine joint venture and in September 2015, we withdrew from the Madison and Ashland joint ventures due to our lack of capital. Our deposits for the three projects (totaling $775,000) were returned to us in September 2015. On December 11, 2015, the Company, through our subsidiary, Seasons Creek Development, LLC, a Virginia limited liability company (“Seasons Creek Development”), purchased a 28.8-acre parcel of land in Chesterfield County, Virginia zoned for new construction of 70 residential, single-family homes for $211,336. We are planning on building homes of average size 2,350 square feet, or total development of 164,500 square feet of buildable living space. We anticipate that our revenue from construction activities will increase in absolute dollars and increase as a percentage of total revenues as we become profitable.

Operating Expenses

Our total operating expenses during the year ended December 31, 2015 amounted to $783,706, which is an increase of approximately 65% from the total operating expenses of $475,118 during the year ended December 31, 2014. The following table illustrates the summary of our operating loss for the periods indicated:

	Years Ended December 31,
	2015	2014
Total revenues, including interest income from the Notes	$202,338	$231,661
Selling, general and administrative expenses, total	783,706	475,118
Income loss from operations	(581,368)	(243,457)
Total other income	249,368	3,779
Earnings(Loss) before income taxes	(332,000)	(239,678)
Provision for income taxes	—	—
Net income loss	$(332,000)	$(239,678)
Loss per share – basic and diluted	$(0.14)	$(0.02)
Weighted average Common Stock – basic and diluted	2,294,521	10,000,000

Selling, General and Administrative Expenses

Selling, general and administrative expenses costs include officer compensation, salaries and benefits, stock-based compensation expense, professional and consulting fees, legal expenses, intellectual property costs, accounting and auditing fees, investor relations costs, bad-debt expense, bad-debt expense recovery, insurance, reporting costs and fees, and corporate overhead related costs. Total selling, general and administrative expenses for the year ended December 31, 2015 was $783,706 as compared to $475,118 for the same period of 2014. The increase of approximately 65% was primarily caused by the increased operating expense as we became more active in organizing a revenue stream from our construction activities, as well as an increase in operating expenses in connection with preparation of this registration statement. In September 2014, we participated into our first pilot project, called “3890 Parkside,” through a joint venture with Development Management Holding LLC, a construction company and an affiliate of Interforum Holdings, Inc. (“Development Management”), in connection with the remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015. In March 2015, we paid $180,000 and $235,000 to acquire 5% equity stake in two joint ventures, 228 Racine LLC (“Racine”) and 7820 Madison LLC (“Madison”), respectively, in the Chicago, IL area with Development Management. In April 2015, we paid $360,000 to acquire 5% equity stake in a joint venture, 2709 Ashland LLC (“Ashland”), in the Chicago, IL area with Development Management. In July 2015, we withdrew from the Racine joint venture and in September 2015, we withdrew from the Madison and Ashland joint ventures due to our lack of capital. Our deposits for the three projects (totaling $775,000) were returned to us in September 2015 and we used such funds to extinguish a promissory note that was terminated by the lender. On December 11, 2015, the Company, through our subsidiary, Seasons Creek Development, LLC, a Virginia limited liability company (“Seasons Creek Development”), purchased a 28.8-acre parcel of land in Chesterfield County, Virginia zoned for new construction of 70 residential, single-family homes for $211,336. We are planning on building homes of average size 2,350 square feet, or total development of 164,500 square feet of buildable living space. As we continue to further develop our business, we anticipate that our selling, general and administrative expenses will increase in absolute dollars and decrease as a percentage of total revenues as we become profitable.

41

Research and Development Expenses

Research and development expenses generally include amounts including salaries and benefits, engineering and technology consultant fees, supplies and materials for samples and prototypes, as well as other engineering related expenses. In the accompanying unaudited financial statements, expenditures for research and product development costs are included in other selling, general and administrative expense and totaled $5,969 and $79 for the years ended December 31, 2015, 2015 and 2014, respectively, which is an increase of approximately 7,456%. As we become more active in our home kit activities, we anticipate that our research and development costs will increase in absolute dollars.

Interest Expenses

Interest expense is related to our obligations under our convertible debt and non-convertible debt and totaled to $127,444 and $129,280 for the years ended December 31, 2015 and 2014, respectively. This 1% decrease in 2015 was due to decreased weighted average of total amount of debt securities caused by early extinguishment request of a promissory note with principal amount of $1,000,000 in April 2015 as compared to the year ended December 31, 2014.

Other Income

Other income consisted primarily of the gain on the debt settlement on non-convertible note with principal amount of $1 million, which totaled $249,167 and consisted of the early repayment discount equal to 20% of the principal amount, or $200,000, and the early repayment penalty of $49,167 during the year ended December 31, 2015 and processing fees and other fees received in connection with the repayment of the notes receivable to us and totaled $1,861 during the year ended December 31, 2014. The increase of 6,499% during the year ended December 31, 2015 in other income as compared to the year ended December 31, 2014 was due to the irregular gain on early debt extinguishment.

Net Income (Loss)

For the year ended December 31, 2015, our net loss was $332,000. For the year ended December 31, 2014, our net loss was of $239,678. This increase in net loss of approximately 39% was mainly caused by the increased operating expenses period over period ($783,706 for the year ended December 31, 2015 compared to $475,118 for the year ended December 31, 2014) caused by an increase in compensation expenses ($297,392 for the year ended December 31, 2015 compared to $107,537 for the year ended December 31, 2014), professional fees ($343,841 for the year ended December 31, 2015 compared to $41,776 for the year ended December 31, 2014), and other selling, general and administrative expenses ($76,697 for the year ended December 31, 2015 compared to $17,328 for the year ended December 31, 2014) as we became more active in organizing a revenue stream from our construction activities and as well as an increase in operating expenses in connection with preparation of the registration statement, of which this prospectus forms a part, in connection with this Offering. As we continue to further develop our business, we anticipate that our selling, general and administrative expenses will increase in absolute dollars and decrease as a percentage of total revenues as we become profitable from our homebuilding activities.

42

Earnings per share

We reported net loss of $332,000, or $(0.14) per basic and diluted share, for the year ended December 31, 2015, compared to net loss of $239,678, or $(0.02) per basic and diluted share, for the year ended December 31, 2014. The increase in loss attributable to Common Stockholders per share, basic and diluted, for the year ended December 31, 2015 as compared to for the same period in 2014 was caused by the increase in net loss of approximately 39% for the year ended December 31, 2015 as compared to the same period in 2014 as well as by the decrease of our weighted average number of outstanding shares of Common Stock. In January 2015, our founders, FVZ, LLC, Dr. Temnikov and Mr. Gurin, converted an aggregate of 8,000,000 shares of Common Stock held by them into 8,000,000 shares of Series-X Common Stock. As a result of these conversions, the number of outstanding shares of Common Stock decreased from 10,000,000 to 2,000,000. On March 31, 2015, pursuant to the terms of that certain Agreement and Plan of Merger, by and between Helpful Technologies, Inc. (“HTI”), HAC Patents LLC, a wholly-owned subsidiary of HTI (“HAC Patents”), and the Company, we issued an aggregate of 100,000 shares of Common Stock to HTI in exchange for 100% of the equity interest in HAC Patents, thereby increasing the outstanding shares of Common Stock to 2,100,000. During the year ended December 31, 2015, the weighted average number of shares of Common Stock (basic and diluted) resulted in 2,294,521.

	Years Ended December 31,
	2015	2014
Net loss	$(332,000)	$(239,678)
Weighted average number of common shares outstanding, basic and diluted	2,360,073	10,000,000
Net earnings (loss) attributable to Common Stockholders per share, basic and diluted	$(0.14)	(0.02)

Impact of Inflation on the Company’s Operations

The consolidated financial statements for the year ended December 31, 2015 and financial statements for the years ended December 31, 2014 and related notes included elsewhere in this prospectus have been prepared in accordance with generally accepted accounting principles (GAAP). These require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative value of money over time due to inflation or recession.

Substantially all of the Company’s assets and liabilities are monetary in nature. As a result, interest rates have a more significant impact on its net sales and revenues and on income from continuing operations than the effects of general levels of inflation. Interest rates may not necessarily move in the same direction or in the same magnitude as the prices of goods and services. However, other operating expenses do reflect general levels of inflation. If the effect of changes in the interest rates would become substantially lower than the prices of goods and services related to the Company’s level of expenses, whether due to inflation or other reasons, such would be an unusual event that would materially affect the amount of the Company’s future reported income from continuing operations.

43

Liquidity & Capital Resources

At December 31, 2015, we have had $214,784 on hand and an accumulated deficit of $618,157. In February 2016, the Company received an aggregate amount of $50,000 for three notes payable issued from Company’s founders, Mr. Gurin issued $20,000, Dr. Temnikov $20,000 and FVZ LLC issued $10,000. The notes accrue interest at an annual rate of 5.0%, payable quarterly, and mature in December 2017.We also anticipate receiving funds owed to us for the note receivable dated May 2013, with a value of $420,000 but the remaining principal amount of $330,000, which was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, maturity date was May 2013, and the note has gone into default for non-payment of interest, therefore the interest rate has increased to 18% per the default provision in this note. In December 2014 , a payment of accrued interest for $66,495 was received. This note is in default and the company filed for foreclosure in July 2015. The collateral for the loan is a real estate property located at 111 NE 43 St., Miami, FL 33137 . The Company obtained a third-party appraisal in November 2015. The property was appraised at $900,000, which supports the carrying value of the note. A motion for summary judgment was filed by the foreclosure attorney in December 2015. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $55,786 and $0, respectively. On March 31, 2016, Helpful Capital Group, LLC, our affiliate, entered into a Settlement Agreement with the holder of a second mortgage on the property pursuant to which the holder has agreed to pay Helpful Capital Group, LLC a total of $510,000 in consideration for Helpful Capital Group, LLC assigning its first mortgage on the property to the second mortgage holder. The said sum of $510,000 was transferred to our attorney’s escrow account on April 4, 2016 and will be released to us no later than April 30, 2016 upon transfer of the Certificate of Title to the mortgaged real property located at 111 NE 43 St., Miami, FL 33137 to the holder of the second mortgage. Upon Helpful Capital Group’s receipt of the funds, it will remit such funds to the Company. We believe that we will be able to fund our operations for the next six months with our current cash on hand and our debt collection. In their report on our consolidated financial statements for the year ended December 31, 2015 and financial statements for the year ended December 31, 2014, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

Since our inception in April 2012, our liquidity needs have been satisfied through the sale of equity and receipt of gross profits of $202,338, $231,661, and $151,771 for the fiscal year ended December 31, 2015 , 2014, and 2013, respectively as well as from the principal funds under our debentures we used as our operating capital.

●	In April 2012, our founders purchased an aggregate of 10,000,000 shares of Common Stock for an aggregate of purchase price of $100,000, or $0.01 per share, 8,000,000 of which were converted into 8,000,000 shares of Series-X Common Stock on January 10, 2015.

●	In February 2013, we issued a secured convertible promissory note in the principal amount of $400,000 to an unaffiliated third party lender. The note bore interest at 0% per annum, was to mature in February 2016, was secured by 1,000,000 shares of Common Stock and convertible at any time by the holder thereof into shares of Common Stock a rate of $1.60 per share. In December 2013, we made a $50,000 partial payment towards this note. In January 2014, we made an additional payment of $10,000 towards the outstanding balance of this note. In January 2015, we made a third partial payment of $10,000 towards the outstanding balance of this note. On March 31, 2015, the $330,000 remaining balance under this note was converted into an aggregate of 206,250 shares of Series-X Common Stock, or $1.60 per share.

●

In April 2013, we issued a secured convertible promissory note in the principal amount of $1,000,000 to Zimas, LLC, a principal stockholder. The note bears interest at the rate of 8.0% per annum, payable quarterly, matures on March 31, 2016, is secured by 625,000 shares of Common Stock and is convertible at any time by the holder thereof into 625,000 shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. As of December 31, 2014, the amount of accrued interest was $80,000, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $80,000, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $80,000 and $74,740, respectively.

●

In June 2014, we issued a secured convertible promissory note in the principal amount of $400,000 to Zimas, LLC, a principal stockholder. The note bears interest at the rate of 8.0% per annum, payable quarterly, matures on June 29, 2017, is secured by 250,000 shares of Common Stock and is convertible at any time by the holder thereof into 250,000 shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. As of December 31, 2014, the amount of accrued interest was $16,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $32,444, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $16,444 and $0, respectively.

●

In June 2014, we issued a secured non-convertible promissory note in the principal amount of $1,000,000 to Marusya Pro LLC, an unaffiliated third-party. The note bore interest at the rate of 6.0% per annum, payable quarterly, was to mature on June 17, 2017, and was secured by all of the assets of the Company. The note was payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount would be discounted 20% and an early termination penalty will apply. In April 2013, the lender demanded early repayment of this note. The principal amount was discounted by 20% (200,000) and assessed an early withdrawal penalty of $49,167. In July 2015, the Company repaid $150,000 under this note. In December 2015, the Company made a second payment of $600,833, for a total repayment of $750,833 and which paid the discounted note amount in full. The notice of loan satisfaction was received from the lender in December 2015. Because the discounted and penalized principal is repaid in full to the lender, the Company recorded a $249,167 gain for the period ending on December 31, 2015.

●	On April 10, 2015, we sold a warrant to AssetsTZ Holdings, LLC (“ATZ”) for a purchase price of $100,000. The warrant is exercisable, in whole or in party from time to time, for an aggregate of 2,000,000 shares of Common Stock for $1.60 per share from December 31, 2016 until December 31, 2019. The Company has no rights to redeem the warrant. The warrant also specifies that if ATZ exercises and continuous to own more than 5% of the outstanding Common Stock, ATZ will be entitled to nominate representative to the Company’s Board of Directors. On December 15, 2015, the Company and ATZ signed an amendment removing time period limitation on the Company’s obligation to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. ATZ is fully owned and controlled by Mr. Val Zevel, who also is a member a FVZ LLC, a founder and principal stockholder.

Our principal capital requirements are to fund our working capital for our engineering and construction activities, including acquisition of land and materials, and to finance the costs of public company filing requirements. We have historically funded our operations through combination of our gross profits and cash received from debt and equity sales. Upon completion of this Offering (assuming all 14,500,000 shares offered by the Company are sold), we anticipate receiving net proceeds of approximately $28.55 million. We will not receive any proceeds from resale of shares of our Common Stock by the Selling Stockholders is this Offering. We believe the combination of the net proceeds from this Offering, should fund our planned operations for the next 24 months.

If needed, we intend to fund our future operations through the sale of equity and/or debt securities. Also, in order to fund any working capital deficiencies or finance unforeseen transaction costs in connection with intended business, our founders or our executive officers, may, but are not obligated to, loan us funds as may be required. We do not have any verbal or written binding agreement with any of our founders, executive officers or directors. We would repay such loaned amounts out of the net offering proceeds of consecutive offerings or out of the operating income.

44

Cash Flows

The following table presents a summary of net cash provided by (used in) our operating, investing and financing activities for the periods indicated:

	For the Fiscal Year Ended December 31,
	2015 (consolidated)	2014 (as restated)
Net cash provided by provided (used in)
Operating activities	$552,537	$(887,206)
Investing activities	(211,536)	24,186
Financing activities	(660,833)	1,384,924
Net increase (decrease) in cash and cash equivalents	$(319,832)	$521,904

Operating Activities. Operating activities provided net cash of $552,537 and used $(887,206) during the years ended December 31, 2015 and 2014, respectively. The change in net operating cash flows primarily reflected repayment of the three notes with principal amount of $200,000, $350,000, and $120,000, a bad debt collection on note receivable in amount of $179,197, and receipt of due from affiliate in amount of $392,963 which was partially offset by our gain on debt settlement with Marusya Pro LLC in amount of $249,167, our bad debt expense on note receivable in amount of $117,529, and our increased notes interest receivables during the year ended December 31, 2015 and issuance of three notes in amount of $350,000, $350,000 and $400,000 or aggregate $1,100,000, which was partially offset by the decreased amount of due from affiliates during the year ended December 31, 2014.

Investing Activities. Investing activities used $(211,536) and provided $24,186 during years ended December 31, 2015 and 2014, respectively. The year-over-year change reflected the purchase of land held for future development in amount of $211,536 and purchase of a patent application from the Company's founder in amount of $200 during the year ended December 31, 2015 and proceeds for transfer of patents to affiliate in amount of $24,186 during the year ended December 31, 2014.

Financing Activities. Financing activities used net cash of $(660,833) and provided $1,384,924 during year ended December 31, 2015 and 2014, respectively. Financial activities used cash for full repayment of a note payable to Marusya Pro LLC in amount of $750,833 and a partial repayment of note payable to Mr. Andrienko in amount of $10,000, which was partially offset by receipt of proceeds of $100,000 from the warrant purchase by AssetTZ LLC during year ended December 31, 2015 and proceeds received from issuance of notes payable in aggregate amount of $1.4 million or $1 million received from Marusya Pro LLC and $400,000 received from Zimas LLC, which was offset by partial repayment of note payable to Mr. Andrienko in amount of $10,000 and repayment of due to officer of $5,076 during year ended December 31, 2014.

As of December 31, 2015, we have had $214,784 on hand, as compared to the cash on hand of $534,616 we had at December 31, 2014. Not including the proceeds of this or any other offering or borrowings, the amount of $120,000 was sufficient for us to continue our operations from December 31, 2015 to the date of this prospectus.

We expect our primary capital requirements during the fiscal year ended December 31, 2016 to include the financial needs described in the following table. However, we may have additional expenses that may be unforeseen by us at this time and incurred by us in connection with the pursuit of our business plans or in connection to the consecutive offerings of our securities. The following table sets forth an itemization of our estimated offering expenses, which we will pay assuming we sell 100%, 75%, 50% and 25% of the shares in this Offering, in connection with the issuance and distribution of the securities being registered:

	Gross Proceeds from sale of Shares in this Offering (1)
	100%		75%		50%		25%
Gross Offering Proceeds (2)	29,000,000	100%	21,750,000	100%	14,500,000	100%	7,250,000	100%

Offering Expenses:
Transfer agent fees	25,000	0.1%	23,500	0.1%	20,000	0.1%	15,000	0.2%
Legal fees and expenses	150,000	0.5%	150,000	0.7%	150,000	1.0%	150,000	2.1%
Printing and engraving expenses	25,000	0.1%	25,000	0.1%	25,000	0.2%	25,000	0.3%
SEC filing fees	3,492	0.0%	3,492	0.0%	3,492	0.0%	3,492	0.0%
Accounting fees and expenses	60,000	0.2%	60,000	0.3%	60,000	0.4%	60,000	0.8%
FINRA fees	10,000	0.0%	10,000	0.0%	10,000	0.1%	10,000	0.1%
OTC Capital Market listing fees	15,000	0.1%	15,000	0.1%	15,000	0.1%	15,000	0.2%
Travel and road show expenses	50,000	0.2%	50,000	0.2%	50,000	0.3%	50,000	0.7%
Miscellaneous expenses	11,508	0.0%	10,000	0.0%	8,000	0.1%	7,500	0.1%
Director and officers insurance	100,000	0.3%	100,000	0.5%	—	0.0%	—	0.0%
Broker-dealer commissions	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Total Offering Expenses	450,000	1.6%	446,992	2.1%	341,492	2.4%	335,992	4.6%

(1)	Amounts are estimated.

(2)	We anticipate funding our 2016 operating expenses using the capital available to us from our current debt and our interest income from financial activities, which will result in an decrease of cash capital available for repayment of the amounts under the notes payable as of December 31, 2015.

45

We believe that we will need at a minimum of $1,500,000 for the next 12 months in order to sufficiently fund our general and administrative expenses, as planned, including hiring the minimally required personnel, funding research and development and marketing, expenses. We will need an additional $2,300,000 to fund our intended construction and land development operations, including developing and building homes on the 28.8-acre parcel of land we acquired Chesterfield County, VA.

Summary of Critical Accounting Policies

Going Concern

The consolidated financial statements for the year ended December 31,2015 and financial statements for the year ended December 31, 2014 have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $332,000 and $239,678 for the years ended December 31, 2015 and 2014, respectively, an accumulated deficit of $618,157 and $286,157 at December 31, 2015 and 2014, respectively and working capital deficit of $382,504 at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is continuing with its plan to expand operations in construction and home kits, which requires substantial additional working capital. The management believes that its current operating strategy, combined with continued funding, will provide the opportunity for the Company to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. The Company remains dependent upon outside investors or its controlling stockholders to fund its operations. There is no assurance that the Company will raise the required capital or succeed in the realization of its business plans.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Helpful Alliance Company Inc. and its wholly-owned subsidiary, Seasons Creek Development LLC, from inception on November 30, 2015 and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All intercompany transactions and balances have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates. Significant estimates during the years ended December 31, 2015 and 2014 include the valuation of deferred tax assets and allowance for doubtful accounts.

46

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, current notes receivable, accounts payable and accrued expenses, accrued interest payable and due to officer approximate their fair market value based on the short-term maturity of these instruments. Furthermore, non-current notes receivable and notes payable carrying amounts approximate their fair value since they carry market rates of interest. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2015.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at December 31, 2015 and December 31, 2014.

47

Note interest receivables

Note interest receivables are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. An allowance was deemed necessary for one customer in the amount of $117,529 and $179,197 at December 31, 2015 and 2014, respectively. In August 2015, the company received payment in full for all principal and accrued interest on the note receivable which was one hundred percent reserved at December 31, 2014. This bad debt reserve was reversed in the accompanying financials at December 31, 2015.

Notes receivable

The Company follows FASB ASC 310-10 that provides general guidance for receivables and notes that arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

Generally Accepted Accounting Principles (“GAAP”) requires that companies disclose the fair value of their notes receivable in the notes to the financial statements if they do not approximate their fair value. Also, GAAP recently changed to allow companies to choose to carry receivables at fair value in their balance sheets, with changes in fair value recognized as gains or losses in the income statements. The Company has not opted to carry its notes at fair value, and continues to carry its notes at face value.

The Company instructs our attorney to foreclose on the collateral properties for the notes that are nine months in default upon receipt of the written notice of intention to foreclose by the borrower. The notice gives the borrower 10 business days to bring the account current or repay the loan when maturity is reached. Upon foreclosure on the collateral property, the property will be sold by the Sheriff to pay off the debt.

When it becomes probable that a creditor will be unable to collect all amounts due according to the contractual terms of a note, the receivable is considered impaired. When a creditor’s investment in a note receivable becomes impaired for any reason, the receivable is re-measured at the discounted present value of currently expected cash flows at the loan’s original effective rate. The difference between the carrying amount of the note and the discounted present value is the amount of impairment to be recorded.

Loans were assigned from Helpful Capital Group LLC, from a non cash transaction for repayment of a note. We are exiting from financial activities that we entered into in order to sustain our beginning stage operating capital. The customers that are being referenced are loans that we purchased in order to sustain our beginning stage operating capital through the interest received. Most of these past loans that we held are now paid in full and only two are currently active.

Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the Statement of Operations.

Land

Land is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.   The Company acquired land held for future development in State of Virginia in December 2015 at historical cost of $211,336, which represents the purchase price.

Patent costs

Patents are stated at cost and are being amortized on a straight-line basis over the estimated future periods to be benefited. Patents are recorded at the historical cost basis. The Company acquired a patent from an affiliated company in March 2015 valued at the historical cost basis, or $8,145, which represents the legal fees for filing the patent applications. In December 2015, the Company purchased a patent application from the Company's founder valued at the historical cost basis, or $200, which represented the cost of filing fees associated with this patent application. The Company will begin amortizing these patent costs when the patent applications are approved, and therefore did not recognize any amortization expense for the year ended December 31, 2015.

48

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Investment in Unconsolidated Investees

The Company accounts for investments in which the Company owns less than 20% of the investee, using the cost method under ASC-325-20 requires the Company to account for the investment at its historical cost (i.e., the purchase price) and appears as an asset on the balance sheet of the Company.

The Company makes investments in real estate development entities. The investments have the following criteria, so the Company accounts for the investment using the cost method:

●	The Company has no substantial influence over the investee (generally considered to be an investment of 20% or less of the shares of the investee).

●	The investment has no easily determinable fair value.

Once the Company records the initial transaction, there is no need to adjust it, unless there is evidence that the fair market value of the investment has declined to below the recorded historical cost. If so, the Company writes down the recorded cost of the investment to its new fair market value.

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Stock-based compensation is included in Compensation expense and totaled $312 and $0 for the years ended December 31, 2015 and 2014, respectively.

Pursuant to ASC 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

Interest Income: Revenue is earned on the interest bearing notes based on the effective yield of the financial instrument. In the year ended December 31, 2015 and 2014 the Company had $166,666 and $197,161 revenues, respectively, generated from interest income.

Construction: Revenues from the management of the construction, remodeling and sale of residential properties are recognized upon the sale of the properties. In the year ended December 31, 2015 and 2014 the Company had $35,672 and no revenues, respectively, generated by construction activities.

Business Development: Revenues from sales of home kits are recognized when the sales are closed and home kits are delivered to the customer. In the year ended December 31, 2015 and 2014 the Company had no revenues generated by the sale of home kits.

Engineering consulting: Revenues from sales of engineering consulting services are earned when services are provided. In the year ended December 31, 2015 and 2014 the Company had $0 and $34,500 revenues, respectively, generated by engineering consulting.

49

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During the years ended December 31, 2015 and 2014, the Company only operated in one segment, construction related activities, and therefore segment information has not been presented.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2015 and December 31, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Advertising and promotion

Advertising and promotion is expensed as incurred and is included in other selling, general and administrative expense and totaled $4,774 and $3,006 for the year ended December 31, 2015 and 2014, respectively.

Research and development expenses

Expenditures for research and product development costs are expensed as incurred and are included in other selling, general and administrative expense and totaled $5,969 and $79 for the year ended December 31, 2015 and 2014, respectively.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to Common Stockholders by the weighted average number of shares of Common Stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of Common Stock, Common Stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into Common Stock or other contracts to issue Common Stock resulting in the issuance of Common Stock that would then share in the Company’s income (loss) subject to anti-dilution limitations. Potentially dilutive shares of Common Stock consist of Common Stock issuable for stock warrants, convertible debt, Series X - Common Stock, restricted stock options (using the treasury stock method). In period where the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

Net loss per share for each class of Common Stock is as follows:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Net Loss per shares of Common Stock outstanding:
Basic Common Stock	$(0.14)	$(0.02)
Weighted average shares outstanding:
Basic Common Stock	2,294,521	10,000,000
Total weighted average shares outstanding	2,294,521	10,000,000

50

The Company’s aggregate Common Stock equivalents at December 31, 2015 and 2014 included the following:

	December 31, 2015	December 31, 2014
Convertible notes	875,000	1,087,500
Warrants for Common Stock	2,000,000	-
Series X - Common Stock	8,206,250	-
Restricted stock options	1,432,000	-
Total	12,513,250	1,087,500

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at historical cost of the goods or services exchanged.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements. In August 2015, the FASB issued an Accounting Standards Update, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which formally applies the amendments to defer for one year the effective date of the new revenue standard for entities reporting under U.S. GAAP.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

51

Emerging Growth Company

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We had the following outstanding debt securities at December 31, 2015 and December 31, 2014:

●	Convertible note in the principal amount of $400,000 was issued in February 2013. The note has 0% interest, matures in February 2016 and is convertible into Common Stock at a conversion rate of $1.60 per share. In December 2013, a partial repayment of $50,000 was made, and in January 2014 and in January 2015, $10,000 partial repayments were made. This note was converted into 206,250 shares of Series-X Common Stock on March 31, March 2015.

●

Convertible notes in the principal amount of $1,000,000 and $400,000 were issued in March 2013 and June 2014, respectively. The notes accrue interest at an annual rate of 8.0%, payable quarterly, and mature in March 2016 and June 2017, respectively and are convertible into Common Stock at a conversion rate of 1.60 per share. As of December 31, 2014, the amount of accrued interest was $96,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $112,444, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $96,444 and $74,740, respectively.

We had the following outstanding commitments and contingencies at December 31, 2015, and December 31, 2014:

●

On January 1, 2015, the Company executed a sublease agreement with an affiliated company, Helpful Technologies, Inc. (“HTI”), for office space located in sub-landlord’s leased premises in Deerfield Beach, FL, which shall serve as the Company’s permanent offices. The initial term of the lease was for 12 months. The base monthly rental for the premises is $1,500. No security deposit or prepaid rent was required.

●

On July 1, 2015, the Company executed an assignment of the sublease for the offices at Deerfield Beach, FL, to a non-affiliated company. The rent is $1,778 per month. The term of the assigned lease is from the date of the assignment to October, 2016. No security deposit or prepaid rent was required.

Future minimum lease payments required under this operating lease are as follows:

	Total	1 year	1-3 years	3-5 years	5+ years
Office lease	$17,780	$17,780	$-	-	-
Total	$17,780	$17,780	$-	$-	$-

Office lease expense was $19,947 and $0 for the year ended December 31, 2015 and 2014, respectively.

52

BUSINESS

Overview

The Company was incorporated in Florida on April 11, 2012. We are a development stage construction management company focused on the efficiency of real-estate construction projects, with operations are structured in four divisions: (i) Land and Property; (ii) Engineering; (iii) Construction, and (iv) Financing Activities.

Our business purpose and focus is to develop and market novel construction materials and methods enabling erecting a building shell at lower cost and superior speed. Our mission is to upgrade America’s towns with eco-friendly, energy-efficient, disaster-resistant properties. Our focus is on novel construction technologies allowing constructing and marketing modern homes. We are headquartered in Deerfield Beach, Florida (which is within the Fort Lauderdale metropolitan area) and are presently targeting niche markets primarily in metropolitan areas.

Our current revenues are derived mostly from our financing activities and some from construction activities. However, we spend majority of our time, effort and money to find land suitable for construction projects, engage into construction projects as co-developers, and develop building (“home’) kits for these construction projects. We engaged into financing activities with purpose of generating passive cash income to allow us decrease our operating losses associated with start-up and research and development stage. As we gradually withdraw from the financing activities, we anticipate our major source of revenue after the effectuation of this Offering to be from construction activities. From inception and going forward, we are developing core expertise in the engineering and construction of building shells, floor slobs, and wall systems.

Going forward, we anticipate (i) our land and property division to generate revenue from resale of land and properties upon completion of rezoning, (ii) our engineering division to generate revenue from sale of proprietary building kits and licensing proprietary assembly methods and processes to our building partners and third parties, and (iii) our construction division to generate revenues from construction of building shells and rendering construction management services. We anticipate fully withdrawing from the financing activities during the fiscal year 2016.

We intend to participate in all stages of the development process from origination to acquisition to management and then to the selling stage. We intend to select projects, go under contract for associated land or property, and rezone it if necessary. If rezoning is granted, we will enter into the contract and begin our project either solely under our own umbrella with subcontractors or with a developing partner who brings subcontractors. In regards to our plans of compensation, we intend to structure profit distribution based upon a combination of management fees and equity distribution for either scenario. We intend to originate the project and create pro-forma estimates and budgets, source architects and engineers, and source materials from suppliers. Our focus and core expertise that we are developing is on the building shell using the proprietary technology and methods using EVG-3D panels.

Upon incorporation, the founders have invested $100,000 in capital, which was used to finance expenses associated with the commencement of principal operations. The founders’ and the initial investors have provided $2.8 million in unsecured debt bearing annual interest varying between 6% and 8%. The amount of $70,000 of these notes was repaid prior to maturity at the lender’s request. The amount of $330,000 of these notes was converted into 206,250 shares of restricted Series-X Common Stock on March 31, 2015. The remaining amount of $1,000,000 million is convertible into 625,000 shares at $1.60 per share and matures on March 31, 2016. The amount of $400,000 is convertible into 250,000 shares of Common Stock at $1.60 per share and matures on June 29, 2017. The amount of $1,000,000 is non-convertible and matures on June 17, 2017. Total investment to date is $2,900,000.

53

Loans were assigned from Helpful Capital Group LLC, an affiliate of the Company, as the lender, from a non cash transaction for repayment of a note. We are exiting from financial activities that we entered into in order to sustain our beginning stage operating capital. The customers that are being referenced are loans that we purchased in order to sustain our beginning stage operating capital through the interest received. Most of these past loans that we held are now paid in full and only two are currently active. We do not have a material dependence on any particular loan.

In 2014, four customers accounted for 10% or more of the Company’s revenue, totaling 70.0%.

In 2015, three customers accounted for 10% or more of the Company’s revenue, totaling 65.2%, and four customers accounted for 10% or more of the Company’s revenue, totaling 70.0%, during the year ended December 31, 2015 and 2014, respectively.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Customer A	29.4%	25.6%
Customer B	18.1%	14.0%
Customer C	-	15.5%
Customer D	-	14.9%
Customer E	17.7%	-
	65.2%	70.0%

Business Operations

We intend to conduct our future business operations through four principal divisions: (i) Land and Property, (ii) Engineering, (iii) Construction, and (iv) Financial Assistance. Below is a summary of each division:

Land and Property Division

Our land and property division intends to acquire land and properties, to be further used for remodeling, reconstruction, or site clearing/demolition and new construction. This process begins with the origination of the project, where we first intend to locate land or property within a market that allows for positive potential economics. Our goal is to target “niche” markets with low vacancy rate, strong expected growth, and high market price per square foot. Essentially, we intend to use to opportunistically acquire and operate well-positioned land and properties for our real-estate development projects in growing metropolitan areas featuring low vacancy rates, to generate an attractive risk-adjusted income. Then we conduct all due diligence for potential project analysis, including, but not limited to, market research using a network of local real estate agents and calculations of expected financial pro forma for project type, size, timeline, budgets, and profit. Many properties, whether or not it is bare land or already built upon, require rezoning. Zoning relates to the division of an area into zones as to restrict the amount and types of buildings and their uses. Rezoning is the process that reclassifies a property into a different zone subject to different restrictions. We intend to place deposits on targeted land or properties with the contingency that we close on the contract only if rezoning is approved according to what our potential project requires. Site plans and building designs must be created as well in order to prepare the potential property for the construction phase. We currently do not have in-house architects or engineers, and therefore will have to outsource these roles for projects in the immediate future. We do intend to eventually have all of these resources in-house.

We anticipate locating most of our pilot projects in 2016-2017 in Richmond, Virginia area, where we believe, the product acceptance will be more expedient and less costly. We currently do not have any written or oral agreements or letters of intent for any project.

Since January 2013, we have been searching for appropriate land on which we can pursue our pilot construction projects. While most of our efforts in 2013 and 2014 were focused on our home-base market segments in Florida (namely in Miami Dade and Palm Beach Counties), due to the construction code compliance reasons, in 2015 our focus shifted to the Chicago, IL and Richmond, VA areas. Our search for construction projects is primarily based upon similar economic characteristics, geography and property type. We are primarily targeting multi-family residential real estate market, although we are also considering pilot-testing our building materials, methods and tools for the construction of strip-malls, warehouses, and mid-rise commercial properties. We are not restricted from operating in any other geographic region or jurisdiction; however, for the purposes of compliance with local building codes, we may be required to use the traditional building materials and methods in substantially all processes involved into construction of building shells, and will be only able to use novel materials and methods for non-bearing walls, garage and warehouse floor slobs, and certain exterior and interior applications. As we receive product acceptance from local municipalities, we will be able to begin using novel materials and methods for the construction of bearing walls and other structural parts subject to regular inspection (especially in the regions requiring strict product acceptance for novel building materials and methods - such as, for example but not limitation, Florida and California).

On December 11, 2015, we, through our subsidiary, Seasons Creek Development, LLC, a Virginia limited liability company (“Seasons Creek Development”), purchased a 28.8-acre parcel of land in Chesterfield County, Virginia zoned for new construction of 70 residential, single-family homes. We paid $211,336 for the 28.8 acre Seasons Creek property in Chesterfield County, VA. Consideration was paid in an all cash transaction from the Company’s reserve of working capital. We are planning on building homes of average size 2,350 square feet, or total development of 164,500 square feet of buildable living space. From the net proceeds of this Offering (assuming more than 50% of the shares of Common Stock offered by the Company in this Offering are sold), we into intend to allocate $5,800,000 for home construction. We are also planning to allocate additional $2,300,000 towards purchasing materials and supplies for proprietary kits of home models we are planning to build on the land we own.

We anticipate locating most of our pilot projects in 2016-2017 in Richmond, Virginia area, where we believe building will be more expedient and less costly. However, we also anticipate construction activities in Chicago, IL and Fort Lauderdale, FL areas. We intend to focus on homebuilding projects in which we can expect annual gross profits in excess of 40% per year, with project duration not exceeding 36 months. However, if we find a land suitable for our pilot projects, in order to collect the technology performance data and tune up our construction processes, we may engage into the projects with earning expectancy lower than 40% per year. Our involvement in the projects will be operated through multi-member limited liability companies (“LLCs”) organized specifically for the purposes of managing each project. We intend to be involved in all phases of planning and building, including, but not limited to, land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build. Our revenues from construction activities consist of the construction management fees during the project and from equity distribution upon sale of the properties built under the project.

54

We intend to focus on homebuilding projects in which we can expect annual gross profits in excess of 40% per year, with project duration not exceeding 36 months. However, if we find a land suitable for our pilot projects, in order to collect the technology performance data and tune up our construction processes, we may engage into the projects with earning expectancy lower than 40% per year. Our involvement in the projects will be operated through multi-member limited liability companies (“LLCs”) organized specifically for the purposes of managing each project. We intend to be involved in all phases of planning and building, including, but not limited to, land acquisition, site planning, preparation and improvement of land and design, construction and marketing of the properties we build. Our revenues from construction activities consist of the construction management fees during the project and from equity distribution upon sale of the properties built under the project.

Engineering Division

Our engineering activities are focused on developing a practical application of novel building technologies to enable building low- and mid-rise real estate properties at a lower cost and superior speed. Although we are researching and developing alternative innovations, our focus is on deployment of the EVG-3D panel technology to build walls, floor slobs, and roofing panels. Since our inception in 2012, we have been developing a core expertise in erecting a building shell at a lower cost and superior speed. We are progressing in developing our core expertise by building a proprietary knowledge base, which comprises methods and systems of using the EVG-3D panels to produce building kits and processes for their swift and inexpensive assembly. The product of our engineering activities will be the novel building models (including an architectural and structural engineering designs) and sets of materials and assembly components for these models accompanied by the assembly tools and equipment and the assembly process manuals, most of which we intend to be proprietary to us (both, patented and copyrighted).

Various manufacturers of EVG-3D panels have reported that their internal testing indicates that the degree of heat insulation of the EVG-3D panel built walls significantly exceeds that of walls built with traditional systems such as wood frame construction. The panels keep heat exchange with the outside at a minimum and limit energy consumption due to the extremely low level of thermal conductivity of the EPS core. Manufacturers have reported, in both prototype testing and actual buildings that have been put into the consumer marketplace, energy savings of up to 50% when compared with traditional systems such as wood frame construction. We have internally conducted tests within our Company that seem to support these claims. However, until a continuous testing in actual homebuilding will pass building code compliance inspections, and until the process of applying the EVG-3D Panel technology is optimized through actual application on site, there can be no guarantee or assurance that EVG-3D Panel technology is tested successfully.

As of the date of this prospectus, we have started designing twelve building kits encompassing different type of one- and two-story single-family homes sized from 1,100 to 5,700 square feet. In our design, we are working on combining traditional and novel construction materials, which leads to the development of novel construction methods enabling achieving the traditional result by novel methods. The novel methods combined with an application of novel materials, supplies, tools, equipment and processes will result in completion of a traditionally required construction phases faster and at a lesser cost. For example, but not limitation, a concrete building foundation is required by the building codes for all building. Structural engineers calculate the type and amounts of cement and other concrete components based on the future building weight, dimensions, and load bearing requirements. Because an application of novel MGO board panels does not require a removal of casting forms otherwise required for the traditional construction, such application of MGO board panels allows building the required foundation faster and at a lesser cost. (For clarification: “MGO” stands for “magnesium oxide”, which is chemical additive that allows for formation of a stronger and more durable cement board – a novel material recently introduced to the construction industry worldwide.) Furthermore, because an EVG-3D Panel has an expanded polystyrene core, a wall erected using the EVG-3D Panels is lighter, which can require a lighter foundation, leading to a lesser quantity of required concrete and further decreasing total construction cost.

In our design, we further seek to not only combine novel materials and methods, but also combine novel materials with traditional materials. For example, an application of EVG-3D Panels allows flexibility of architectural elements, such as arches and elliptical roofs. An application of the well-known structural insulated panels (also known as “SIPs”) allows faster construction of rectangular architecture. An application of MGO board to production of SIPs allows avoiding two additional construction steps of wall paneling and hydraulic insulation. An application of novel, non-fragile ceramics allows replacing traditionally used bricks and similar silicates featuring high percentile of waste. An application of these ceramics to the MGO Board-based SIPs allows for avoiding another very costly and labor intensive step – exterior brick finishing. A combination of the MGO-Board based SIP to the construction of foundations allows for erecting warm, water-resistant basements. A combination of the EVG-3D Panels with the MGO-Board based SIPs with pre-fabricated non-fragile ceramics allows for erection of complex architecture at a lower cost and superior speed.

55

Building codes are sets of regulations governing the design, construction, alteration and maintenance of structures. They specify the minimum requirements to adequately safeguard the health, safety and welfare of building occupants. Rather than create and maintain their own codes, most states and local jurisdictions adopt the model building codes maintained by the International Code Council (ICC). Compliance with applicable building codes is required for all structural elements of a building. These codes include International Building Code (IBC), which applies to almost all types of new buildings, International Residential Code (IRC), which applies to new one- and two-family dwellings and townhouses of not more than three stories in height, and International Existing Building Code (IEBC), which applies to the alteration, repair, addition or change in occupancy of existing structures. The ICC publishes new editions of the International Codes every three years and many states and localities have adopted them since the first editions were issued in 2000. In 2000, the three regionally-based model code organizations (BOCA National Code, SBCCI Standard Code and ICBO Uniform Code) combined together to form the ICC. Some jurisdictions, such as Miami-Dade County in Florida, have other increased supplemental code requirements. As such, we must strive to ensure that any technologies we use meet such standards, and in some cases we may have to obtain independent evaluation service reports on technologies if they are untested in order to ensure compliance. Evaluation reports are developed to ensure that materials, designs and products are tested to safeguard public safety and comply with codes and standards. Evaluation reports usually take 6-12 months to obtain and basic fees usually costs in between a range of $5,000-$10,000. However, certain procedures in obtaining the regulatory approval are consecutive and may not be processed concurrently, which can delay obtaining approvals beyond the period of 12 months. Also, in order to obtain regulatory approval, we may be required to re-make certain prototypes and re-submit them for testing, which can further delay obtaining such approvals for an indefinite period of time. In order to manage this process with a decreased risk to our business, we are using traditional construction materials and methods of their assembly into a structure, and also using novel methods and materials produced by other companies that have obtained such product approvals. For clarification, but not for limitation, the EVG-3D Panels are a type of Structural Insulated Panels (also known as “SIPs”) which are included in all major building codes. For further example, concrete mixtures used for foundations and for the EVG-3D Panels are included in all major building codes. However, the new anchors enabling a swift connection of the EVG-3D Panels with the concrete foundation may require additional regulatory approval.

Our Seasons Creek Project in Chesterfield County, Virginia is subject to many governmental approvals for both land development and construction that we must ensure all of our plans and operations abide by. Any plans of development must be created by an authorized engineer and reviewed for approval by various governmental entities. The Planning Commission ensures that plans abide by zoning standards and permissible uses. The Department of Environmental Engineering reviews the plans in accordance with environmental regulations. The Virginia Stormwater Management Program (or VSMP) is a set of regulations that controls storm water runoff from streets, lawns, etc. and is governed by the Department of Environmental Quality (or DEQ). State law requires that a Virginia Wetland Protection Permit (or VWP permit) be obtained before disturbing a wetland or stream by clearing, filling, excavating, draining, or ditching. Regulations regarding wetlands are administered by both the DEQ and the US Army Corps of Engineers. Also, the Virginia Department of Transportation has regulations that we must abide by when we design and construct both road networks within the development and improvements to existing roads. Land disturbance permits are issued by the County once all building plans have been reviewed and deemed permissible. Upon issuance of a land disturbance permit, the developer is allowed to proceed according to approved plans. Once land development is complete and home construction begins, the plans of the homes must be created and reviewed by an authorized engineer, all work must be done under the charge of a certified General Contractor, and all works and materials must be in accordance with building codes

We have engaged in engineering activities from August 2012 and have continued till present time. Our research and development expenses in 2012 and 2013 were approximately $10,000 ($5,000 for each year respectively), and approximately $79 in 2014. The decrease in our research and development expenses for fiscal year 2014 was based primarily on the fact that we purchased most of R&D supplies and materials and conducted most of our engineering experiments during 2012 and 2013. Our research and development activities in 2014 were primarily limited to reviewing the results of experiments conducted in 2012 and 2013, demolishing the experimental walls and roof/ceiling connections, making technological records and files, obtaining proposals for our kits from manufacturing companies, researching competitors information, ensuring compliance with uniform construction codes, inquiring information and understanding product approval processes with local authorities, and other general activities, which we have continued in 2015.

We do not believe that the reduction in research expenses in 2014 and 2015 will materially affect our ability to develop novel construction methods or processes because amount of $100 is insignificant. We believe that we have determined which technologies we will be testing in real construction projects for the next 3 years. Such testing will show, among other factors, which construction technology is the most beneficial to both consumers and our business, we are continuously developing core competence through the construction of homes and buildings for the consumer marketplace using the knowledge that we have accumulated thus far. We believe that pilot-testing the innovations in real construction operations will allow us decreasing our research and development expenses and attain a defendable market power with strong competitive advantages faster than our competitors who focuses solely on laboratory and theoretical research work.

On March 31, 2015, we have acquired from our affiliate, Helpful Technologies Inc., a Florida corporation (“HTI”), full rights for the intellectual property protected by U.S. Patent application US 14/337,069 entitled “Building block and interlocking construction method,” which will from now on will be developed entirely by our company. On December 10, 2015, we have acquired from our founder, Interim Chief Financial Officer and Vice President of Business Development, Sergey Gurin, the full rights for the intellectual property protected by U.S. Patent application US 62/222,424 entitled “Building block and interlocking construction method,” which is different from HTI’s patent. We have paid Mr. Gurin $200 for the acquisition of this patent, which comprised the $130 filing fee Mr. Gurin paid to the U.S. Patent and Trademark Office, postage and other minor expenses associated with filing of the patent. We anticipate our engineering activities in 2015 and 2016 to be limited to conducting engineering experiments, prototyping experimental products, and testing such products performance for compliance with various building code requirements. Although the technology underlying the cited patent application has no relation to the EVG-3D panel technology, we believe the combination of the EVG-3D Panels with the technology underlying the cited patent application will enable us to develop novel construction method and process for erecting a bearing wall similar to the example described above. However, please note that there is no assurance and no guarantee that we will be able to develop such novel construction method and process for erecting a bearing wall in part or in full, as well as no guarantee that such technology will be competitive to current and then-invented technologies, methods or systems. Furthermore, if such technology is developed, there is no guarantee that we will be able to market it with success or at all, and if marketed, there is no guarantee that such technology will achieve a sustainable competitive advantage or gain a defendable market share.

56

Normally it takes from 12 to 36 months to find contestant technologies, analyze their cons and pros for each practical application to building code compliance, estimate the material, construction speed, and labor resource requirements, consult with architects and structural engineers, build, test, and demolish test structures, and complete other steps necessary to conclude in selection of a technology. The technology comprises building materials and components, and methods of their assembly into a building structure. Consecutively, it takes from 12 to 24 months to prepare engineering drawings and architectural documents to lab-test the selected materials, components and assembly methods for fire, sound, snow load, bearing load, earth shifting, and other structural characteristics. Furthermore, there is a consecutive lengthy process of obtaining product acceptance by local municipalities in regard to the novel and assembly methods, which includes a complex process of preparing and submitting an application package and responding to questions and providing additional information and evidence, if and when required.

We plan to proceed with obtaining the product approvals for our building kits from local municipal authorities overseeing the compliance with building code requirements. Although we anticipate that such product approvals will be granted to us, there is no assurance and no guarantee that such approvals will be granted to us in the form acceptable to us or at all. We will bear all costs and expenses associated with filing for obtaining such product approvals, including but not limited to, attorney and architect fees, government filing fees, and product testing fees.

In the future, we anticipate preparing and filing more patent applications to protect our proprietary knowledge base and designs of assembly components, tools and equipment, as well as our assembly processes; however, at this time there is no guarantee and no assurance that such patent applications will be filed, or, if filed, that such applications will be granted by the U.S. Patent and Trademark Office or its foreign equivalents agencies.

We have been monitoring, studying, and researching the worldwide advancement of 3-D printing within the realm of construction, especially in Europe and China, in order to strengthen our core expertise. It is a known fact that companies around the world have already proven working prototypes of buildings created by using 3-D printers. In England, scientists have been inspired by 3-D printing and its potential for incorporation into the construction process. Information created from computer generated models is exported to a machine which then builds a model or component, layer by layer, there by materializing the virtual model. The research group is using concrete instead of powder and glue in order to create large-scale building components. Concrete printing works on the basis of a highly controlled extrusion of cement based mortar which is then precisely positioned according to computer data to create panels or walls with precisely controlled voids within them in order to allow for pipes and wiring. The intention is to allow for entire buildings to be printed and then assembled at the site with all service provisions already installed. In China, a company used 3-D printing technology to create houses, a five-story apartment building and an 11,840 square foot mansion. They created these buildings using a 490 feet long, 33 feet wide, and 20 feet deep 3-D printer which built layers made from a mixture of glass fiber, steel, cement, hardening agents, and recycled construction waste. Sections of the buildings were printed and then assembled into the final structures. In April of 2014, the Chinese company was able to construct ten houses within 24 hours using this technology and the Egyptian government has pre-ordered 20,000 one-story houses based on this design. It is indicated that this method can save between 30 and 50 percent of building materials, produce a building 50 to 70 percent faster while decreasing labor costs by 50 to 80 percent. We believe that the future of the construction industry will dramatically change over the next 5 to 10 years, and our strategy is to be at the forefront of the innovation and implementation of the changes within the United States. We may incorporate 3-D printing into our implementation of building (“home”) kits. We do intend to procure a large scale 3-D printer, however there are no guarantees that we will be able to procure it at all, procure one of high-quality, operate it properly, or that it will be a successful endeavor.

However, we have not yet located a 3D printer suitable for acquisition, and there is no guarantee that we will be able to locate or co-develop a commercially viable 3D printer suitable for our construction purposes. This offering discloses that we intend using up to $5 Million to procure a 3D printer suitable for our construction purposes. However, if we do not locate such 3D printer within 90 days from the receipt of adequate investment proceeds, we will spend this money to acquire additional land for construction projects, in which case we will be attempting to obtain adequate funding for the procurement of 3D printer at a later time and in consecutive offerings. If we locate a suitable 3D printer, we will disclose the appropriate information promptly in our quarterly and/or annual reports on forms 10-K and 10-Q that we will be filing with the SEC after effectuation of this Offering.

57

Construction Division

Our construction division builds properties and tests novel methods, materials, equipment and related technologies in real projects. This involves, but is not limited to, constructing the building shell, managing subcontractors throughout the construction process, and marketing and sale of properties that are built. We are able to either bring on subcontractors under our own umbrella or to partner with a local developer who would subcontract work out. In either scenario, the project would be conducted under an individual project LLC. Sale of finished properties will be conducted through a network of localized real estate agents within the area of the project. The construction industry is unique in the fact that we are able to incorporate our research and development of the engineering and assembly methods of pre-fabricated building kits using EVG-3D panels in real, revenue-generating construction projects. By engaging into various construction projects, we will also be able to create and utilize new building kits and assembly methods that we can later offer to both other developers and the general consumer.

In September 2014, we entered into a joint venture with Development Management Holdings LLC, an affiliate of Interforum Holdings Inc., a construction company in Chicago, IL (“Development Management”), for our first pilot project, called “3890 Parkside,” which was a remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015. We decided to work with Development Management because of their strong reputation and solid connections in the Chicago construction market, and we may participate in joint projects together in the future.

In March 2015, the Company invested $180,000 into a joint venture, 228 Racine LLC, (“Racine”) and $235,000 into another joint venture, 7820 Madison LLC (“Madison”), with Development Management. In April 2015, we invested $360,000 into a third joint venture, 2709 Ashland LLC (“Ashland”), with Development Management. These investments were made to be applied to the purchase of corresponding land properties for each joint venture’s residential development plans in the Chicago, IL metro area. On July 15, 2015, we withdrew from the Racine joint venture and on September 1, 2015, we withdrew from the Ashland and Madison joint ventures, due to our lack of capital. In September 2015, our deposits (totaling $775,000) were returned to us and used such funds to settle outstanding debt that was requested to be repaid early by the lender.

We select our construction projects upon certain economic characteristics, geography and property type. We conduct project feasibility studies using proprietary economic formulas and model we develop in-house. The projects are originated if economic criteria are met. We are targeting real-estate markets favoring a novel style architecture, modern engineering, and “smart-home” features.

We will participate in all stages of the development process from origination to acquisition to management and then to the selling stage. We intend to select projects, go under contract for associated land or property, and rezone it if necessary. If rezoning is granted, we will enter into the contract and begin our project either solely under our own umbrella with subcontractors or with a developing partner who brings subcontractors. In regards to our plans of compensation, we intend to structure profit distribution based upon a combination of management fees and equity distribution for either scenario. We intend to originate the project and create pro-forma estimates and budgets, source architects and engineers, and source materials from suppliers. Our focus and core expertise that we are developing is on the building shell using the proprietary technology and methods using EVG-3D panels.

We intend to engage into construction activities by operating our own projects and joint projects in alliance with our building partners. We are involved in all phases of planning and building, including land acquisition, architectural and structural engineering, obtaining approvals and permits, site planning and earth works, utilities connection, construction works, final landscaping and marketing of the properties built. Our current focus is on managing and fine-tuning a process of constructing a building shell (from foundation to roof, including but not limited to hydraulic and thermal insulation, windows and exterior door). We manage all projects locally and from our headquarters.

At this time, our revenues from construction activities are insignificant, mainly due to our business development stage focused on technology research, product development, and seeking an appropriate land to undertake the pilot construction projects. In the future, we anticipate revenues from construction activities to increase and form the majority of our revenues. Resulting from our engineering activities from 2012 to date, we believe we have developed an assembly process, and auxiliary assembly components, that we believe will enable constructing walls, floor slabs, and elevator shafts at lower costs and superior speed. We now focus our construction activities on practical testing and application of this knowledgebase and anticipate earning revenues in form of construction management fees for construction of walls, floor slobs, and elevator shafts. In order to construct walls, floor slobs and elevator shafts, we will involve contracted labor and hire full time employees (including concrete specialists, masons, inspectors, and other workers). We plan on engaging into increasingly more construction projects, in which we will either subcontract to general contractors building properties, or/and engage, together with our building partners, into various building projects, in which we will manage erection of new or reconstruction of existing walls, floor slobs, and elevator shafts (and in some cases, completion of interior works, such as for example drywalls) and our partners will manage electrical, plumbing, painting and other construction activities, as well as completion of exterior works. During these construction projects, we plan on using novel building materials and methods, and building processes, while training our partners to use such materials, methods and processes in their business practices. As we develop and use increasingly more novelties, we anticipate our know how to evolve, which we believe will enable us upgrading and diversifying our construction management services to include increasingly more innovative processes.

While managing remodeling activities mainly comprises the deployment of our project management process, managing new construction activities is mainly the deployment of novel materials, methods and systems and processes auxiliary to such items. For example, erecting a building shell using the EVG-3D panels requires an application of methods and tools that are different from erecting the same building shell using traditional wood frame or cinderblock materials. Because the use of EVG-3D panels are not popular on today’s market, there is no uniform process that simplifies their assembly into a building shell. Although there are several studies of theoretical applications of the EVG-3D panels for construction purposes, including some studies by reputable academic researchers, the practical application of these panels is still uncertain due to the absence of clear, step-by-step assembly process and lack of tools that would simplify and expedite a construction of building shell by using the panels. As further example, connection of building walls built with the EVG-3D panels to the traditional foundation and roof requires insertion of special assembly elements in addition to the standard assembly elements.

58

Engaging in construction projects also allows us testing various novel building materials and methods in real construction projects, without major depletion of our cash resources. We test novel building materials and methods in real projects to gather, record, and analyze the statistical performance data of these materials and methods in practical use. This allows us to derive, analyze and improve their respective performance metrics, which ultimately enables us to fine-tune our construction process and build a proprietary knowledgebase (or “know-how”), which helps us improve our competitive advantages. Our construction process comprises an algorithm of using novel building materials and methods in combination with traditional building materials and methods, along with applicable novel and traditional tools and equipment, that together enables erecting the building shells faster and at a lower cost. Our know-how) comprises the proprietary knowledge of practical application of the algorithm in the construction projects under variable circumstances, which enables us progress with a continuous invention of novel components, elements and tools that, if invented, are then being protected by our patent applications.

Our intellectual properties comprise the proprietary design of novel construction materials and knowledge of the methods of their assembly into the building structures, including but not limited to foundations, walls, roofs, etc. We are planning to scale up our operations by training our employees, contractors and building partners to use these intellectual properties in their construction processes. We will protect our intellectual properties by requiring them to sign, before the training begins, written agreements restraining them from using our intellectual properties for commerce without our participation. Such agreements will include, among other provisions, a non-competition and confidentiality requirements, with the term starting from the termination dates of their cooperation with us. These agreements will also grant our employees, contractors, and building partners the option of using our intellectual properties for commerce without our participation if we are notified in writing of an intent to do so and certain royalty payments are made to us. Although we anticipate our intellectual property to be protected by patents, if and when granted, there is no assurance that any of our employees, contractors or partners will comply with the terms of these agreements. Furthermore, there is no guarantee that we will be able to discover violations and enforce our patent rights and the rights under these agreements in a court of law. There is also no guarantee that if we are successful in a court of law, the violators would be able to pay us any damages or fees, if awarded.

Financing Division

Operations of our financial services division include primarily mortgage financing and commercial lending in which real properties and land are used as collateral. We entered into these notes receivable in order to generate interest that would cover our operating expenses during the early stage of our business. We manage substantially all of the loans we originate privately in-house. The financing division’s operating earnings consist of revenues generated primarily from loan financing, less the costs and certain selling, general and administrative expenses incurred by the segment. All of our activities in the financial services segment are presently conducted in the state of Florida. We intend to entirely remove our presence in the financing segment after all current notes receivable have been satisfied.

In March 2013, the Company issued a note with principal amount of $1,400,000 to affiliated company under common control, Helpful Capital Group LLC. The note accrued interest at an annual rate of 12% and was scheduled to mature in March 2016. In October 2013 and November 2013, Helpful Capital Group LLC assigned one promissory note in amount of $100,000 with an affiliated company and seven promissory notes totaling $1,274,000 with third party borrowers, respectively, to the Company in a non cash transaction as repayment of the note. As of December 31, 2014 , the amount of accrued interest was $52. The payment received for remainder of principal and interest was $5,800 in fiscal year ending December 31, 2014. The note was fully repaid in January 2014. During the year ended 2014 the Company issued an aggregate $700,000, to two affiliated companies and purchased four loans with an aggregate amount of $400,000 with third party borrower. As of December 31, 2014, we owned notes receivables totaling $1,891,000, $1,091,000 of which was with non-affiliate borrowers and $800,00 of which was with affiliate borrowers, with interest rates ranging from 0% per annum to 18.00% per annum. As of December 31, 2015, $830,000 was repaid by the borrowers under these notes and the outstanding balance was an aggregate of $1,071,000, $611,000 of which was with non-affiliate borrowers, of which one loan with principal amount of $330,000 is in default and $460,000 of which was from affiliate borrowers, of which one loan with principal amount of $100,000 is in default.

On April 10, 2015, we sold a warrant to AssetsTZ Holdings, LLC (“ATZ”) for a purchase price of $100,000. The warrant is exercisable, in whole or in party from time to time, for an aggregate of 2,000,000 shares of Common Stock for $1.60 per share from December 31, 2016 until December 31, 2019. The Company has no rights to redeem the warrant. The warrant also specifies that if ATZ exercises and continuous to own more than 5% of the outstanding Common Stock, ATZ will be entitled to nominate representative to the Company’s Board of Directors. On December 15, 2015, the Company and ATZ signed an amendment removing time period limitation on the Company’s obligation to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. ATZ is fully owned and controlled by Mr. Val Zevel, who also is a member a FVZ LLC, a founder and principal stockholder.

We have decided to exit from financing activities that we had originally entered into in order to sustain our beginning stage operating capital. We do not have a material dependence on any particular loan.

Market and Industry

The projects we intend to fund using the net proceeds of this Offering largely involve multi-family unit buildings. The National Association of Home Builders (the “NAHB”) tracks industry and market data and reports steady growth for the apartment and condominium housing in 2014. As demonstrated by the chart below, the NAHB reports that multi-family housing market gained momentum in second quarter of 2014 and, despite a slight decline in fourth quarter, shows track record of high growth overall.

59

Housing construction starts and completions impact our ability to sell the homes we build. According to the U.S. Census Bureau, an estimated 1,032,900 housing units were authorized by building permits in 2014. This is 4.2 percent (±0.9%) above the 2013 figure of 990,800. An estimated 1,005,800 housing units were started in 2014. This is 8.8 percent (±2.9%) above the 2013 figure of 924,900. An estimated 883,000 housing units were completed in 2014. This is 15.5 percent (±3.2%) above the 2013 figure of 764,400. We believe the increase in housing starts and completions is favorable to our business. The NAHB further reports positive market forecast for years 2015 and 2016:

Housing and Interest Rate Forecast, 1/5/2015					* in thousands
	2010	2011	2012	2013	2014	2015	2016
Housing Activity
Total Housing Starts	586	612	784	930	993	1,162	1,463
Single Family	471	434	537	621	641	804	1,102
Multifamily	114	178	247	309	352	358	361

In its Economic & Housing Outlook, FreddieMac reports, the U.S. economy and housing markets are prepared for a robust start as we enter 2015. Economic growth is running at about a 3 percent annual rate. The labor market continues to heal, posting solid job gains and driving falling unemployment, and falling oil prices have helped push down retail gas prices, effectively giving U.S. consumers upwards of $200 billion extra in aggregate to spend. FreddieMac is forecasting total housing starts to increase by 20 percent from 2014 to 2015. While single-family homes will account for most of the construction increases, rental apartment construction will also be up. Strengthening residential construction and improved home sales will help to bolster mortgage markets.

60

Strategy

We intend to focus on multi-family and mixed-use construction projects in order to pilot the implementation of our building (“home”) kits. We select our projects primarily upon similar economic characteristics, geography and product type. We are growing our company through three verticals: (a) growth via origination of new construction projects and (b) acquisition of ongoing construction projects, (iii) acquisition of real-estate development companies. Although currently we dedicate the majority of our business efforts to origination of new construction projects, we anticipate using a large portion of the net investment proceeds from the initial public offering for acquisition of the construction projects progressing to completion in the year following the acquisition, as well as for acquisition of land and properties with purposes of rezoning and future construction.

In general terms, our growth strategy is to opportunistically acquire and operate well-positioned land and properties for our real-estate development projects in growing metropolitan areas featuring low vacancy rates, to generate an attractive risk-adjusted income. By engaging into various construction projects, we will also be able to create and utilize new building kits and assembly methods that we can later offer to both other developers and the general consumer.

Specifically, we intend to pursue the following strategies to achieve these objectives:

●	Proactive project acquisition. We believe our proactive targeted acquisition approach will enable us to motivate niche real-estate developers to sell their projects to us and cooperate with us on the completion of those projects. We will continually apply our proactive project acquisition approach to exponentially acquire real-estate construction projects in targeted metropolitan areas by applying efficiency of our business model, which will increasingly drive short- and long-term earnings to our company.

●	Proprietary project management. We believe our project management practices, specialized knowledge-base, and proprietary approach to real-estate construction management will enable us to maximize the operating performance of our projects. We will continue to apply an active project management program to increase the earnings from each of our projects. This may include expanding existing relationships with the developers to acquire increasingly more projects, and enter into new relationships with real-estate developers in the targeted metro areas, as well as expanding our business presence into the additional metropolitan areas.

●	Diversifying our asset base. We believe that acquiring strategically located land and properties with purposes of rezoning and a view of future development combined with targeted leasing strategies and active asset management will enable us to maximize our operating performance. We will seek, analyze and acquire strategically located land with and without real estate properties in the targeted metropolitan areas to implement an active asset management program aimed at increasing a long-term value of each of our through rezoning and future improvement of an existing property or a construction of new property. This may include expanding existing tenants, re-entitling site plans to allow for additional outparcels, which are small tracts of land used for freestanding development not attached to the main buildings, and repositioning tenant mixes to maximize traffic, tenant sales and percentage rents. As we diversify and expand our asset base, we will seek to maintain a diverse pool of assets with respect to both geographic location and tenant mix, helping to mitigate our operating risks and finance our rezoning activities. We will continually monitor our target markets for opportunities to selectively dispose the properties where returns appear to have been maximized and redeploy proceeds into new acquisitions that have greater return prospects.

●	Capitalizing on network of relationships to pursue transactions. We plan to pursue transactions in our target markets through the relationships we have developed to date, as well as through the relationships we will continue to develop as we expand our network of development partners, projects, and business presence in targeted geographic locations. We will continue cultivating long-term relationships with real-estate developers through a consistent dialogue with a proactive approach to the transition of their construction projects under our management.

●	Leverage our founder’s experience in real estate construction. Our founder and Chief Executive Officer, Dr. Temnikov, has over 10 years of specialized experience in operating and growing a real-estate development company with an extensive infrastructure of general and specialty contractors and subcontractors involved into high- and low-rise construction. Considering that, prior to immigrating into the U.S., Dr. Temnikov co-founded The Mirax Group in Russia, and, together with other co-founders, grew The Mirax Group to a multi-billion dollar company with numerous notable real-estate property developments, we believe our company is well positioned for growth based on Dr. Temnikov’s expertise.

●

Grow our business through a comprehensive financing strategy. We believe our capital structure, assuming we sell all 14,500,000 offered by us in this Offering, should provide us with sufficient financial capacity and flexibility to fund our future growth. Based on such capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which we believe will provide us with a competitive advantage. Over time, these financing alternatives may include follow-on offerings of our Common Stock, corporate level debt, and preferred equity and credit facilities. Immediately upon completion of this Offering, assuming all 14,500,000 shares of Common Stock are sold, we expect to have a ratio of debt to total market capitalization of approximately 5.3%. Although we are not required by our governing documents to maintain this ratio at any particular level, our Board of Directors intends to review our ratio of debt to total capital on a quarterly basis, with the goal of maintaining a reasonable rate consistent with our expected ratio of debt to total market capitalization going forward. The net proceeds from this Offering, provided that at least 75% of the 14,500,000 offered shares are sold, would provide the Company with the capital sufficient to complete the Seasons Creek project in Chesterfield County, Virginia. However, if less than 50% of the shares under this Offering are sold, the net proceeds would be sufficient to complete only the development of 70 homebuilding lots under the project. If we sell less than 50% of the offered shares, we would have to cancel our homebuilding plans, sell the developed individual lots, and curtail our financial projections, which could render a detrimental effect on our future earnings and stockholder equity. If this happens, you may lose a part or all of your investment into our securities.

61

All of our current operations are based in the United States.

Management and Operating Structure

Our strategy is to balance a local operating structure with centralized corporate level management strengthened by strategic alliances with partners. We generally enter into a project by forming new limited liability companies organized for each homebuilding project and liquidated or sold upon the project completion. We are involved in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes. We believe a multi-member LLC structure allows us to use the asset protection provided to multi-member LLC companies in the jurisdictions under which we operate. However, we may also enter into a homebuilding project via a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other business combination, each of which we call a “business combination.”

Decisions related to our overall strategy, acquisitions of land and businesses, risk management, financing, cash management and information systems are centralized at the headquarter level through planning group, which is managed by us. In some projects, the local operating infrastructure may be managed by partners and sub contractors, who, in most instances, have significant experience in the construction industry and in their particular local markets. We will be responsible for operating decisions regarding land identification, entitlement and development, zoning and code compliance, opportunity screening, retaining contractors and subcontractors, inventory management, community development, construction and marketing of homes.

Alliances

We may engage into a homebuilding project as a project LLC with our homebuilding partners. We would provide first round of equity funding of the project. Our partners would provide second round of funding for the project, usually in form of bank loans or mezzanine financing. The homebuilding projects for our strategic alliances are selected primarily upon similar economic characteristics, geography and product type. We are targeting residential homebuilding markets the States of Florida, Virginia, New York, Texas, Illinois, and California, although we are not restricted from operating in any other geographic region or jurisdiction. We focus on homebuilding projects with project duration not exceeding 36 months and anticipated annual pre-tax earnings in excess of 40% per year, in which we own an equity stake. We are involved, together with our partners, in all phases of planning and building, including land acquisition, site planning, preparation and improvement of land and design, construction and marketing of homes, for which we receive the management fees. We manage the project LLCs from our headquarters.

An evaluation of expected project performance is based primarily on projected earnings (loss) before income taxes as accounted to our intercompany operations, which consists of our share of a project profit distribution upon liquidation of a subsidiary organized for the purposes of the project (which, in the majority of cases, are utilizing protections generally allowed to multi-member limited liability companies.) A project profit for the homebuilding revenue stream consist of revenues generated from the sales of homes, equity in earnings (loss) from unconsolidated entities and other income (expense), net, less the cost of homes and land sold, selling, general and administrative expenses and other interest expense of the project.

62

Pricing

Our goal is to offer a diversified line of homes for first-time, move-up and relocating homebuyers in a variety of environments mostly in urban communities. We intend to employ a “Move-In and Enjoy” marketing approach to create a unique homebuyer experience by including desirable features as standard items. We believe this marketing approach will enable us to differentiate our homes from those of our competitors by creating value through combination of the advancements and competitive pricing, while reducing construction and overhead costs through a simplified construction process and utilizing volume purchasing of building materials and interior design products. We currently do not have any developments under constructions or home kids under development.

Sales Offices

We sell the homes we build in cooperation with strategic partners, directly and through retaining real-estate brokers and their associate realtors in their respective regions. Our marketing strategy is focused on advertising through digital and social media, including Internet websites, which allows us to incrementally decrease marketing costs and market our homes to homebuyers in combination with mortgage payment calculators and other digital tools. However, we also continue to advertise through more traditional marketing, including newspapers and local and regional publications.

Projects

We select our construction projects primarily upon similar economic characteristics, geography and product type. We are targeting residential homebuilding markets in Florida, Virginia, New York, Texas, Illinois, and California, although we are not restricted from operating in any other geographic region or jurisdiction. We focus on homebuilding projects in which we can expect annual pre-tax earnings in excess of 40% per year, in which we own 51% or more, with project duration not exceeding 36 months. An evaluation of expected project performance is based primarily on projected earnings (loss) before income taxes as accounted to our intercompany operations, which consists of our share of a project profit distribution upon liquidation of a subsidiary organized for the purposes of the project (which, in the majority of cases, are utilizing protections generally allowed to multi-member limited liability companies.) A project profit for the homebuilding revenue streams consist of revenues generated from the sales of homes, equity in earnings (loss) from unconsolidated entities and other income (expense), net, less the cost of homes and land sold, selling, general and administrative expenses and other interest expense of the project.

Currently, we intend to allocate the net proceeds of this Offering to finance the construction of real estate properties in metropolitan areas that meet our project analysis standards as well as projects currently under our review and feasibility studies in Chicago, Illinois, in cooperation with Development Management Holdings LLC, an affiliate of Interforum Holdings Inc., a real estate development, management and investment company, and in Richmond, Virginia, in cooperation with Summit Construction and Environmental Services LLC, an entity engaged in providing general and environmental contracting services, project management, property maintenance and securities services. Our engagement in these projects will be largely dependent on the amount of funds we can raise, the timing of these investments, and there is no guarantee that we will engage into any projects. Furthermore, there is no guarantee that any of these projects will be available to us on the terms acceptable to us or at all.

Development Management Holdings LLC, an Interforum Holdings Inc. affiliate, is a construction company in Chicago, IL (“Development Management”). In September 2014, we entered into a joint venture with Development Management for our first pilot project, called “3890 Parkside,” which was a remodeling of single family house in the Chicago, IL metro area. All works under this project were completed, and the property was sold and closed on within third fiscal quarter of 2015. We decided to work with Development Management because of their strong reputation and solid connections in the Chicago construction market, and we may participate in joint projects together in the future.

Summit Construction and Environmental Services LLC (“Summit Construction”) is a general contractor in the Richmond, VA area that we have approached because of their reputation and the resources at their disposal. We may work with Summit Construction LLC in the construction of properties we intend to build within the Virginia area. As we believe that Summit Construction will be able to provide a strong and diverse network of contractors to complete required works in accordance to our plans, we have verbally agreed to potentially cooperate with them on projects in the area as when it deemed beneficial to us by our management. We do not have a formal written agreement with Summit Construction.

The Company is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, as amended, nor an investment company pursuant to the Investment Company Act of 1940, as amended. Helpful Alliance Company is not an investment adviser pursuant to the Investment Advisers Act of 1940. The Company is not registered with FINRA or SIPC.

63

Lean Enterprise Organization

Generally, we organize new multi-member limited liability company (an “LLC”) for each project. Each LLC will be formed in the state of the homebuilding project, and will be taxable as a partnership. We enter into a project LLC as a minority stakeholder by purchasing voting Class-B LLC Interests. We will usually receive less than 51% control of the project LLC, however, all decisions that may render a significant effect on the project LLC business require unanimous vote of all members, including our vote. These decisions include:

(1)	dissolution or winding up of the project LLC company;

(2)	any merger or consolidation of the project LLC company;

(3)	any sale, exchange, mortgage, pledge, encumbrance, lease or other disposition or transfer of all or substantially all of the assets of the project LLC company;

(4)	declaration of any payment or distributions;

(5)	amendments to the operating agreement of the project LLC company;

(6)	any amendment, restatement or revocation of the certificate of organization of the project LLC, except (a) as provided to effectuate a change in the principal place of business of the project LLC company, (b) to change the name of the project LLC company, (c) as required by applicable law, or (d) to accomplish any action that would be allowed under the terms and conditions of the operating agreement of the project LLC company where the only prohibition on the performance of such action is the terms of the Certificate;

(7)	any material change in the business purpose of the project LLC company;

(8)	any transfer of any Membership Interest to any Person;

(9)	the incurrence of any indebtedness for borrowed money;

(10)	any purchase, lease or other acquisition, in any single transaction or in a series of related transactions, of personal property or services or capital equipment inconsistent with an approved business plan;

(11)	any capital expenditures or series of related capital expenditures, that exceed the amount provided therefor in the most recently approved operating budget of the project LLC company (after taking into account any general spending overrun provisions contained in the approved business plan) or any commitment by the project LLC company to make expenditures in any project in an amount greater than the amount set forth in the approved operating budget of the homebuilding project carried out by the project LLC company;

(12)	the acquisition of any business or entry into any partnership;

(13)	(a) the voluntary commencement or the failure to contest in a timely and appropriate manner any involuntary proceeding or the filing of any petition seeking relief under bankruptcy, insolvency, receivership or similar laws, (b) the application for or consent to the appointment of a receiver, trustee, custodian, conservator or similar official for the project LLC company, or for a substantial part of their property or assets, (c) the filing of an answer admitting the material allegations of a petition filed against the project LLC company in any proceeding described above, (d) the consent to any order for relief issued with respect to any proceeding described in this subsection (6), (e) the making of a general assignment for the benefit of creditors, or (f) the admission in writing of the project LLC company’s inability, or the failure of the project LLC company to pay its debts as they become due or the taking of any action for the purpose of effecting any of the foregoing;

(14)	creation of any direct or indirect subsidiary of the project LLC company; and

(15)	any other act that would make it impossible for the project LLC company to continue to operate the business of the project LLC company.

64

Our participation in joint projects with other developers will be dependent on the amount of funds we can allocate for purchase of the land and construction materials for the building kits to be used in the projects (which affects the delivery timing of these kits to construction sites). Because at the date of this prospectus we do not have sufficient monetary resources there is no guarantee that we will engage into any projects. Furthermore, there is no guarantee that any project will be available to us at the time of investment in our Shares on the terms acceptable to us or at all. There is also no guarantee that Development Management Holdings LLC will enter into an agreement with us on terms favorable to us or at all.

Our level of engagement, if it all, in projects in partnership with Development Management Holdings LLC, or any entity associated with Interforum Holdings, Inc., entirely depends on the amount of funds that we raise and the availability of projects to participate in. In partnership, upon the origination of a potential project that meets our criteria, we intend to invest capital into the acquisition of land to build upon, into a project’s working capital, or both. We intend to manage the project throughout the entire process through point of sale while our partners conduct and arrange day-to-day project affairs with general contractors and subcontractors. The amount of funds we raise will determine both the quantity and size of projects we could potentially engage in as well as our percentage of equity in those projects. For example, if we are only able to raise funds to provide a minority percentage of the equity that a potential project requires, we will only have a minority role in the project. The more that we can contribute, the more control and participation we can have in a potential project.

Our partnership with Development Management Holdings LLC, or any entity associated with Interforum Holdings, Inc. is on a project-by-project basis. Though this is an important relationship, we do not depend on nor are we reliant on them. We have the ability to partner with any developer we so choose or enter into a project solely under our own umbrella on a project-by-project basis.

Competition

The real-estate construction industry is highly competitive. We compete for purchasers of the properties we build with numerous national, regional and local builders, as well as with resale of existing homes and with the rental housing market. In recent years, lenders’ efforts to sell foreclosed homes have been a significant competitive factor within the real-estate construction industry. We compete for buyers on the basis of a number of interrelated factors including location, price, reputation, amenities, design, quality and financing. In addition to competition for buyers, we also compete with other builders for desirable properties, raw materials and access to reliable, skilled labor. We compete for land buyers with third parties in our efforts to sell land to the builders and others. Our financial services operations compete with other lenders, including national, regional and local mortgage bankers and brokers, banks, savings and loan associations and other financial institutions, in the origination and sale of residential mortgage loans. Our principal competitive factors include interest rates and other features of mortgage loan products available to the consumer.

65

We believe the following competitive strengths distinguish us from our competitors and will enable us to successfully monetize on acquisition and development opportunities to grow our revenues, income, and asset base:

●

Diversified portfolio of properties and projects. We intend to acquire and develop a portfolio of real-estate construction projects and properties located in different metropolitan areas. We intend to target local markets that exhibit stable demographics and have historically exhibited favorable market trends, such as strong population, income growth, and occupancy rates. Our Seasons Creek Project in Virginia represents the initial base of the larger portfolio that we expect to build over time.

●	Experienced management. Our executive officers have significant experience in the real estate construction, real asset management, and real-estate acquisition and sales, as well as operating a diverse, growing company in lean enterprise environment.

●	Access to diverse acquisition opportunities. We believe that our specialized knowledge and network of relationships in the real estate industry will provide us with a diverse access to an ongoing and continually increasing pipeline of attractive acquisition and project origination opportunities in our targeted markets, which will facilitate our business growth in a swift manner.

●	Diverse real estate expertise. Our management team has experience and capabilities across the real estate industry, particularly in the construction, property purchase and sales, and asset management, which provides us with flexibility in pursuing attractive acquisition, development and rezoning opportunities.

●	Securities liquidity and transparency of a public company. We believe our capital structure will provide us with sufficient financial capacity and flexibility to fund future growth. Based on current capitalization, we believe we will have access to multiple sources of financing that are currently unavailable to many of our private market peers or overleveraged public competitors, which will provide us with a competitive advantage.

Sources and Availability of Raw Materials

We intend to acquire EVG-3D panels from manufacturers. In March 2013, we started discussing use of EVG-3D panels produced in Charleston, NC and focused on testing the EVG-3D panel technology for the construction of building shells, walls, roofs, floor slabs, and elevator shafts for low- and mid-rise real estate properties. We believe we will be able to acquire panels from one or more of many manufacturers that exist in the marketplace.

We currently intend to purchase MGO board panels and SIPs from manufacturers located in the United States and in China. We do not currently have any written agreement or arrangement with any manufacturer. We do not believe that in the event we lose a MGO or SIP supplier, we will have any difficulty in obtaining the products from another supplier at comparable prices.

Exposure to Certain Regulations

The homes, multifamily apartment rentals and residential communities that we build are subject to an extensive variety of local, state and federal statutes, ordinances, rules and regulations relating to, among other things, zoning, construction permits or entitlements, construction material requirements, density requirements, and requirements relating to building design and property elevation, building codes and handling of waste. These include laws requiring the use of construction materials that reduce the need for energy-consuming heating and cooling systems. These laws and regulations are subject to frequent change and often increase construction costs. In some instances, we must comply with laws that require commitments from us to provide roads and other offsite infrastructure to be in place prior to the commencement of new construction. These laws and regulations are usually administered by counties and municipalities and may result in fees and assessments or building moratoriums. In addition, certain new development projects are subject to assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. Also, some states are attempting to make homebuilders responsible for violations of wage and other labor laws by their subcontractors.

Residential homebuilding and apartment development are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. These environmental laws include such areas as storm water and surface water management, soil, groundwater and wetlands protection, subsurface conditions and air quality protection and enhancement. Environmental laws and existing conditions may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

66

In recent years, several cities and counties in which we have developments have submitted to voters “slow growth” initiatives and other ballot measures that could impact the affordability and availability of land suitable for residential development within those localities. Although many of these initiatives have been defeated, we believe that if similar initiatives were approved, residential construction by us and others within certain cities or counties could be seriously impacted.

In order to make it possible for some of our homebuyers to obtain FHA-insured or VA-guaranteed mortgages, we must construct the homes they buy in compliance with regulations promulgated by those agencies. Various states have statutory disclosure requirements relating to the marketing and sale of new homes. These disclosure requirements vary widely from state-to-state. In addition, some states require that each new home be registered with the state at or before the time title is transferred to a buyer (e.g., the Texas Residential Construction Commission Act). In some states, we are required to be registered as a licensed contractor and comply with applicable rules and regulations. In various states, our new home consultants are required to be registered as licensed real estate agents and to adhere to the laws governing the practices of real estate agents.

Patents, Trademarks and Intellectual Property

As of the date of this Offering, we have two patents pending for novel building block and interlocking construction method (published U.S. Patent Application 14/093,334 and 62/222,424). We acquired the patent application 14/093,334 on March 31, 2015 when we acquired 100% of the outstanding equity of HAC Patents from our affiliate, HTI.

On December 10, 2015, we have acquired from our founder, Interim Chief Financial Officer and Vice President of Business Development, Sergey Gurin, the full rights for the intellectual property protected by U.S. Patent application US 62/222,424 entitled “Building block and interlocking construction method,” which is different from HTI’s patent. We have paid Mr. Gurin $200 for the acquisition of this patent, which comprised the $130 filing fee Mr. Gurin paid to the U.S. Patent and Trademark Office, postage and other minor expenses associated with filing of the patent.

Employees

Currently, the Company and its subsidiaries have seven(7) employees, all of whom work on a full-time basis, including our executive officers, Dr. Maxim Temnikov and Mr. Sergey Gurin. None of our employees are represented by a union, and we believe our relationships with our employees are good. Upon completion of this Offering, we anticipate hiring fourteen (14) more employees.

Labor Disputes

At December 31, 2014 and December 31, 2015, there were no labor disputes or collective bargaining agreements. We do not have any unionized workforce.

Quality Assurance

Although we subcontract virtually all revenue streams of construction and call for the subcontractors to repair or replace any deficient items related to their trades, we are primarily responsible to the homebuyers for the correction of any deficiencies. We transfer the responsibility for the correction of any deficiencies to the subcontractors contractually and oversee such corrections, if and when required.

We strive to continually improve homeowner satisfaction of our customers throughout the pre-sale, sale, construction, closing and post-closing periods. Through participation of real-estate brokers and their realtor associates, on-site construction supervisors and customer care associates, all working in a team effort, we strive to create a quality home buying experience for our customers, which we believe leads to customer retention and referrals. The quality of our homes is substantially affected by the efforts of on-site management and others engaged in the construction process, by the materials we use in various regions and by other similar factors.

Regulations

The multifamily apartment buildings that we build are subject to an extensive variety of local, state and federal statutes, ordinances, rules and regulations relating to, among other things, zoning, construction permits or entitlements, construction material requirements, density requirements, and requirements relating to building design and property elevation, building codes and handling of waste. These include laws requiring the use of construction materials that reduce the need for energy-consuming heating and cooling systems. These laws and regulations are subject to frequent change and often increase construction costs. In some instances, we must comply with laws that require commitments from us to provide roads and other offsite infrastructure to be in place prior to the commencement of new construction. These laws and regulations are usually administered by counties and municipalities and may result in fees and assessments or building moratoriums. In addition, certain new development projects are subject to assessments for schools, parks, streets and highways and other public improvements, the costs of which can be substantial. Also, some states are attempting to make homebuilders responsible for violations of wage and other labor laws by their subcontractors.

67

Residential homebuilding and apartment development are also subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning the protection of health and the environment. These environmental laws include such areas as storm water and surface water management, soil, groundwater and wetlands protection, subsurface conditions and air quality protection and enhancement. Environmental laws and existing conditions may result in delays, may cause us to incur substantial compliance and other costs and may prohibit or severely restrict homebuilding activity in environmentally sensitive regions or areas.

In recent years, several cities and counties in which we have developments have submitted to voters “slow growth” initiatives and other ballot measures that could impact the affordability and availability of land suitable for residential development within those localities. Although many of these initiatives have been defeated, we believe that if similar initiatives were approved, residential construction by us and others within certain cities or counties could be seriously impacted.

In order for some homebuyers to obtain FHA-insured or VA-guaranteed mortgages, we must construct the homes they buy in compliance with regulations promulgated by those agencies. Various states have statutory disclosure requirements relating to the marketing and sale of new homes. These disclosure requirements vary widely from state-to-state. In addition, some states require that each new home be registered with the state at or before the time title is transferred to a buyer (e.g., the Texas Residential Construction Commission Act). In some states, we may be required to be registered as a licensed contractor and comply with applicable rules and regulations. In various states, our new home consultants are required to be registered as licensed real estate agents and to adhere to the laws governing the practices of real estate agents.

The Dodd-Frank Wall Street Reform and Consumer Protection Act contains a number of new requirements relating to mortgage lending and securitizations. These include, among others, minimum standards for lender practices, limitations on certain fees and a requirement that the originator of loans that are securitized retain a portion of the risk, either directly or by holding interests in the securitizations.

Several federal, state and local laws, rules, regulations and ordinances, including, but not limited to, the Federal Fair Debt Collection Practices Act (“FDCPA”) and the Federal Trade Commission Act and comparable state statutes, regulate consumer debt collection activity. Although, for a variety of reasons, we may not be specifically subject to the FDCPA or certain state statutes that govern debt collectors, it is our policy to comply with applicable laws in our collection activities. To the extent that some or all of these laws apply to our collection activities our failure to comply with such laws could have a material adverse effect on us. We are also subject to regulations promulgated by the Federal Consumer Financial Protection Bureau regarding residential mortgage loans.

Legal Proceedings

111 NE 4rd Street, Miami, FL 33137

On July 17, 2015, Helpful Capital Group, LLC, a Florida limited liability company and an affiliate of the Company (“HCG”), instituted foreclosure proceedings in the General Jurisdiction Division of the 11th Judicial Circuit Court in Miami-Dade County, FL (Case No: 150016284 CA 02) by filing a Verified Complaint for Foreclosure of Mortgage against Anthony Chao, as defendant (the “Borrower”), Blair Walker and Felicia Walker (the “Tenants”), and Thriving Investments, LLC (“Thriving Investments”), seeking to enforce a Third Mortgage Modification Agreement, dated March 1, 2010 (“First Mortgage”), following a default by the borrower under an Amended, Restated and Consolidated Promissory Note, dated December 28, 2006, in the principal amount of $420,000, bearing interest at the default interest rate of 18% per annum and maturing on March 1, 2013 (the “First Priority Note”). The Note was issued by the Borrower in favor of BPD Bank and assigned to HCG on May 8, 2013 and was secured by a first mortgage on 111 NE 43rd Street, Miami, FL 33137 (the “Property”). HCG had assigned the First Mortgage and First Priority Note (with a remaining principal amount of $330,000) to the Company in November 2013 but the assignment was not recorded with the County Clerk. Therefore, HCG was legally required to initiate the foreclosure proceedings.

On February 25, 2016, Thriving Investments filed a cross-claim against the Borrower and Tenants and third party cross complaint against FVZ, LLC and the Court Clerk of Miami-Dade County in the General Jurisdiction Division of the 11th Judicial Circuit Court in Miami-Dade County, FL (Case No. 15-015284-CA-02). In the cross-claim, Thriving Investments denied any knowledge of the First Mortgage and the First Priority Note. On January 26, 2015, FVZ had obtained a final judgment on the foreclosure in Miami-Dade County, FL (Case No. 14-024391 CA 05) for its second mortgage on the Property in the principal amount of $150,000 with an additional $158,000 in accrued interest. On April 19, 2015, the Court Clerk conducted a foreclosure sale of the Property and Thriving Investments purchased the Property, thinking it was a first mortgage. In the cross-complaint, Thriving Investments claimed that due to the typographical error in the legal description of the Property in the Final Judgment of Foreclosure in the FVZ action and Certificate of Title issued by the Court Clerk to Thriving Investments for the Property on May 19, 2015, the Certificate of Title should be rescinded as a matter of law. In the cross-complaint against FVZ and the County Clerk, Thriving Investment sought to have the foreclosure sale set aside and for FVZ to return all monies to Thriving Investments.

68

On March 31, 2016, Helpful Capital Group, LLC, our affiliate, entered into a Settlement Agreement with the holder of a second mortgage on the property pursuant to which the holder has agreed to pay Helpful Capital Group, LLC a total of $510,000 in consideration for Helpful Capital Group, LLC assigning its first mortgage on the property to the second mortgage holder. The said sum of $510,000 was transferred to our attorney’s escrow account on April 4, 2016 and will be released to us no later than April 30, 2016 upon transfer of the Certificate of Title of the Property located at 111 NE 43 St., Miami, FL 33137 to the holder of the second mortgage. Upon Helpful Capital Group’s receipt of the funds, it will remit such funds to the Company.

In the ordinary course of business, we may be involved in legal proceedings from time to time. At the date of this prospectus, there are no known legal proceedings against the Company. No governmental agency has instituted proceedings, served, or threatened the Company with any litigation.

Our Principal Executive Offices

Our executive office is located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441, our phone number is (754) 227-5783 and our fax number is (954) 736-5989. Our website, www.helpfulalliance.com, contains a description of the Company, but such website and the information contained on our website are not a part of this prospectus and you should not rely on our website in making a decision to invest in our securities.

Implications of being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act which fifth anniversary will occur in 2020. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.0 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Green & Company, CPAs

On October 6, 2015, our Board of Directors decided to dismiss Green & Company, CPAs (“Green”) as the Company’s accountants, effective upon Green’s delivery of its audit report on our restated financial statements for the fiscal year ended December 31, 2014 included in this registration statement. We notified Green of the Board’s decision on October 6, 2015.

69

In August 2015, the Company and Green determined that the audited financial statements for the fiscal year ended December 31, 2014, included in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission on June 30, 2015, contained several misclassifications of certain accounts payable and receivables, and therefore, could not be relied upon. After consultation, the Company and Green determined to restate such audited financial statements which are included in this amended Registration Statement. The Company’s total assets, liabilities and stockholders’ equity remained unchanged in the restated balance sheet as of December 31, 2014.

Green’s report on the Company’s original and restated balance sheet as of December 31, 2014, and the related original and restated statement of operations, stockholders’ deficiency, and cash flows for the fiscal year ended December 31, 2014 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that both reports contained an explanatory paragraph stating that there was substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2014 and subsequent interim period through October 6, 2015, there were no disagreements with Green on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We provided a copy of the foregoing disclosures to Green prior to the date of the filing of this amended Registration Statement and requested Green to furnish us with a letter addressed to the Commission stating whether or not it agrees with the foregoing statements insofar as it pertains to their firm. A copy of Green’s letter addressed to the Commission is filed as Exhibit 16.1 to this Registration Statement.

Liggett & Webb, PA, CPAs

On October 9, 2015, we engaged Liggett and Webb, PA, CPAs, (“Liggett”) as the Company’s independent accountant to review the Company’s financial statements for the ninth month period ended September 30, 2015 and to audit the Company’s financial statements for the year ended December 31, 2015 included in this amended Registration Statement.

During the year ended December 31, 2014 and 2013 and prior to October 9, 2015 (the date of the new engagement), neither we nor any one on our behalf consulted with Liggett regarding (i) the application of accounting principles to a specified transaction, completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Liggett, in either case where written or oral advice provided by Liggett would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

DESCRIPTION OF PROPERTY

Our executive offices are located at 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, Florida 33441and consist of approximately 1,300 square feet of office space. We rent our offices pursuant to a sublease agreement, dated January 1, 2015, from Helpful Technologies Inc., an affiliate of the Company for $1,500 per month. The term of our lease expires on December 31, 2015. We believe our office space is suitable for our present needs.

70

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name:	Age:	Title:	Director Since:
Earl B. Hailston	70	Class III Director (Chairman)	January 1, 2015
Maxim Temnikov, Ph.D.	46	President, Chief Executive Officer and Class III Director	April 11, 2012 (Inception)
Sergey Gurin	46	Vice President, Interim Chief Financial Officer and Class III Director	April 11, 2012 (Inception)

Our executive management is comprised of the offices of Chief Executive Officer (“CEO”) and Interim Chief Financial Officer (“CFO”). The main function of a CEO is converting our value proposition into incrementally growing revenues and profits, ultimately growing stockholder equity. The CFO function is overseeing financial controls, compliance, and reporting.

Our executive officers have specialized knowledge of real-estate development, as well as extensive experience in managing global businesses and operating in a public-company environment. Moreover, they have experience with mergers and acquisitions, including business and financial analysis, negotiations, structuring and execution. Over the course of their careers, the members of our management and the Board have also developed a broad international network of contacts and corporate relationships we believe will serve as a useful source of opportunities. We will seek to capitalize on the global network and investing and operating experience of our management team to identify, acquire and operate one or more businesses in the automotive and engineering services industries within the United States.

Earl B. Hailston has been serving as Chairman of the Board of Directors since December 2014. From 2011 and prior to joining our Company, Mr. Hailston served as the Chairman of the Board of Helpful Technologies Inc. also founded by our co-founder Mr. Gurin. From 2005 to 2011, Mr. Hailston held the position of Vice President, Marine Corps and Army Aviation Programs at Rolls-Royce North America Inc. Earl B. Hailston is a retired Marine Corps Lieutenant General and fighter pilot. His service extended over 30 years and at a multitude of assignments starting from enlisted infantry rifleman attached to the 1st Reconnaissance Battalion, 1st Marine Division in Vietnam in 1967 and ending as the Commanding General of U.S. Marine Corps Forces Pacific, U.S. Marine Forces Central Command, United States Marine Corps Forces Pacific, and U.S. Marine Corps Bases Pacific and U.S. Pacific Command Director of Strategic Plans and Policy (J-5). Mr. Hailston holds undergraduate degree from Troy State University. Lt. General Hailston’s personal decorations include the Defense Distinguished Service Medal (DDSM), the Silver Star, the Legion of Merit, the Bronze Star with Combat “V”, the Defense Meritorious Service Medal, the Meritorious Service Medal with Gold Star, the Navy and Marine Corps Commendation Medal, and the Combat Action Ribbon. Mr. Hailston until recently had served as an Adviser to the Board of Directors of FLIR Systems Inc. (NASDAQ: FLIR). We believe Mr. Hailston’s extensive experience and education proven by the record of past performance provide adequate qualification for the nomination to the position of Chairman of our Board of Directors. Mr. Hailston is a U.S. Citizen and resides permanently in Round Hill, Virginia.

Maxim Temnikov, Ph.D. is one of our founders and is the President and Chief Executive Officer of the Company. Dr. Temnikov has been a member of our Board of Directors since our inception in April 2012. Dr. Temnikov served as the Company’s Chief Operating Officer from its inception in April 2012 until December 31, 2014. Since January 1, 2015, Dr. Temnikov has been serving as the Company’s President and Chief Executive Officer. Prior to founding our Company, Dr. Temnikov joined Mr. Gurin at Helpful Technologies Inc. in 2012 as a private investor and Vice President of Research and Development and then was elected its President in 2014. Prior to immigrating in the U.S. in 2012, Dr. Temnikov served as the Vice President of Business Development (2002-2012) of Mirax Group – one of Russia’s major real-estate builders with over $10 billion in projects under management. Dr. Temnikov brings knowledge of operating global businesses and experience with acquisitions, including business and financial analysis, negotiations, structuring and execution. Dr. Temnikov holds two Ph.D . degrees from Oxford University of Great Britain – one in Civil Engineering and one in Chemistry in addition to a law degree from Moscow University of Humanities earned in 2008 and Master degree in Chemical Engineering from St. Petersburg State University earned in 1994. We believe Dr. Temnikov’s extensive experience and education proven by the record of past performance in the area of real estate development provide adequate qualification for Dr. Temnikov’s nomination to the position of our Board member, President and Chief Executive Officer. Dr. Temnikov resides permanently in Miami Beach, Florida with valid U.S. permanent resident status granted in 2013.

Val Zevel served the Chief Executive Officer of our company from its inception in April 2012 until December 31, 2015. Prior to joining our Company, Mr. Zevel was a professional real-estate property appraiser, investor, and manager, who founded and managed numerous companies involved in real-estate asset management and lending activities with total capital of approximately $11 million. In 2005 Mr. Zevel founded Val Zevel, P.A., a company focused on real property appraisals, and Assets Management LLC, a company focused on managing real-estate assets for absentee owners and landlords in the Greater Miami-Fort Lauderdale, Florida metro area. In July 2015, Mr. Zevel co-founded Equity Money Management, Inc., a private lender with $2.5 million of capital under management, focused on placement of cash into secured, high-interest loans to individuals and businesses. In May 2014, Mr. Zevel co-founded MoneyX Corp., another private lender with $1.4 million of capital under management focused on placement of cash into mortgage backed securities.

Mr. Zevel also is also a 25% owner of F.V.Z. LLC, which is one of our large stockholders and AssetsTZ Holdings LLC, which procured from us the warrant to purchase, within the period from December 31, 2016 until December 31, 2019, an aggregate of 2,000,000 shares of Common Stock for $1.60 per share. Val Zevel left Helpful Alliance Company on December 31, 2014 to pursue his assets management business. Mr. Zevel is a U.S. Citizen and resides permanently in Aventura, Florida.

As a result of their business affiliations, our officers and directors may have legal obligations relating to presenting available business opportunities to multiple entities. The conflicts of interest may arise when our Board evaluates a particular business opportunity with respect to the businesses with which our officers and directors are affiliated. There is no assurance that these conflicts will be resolved in our favor.

71

Family Relationships

None of our officers and directors are related to each other.

Board of Directors

The purpose of our Board of Directors is to provide an ongoing guidance to our executive management in respect to performance of their duties and responsibilities. The power and authority of the Board is subject to the provisions of applicable laws and certain resolution of stockholders. The Board members are elected by the majority of stockholder votes A stockholder may vote either in person, by proxy executed in writing by the stockholder, or by his/her duly authorized attorney-in-fact, or by an electronic ballot from which it can be determined that the ballot was authorized by a stockholder or proxy holder. The term, validity and enforceability of any proxy are determined in accordance with the Florida Business Corporation Act. We do not have any committees of the Board. Mr. Hailston is an independent director as that term is defined under the Nasdaq Marketplace Rules.

According to our Third Amended and Restated Articles of Incorporated filed with the Secretary of State of Florida on January 2, 2015 (the “Restated Articles”), the number of Directors of the Company, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be stated in the Company’s Bylaws, provided, however, that such number shall be not less than 3 members.

Our Board is divided into three classes and designated Class I and Class II and Class III. The Board is authorized to assign members of the Board already in office to any class of Directors at the Board’s discretion. The term of Class I Directors expires at the first annual meeting of the stockholders of the Company following the effectiveness of the Restated Articles. The term of Class II Directors expires at the third annual meeting of the stockholders of the Company following the effectiveness of these Restated Articles. The term of the Class III Directors expires at the fifth annual meeting of the stockholders of the Company following the effectiveness of these Restated Articles.

At each succeeding annual meeting of the stockholders of the Company, beginning with the first annual meeting of the stockholders of the Company following the effectiveness of these Restated Articles, successors to the class of directors whose term expires at that annual meeting may be elected for a new term. If the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. The election of directors need not be by written ballot.

Involvement in Certain Legal Proceedings

The entities in which Messrs. Temnikov, Gurin and Hailston were previously or are currently involved, are parties to the following legal matters:

●	The Mirax Group, of which Dr. Temnikov was Vice President of Business Development from 2002 to 2006 and Chairman of Corporate Governance from 2009 to 2011, has been involved into litigation in Russia, where allegations of fraud and embezzlement have been levied at its founder and CEO, Mr. Polonsky and certain other members of Mirax’ top financial management. In 2012, the Russian federal government commenced a criminal case against Mirax Group founder and Chairman of the Board and Directors, Mr. Polonsky, and its top financial managers for allegedly embezzling 3.2 billion rubles ($103 million) of pre-construction holdings. The case is believed to be scheduled for trial in 2016. Dr. Temnikov is related to this case as a witness and is not under suspicion of any wrongdoing. Dr. Temnikov resigned from Mirax management in 2011 prior to change of its capital structure, and was not involved in any restructuring activities nor was made aware of actual facts surrounding the restructuring of Mirax.

●	Since 2012, Helpful Technologies Inc. and its subsidiary, Fuel Combustion Technologies Inc., were involved into a patent infringement litigation held by U.S. District Court Southern District of Florida (case number CASE NO: 12-60545-CIV- DIMITROULEAS/SNOW.) Under the summary judgment, Helpful Technologies Inc. and Fuel Combustion Technologies Inc. were held to be jointly responsible to pay the plaintiff, Ultimate Combustion Co. Inc., the amount of $354,463 for compensation of their attorney fees incurred during the litigation. There was no damage award in that litigation. Fuel Combustion Technologies Inc. anticipates concluding this case by settlement or by paying the amount of $354,463 in 2016-2018. Our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 75% shares of the outstanding common stock of Helpful Technologies, Inc. From 2011 and prior to joining our Company in 2012 as Chairman of the Board, Mr. Earl B. Hailston served as the Chairman of the Board of Helpful Technologies Inc. Dr. Temnikov joined Helpful Technologies Inc. in 2012 as a private investor and Vice President of Research and Development and served as the President of Helpful Technologies, Inc. in 2014. In 2008, Mr. Gurin founded Helpful Technologies Inc. and since then been serving as its director and executive officer. In 2015, Mr. Gurin was appointed the President and Interim CEO of Helpful Technologies, Inc.

Other than the foregoing, to our knowledge, our directors and executive officers have not been personally involved in any of the following events during the past ten years:

●	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

●	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities;

●	As described below, in the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our Company as well as the other entities with which they are affiliated. Our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented;

●	The insider shares beneficially owned by our officers and directors will be subject to restrictions on transfer that will not lapse unless our shares of Common Stock are trading at a price per share higher than the price per share in this Offering.

72

Limitation on Liability and Indemnification of Directors and Officers

Our Indemnification Agreements provide that our directors and officers will be indemnified by us to the fullest extent authorized by Florida law as it now exists or may in the future be amended. In addition, our Third Amended and Restated Articles of Incorporation provide that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Notwithstanding the foregoing, such indemnification will not extend to any claims our executive officers may make to us to cover any loss that they may sustain as a result of their agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us as described elsewhere in this prospectus.

Our bylaws also permit us securing insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Florida law would permit indemnification. Using the interest on funds in trust from the proceeds of this Offering, we may, subject to approval by the majority of votes of Common Stockholders, purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers. These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

EXECUTIVE COMPENSATION

As of the date of this Offering, we have two executive officers, Dr. Temnikov and Mr. Gurin, who are paid on a bi-weekly basis. From February 2013 to August 30, 2015, they each received $500 bi-weekly  from February 2013 and November 2012, respectively. Subsequent to August 30, 2015, we have increased the compensation paid to Messrs. Temnikov and Gurin to reflect adequate compensation per amount of hours devoted to our business affairs. Messrs. Temnikov and Gurin are being currently compensated at the level of $120,000 per year, with salary payable on bi-weekly basis.

Although both Dr. Temnikov and Mr. Gurin are dedicating full time to our business, as of the date of this prospectus, they are not obligated to devote any specific number of hours to our matters and intend to devote as much time as they deem necessary to our affairs. The amounts of time they devote to us in any time period vary based upon the stage of our business developments. Accordingly, once we identify increasingly more suitable homebuilding projects during fiscal year 2016, Messrs. Temnikov and Gurin will spend increasingly more time managing the Company, conducting due diligence, and negotiating and managing the engagement terms, and operating such target projects, and, consequently, would be required to spend more time on our affairs than had been spent prior to locating a suitable project. For this reason, after receiving the net proceeds from this Offering, the members of our executive management who remain with us , including Messrs. Temnikov and Gurin, will be required to negotiate separate agreements with our independent directors elected and appointed by the public stockholders.

In order to assist the Company commencing business operations, Messrs. Temnikov and Gurin agreed  to perform their respective services for us at no or minimal compensation for the period of 3 years, which would allow them to cover their out of pocket expenses for gas, travel, presentation and other expenses related to the Company’s business, when and as necessary. During the period from April 2012 to August 2015, Messrs. Temnikov and Gurin were performing their services based on the merit of future increase in value of their equity holdings, which they purchased from us for cash for $40,000 each, or $80,000 in the aggregate. For the period from our inception in April 2012 till December 2012, Messrs. Temnikov and Gurin have received no compensation. In fiscal year 2013, Dr. Temnikov received $9,000 and Mr. Gurin received $9,500. In fiscal year 2014, Messrs. Temnikov and Gurin each received $13,000 paid in biweekly amounts of $500. Within the period from January 2015 to August 2015, Messrs. Temnikov and Gurin each received $9,000 based on biweekly payroll of $500. As of September 1, 2015, we increased Messrs. Temnikov’s and Gurin’s compensation based on salary of $84,000 per year, or $3,231 biweekly, and from January 2016, we have increased Messrs. Temnikov’s and Gurin’s compensation to $4,615 bi-weekly, or approximately $120,000 per year. Such increase was based upon lapse of a three-year period which Messrs. Temnikov and Gurin had agreed to dedicate to the Company at a compensation level that is significantly less than average amongst business executives based on their duties and responsibilities. Messrs. Temnikov and Gurin currently dedicate their full-time to the Company’s business. We believe the compensation of $120,000 per year is a mean average wage level for business executives in Broward County, Florida in which we are located, as annual wage levels vary from $110,000 to $250,000.

The table below summarizes information concerning the compensation earned for services rendered to us in all capacities by our chief executive officer and chief financial officer for the fiscal years ended December 31, 2014 and 2015, and estimated data for fiscal year 2016:

Summary Compensation Table

Name	Year	Salary	Bonus	Option Awards ($)	All Other Comp	Total
Maxim Temnikov, Ph.D.	2014	$13,000	-	-	-	$13,000
(PEO)	2015	$36,500	-	-	-	$36,500
	2016(1)	$120,000	-	-	-	$120,000

Sergey Gurin	2014	$13,000	-	-	-	$13,000
(PFO)	2015	$36,500	-	-	-	$36,500
	2016(1)	$120,000	-	-	-	$120,000

(1) Denotes forward-looking estimate, which may differ from that actually paid within future periods.

73

Our executive officers also receive reimbursements for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations.

In addition, at our formation, Dr. Temnikov and Mr. Gurin each purchased 4,000,000 shares of our Common Stock for $40,000, for the aggregate of $80,000. In January 2015, Dr. Temnikov and Mr. Gurin each converted 3,200,000 shares of Common Stock, the aggregate amount of 6,400,000 shares, into the equivalent number of shares of Series-X Common Stock. As a result of such conversion, as of the date of this prospectus, Dr. Temnikov and Mr. Gurin each own 800,000 shares of Common Stock and 3,200,000 shares of Series-X Common Stock (or the aggregate of 1,600,000 shares of Common Stock and 6,400,000 shares Series-X Common Stock). For the purposes limited to the disclosures made in this section “Executive Compensation,” the future sales of these shares may represent Dr. Temnikov’s and Mr. Gurin’s capital gain, which may be interpreted as a compensation in addition to their annual salaries.

Incentive and Deferred Compensation Plans

At December 31, 2015, there were no incentive compensation plans including salary, pension, stock option, profit sharing, deferred compensation, retirement and any non-cash compensation. However, we issued a stock option to exercise 432,000 shares of Series-X Common Stock, priced at $1.60 per share, to the Chairman of our Board of Directors Mr. Hailston. After receiving a valuation report by an independent certified business appraiser pursuant Sections 409(A) and 422 of the Internal Revenue Code that value of the Series-X Common Stock was $0.11 per share as of March 31, 2015, in May 2015, we adjusted the exercise price of the option to $0.11 per share share of Series-X Common Stock. The option vests at the following intervals and conditions

●	43,200 shares of Series-X Common Stock upon the date on which the Company’s Common Stock is registered by the SEC as evidenced by the Notice of Effectiveness issued by the SEC in response to the filing by the Company of a registration statement for its securities.

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $5.00 per share for any 20 trading days within a 30-day trading period.

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $7.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $10.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock Shares when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $12.00 per share for any 20 trading days within a 30-day trading period; or earlier if the Company engages in a transaction (i) resulting in stockholder’s having the right to exchange their shares for cash or other securities or (ii) involving a consolidation, merger, or other change in the majority of board of directors in which the Company is the surviving entity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within 60 days of the date of this prospectus. shares of Common Stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Securities Act. Unless otherwise indicated, based on the information supplied to us by or on behalf of the Selling Stockholders, no Selling Stockholder is a broker-dealer or an affiliate of a broker-dealer.

74

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock as of the date of this prospectus, by:

●	each of our officers and directors;

●	all of our officers and directors as a group; and

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock.

	Common Stock
Name of Beneficial Owner(1)	Amount		Percent (2)
Officers & Directors:
Earl B. Hailston
-Chairman of the Board of Directors	0		—
Maxim Temnikov, Ph.D. -President, Chief Executive Officer and Director	830,712		39.56%
Sergey Gurin -Vice President, Interim Chief Financial Officer and Director	832,334		39.63%
All officers and directors as a group (3 persons)	1,663,046		79.19%
5% or more Shareholders:
FVZ, LLC (3)	411,296		19.59%
Zena Katz (4)	875,404	(5)	29.43%

(1)	Unless otherwise indicated, the address for each beneficial holder is c/o Health Alliance Company, 700 West Hillsboro Blvd, Suite 1-100, Deerfield Beach, FL 33441.

(2)	Based on 2,100,000 shares of Common Stock issued and outstanding as of the date of this Prospectus. shares of Common Stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(3)	Ms. Fay Katz and Mr. Val Zevel have voting and dispositive control of the securities held by FVZ, LLC.

(4)	Ms. Zena Katz is a sister of Ms. Fay Katz, a managing member of FVZ, LLC.

(5)

Consists of (i) 404 shares of Common Stock directly held by Ms. Zena Katz; (ii) 625,000 shares of Common Stock issuable upon the conversion of a promissory note issued on April 1, 2013 in the principal amount of $1,000,000 for $1.60 per share pursuant to a Loan and Settlement Agreement, dated March 31, 2013, between the Company and Zimas, LLC, an entity of which Ms. Zena Katz has voting and dispositive control (“Zimas”); and (iii) 250,000 shares of Common Stock issuable upon the conversion of a promissory note issued on June 30, 2014 in the principal amount of $400,000 for $1.60 per share pursuant to a Loan and Settlement Agreement, dated June 1, 2014, as amended, between the Company and Zimas.

PLAN OF DISTRIBUTION

This is an initial public offering of our Common Stock. The offering is being made on a “best efforts” basis for up to 15,025,658 shares of Common Stock (the “Shares”), of which 525,658 shares are offered by Selling Stockholders (the “Stockholder Shares”) named in this prospectus and 14,500,000 shares are offered by the Company (the “Company Shares”). Because the Offering is made on a “best efforts” basis, there can be no guarantee that the Company or any Selling Stockholder will sell any or all of the Shares in this Offering. The Company will pay the offering expenses and will not receive any of the proceeds from the sale of the Stockholder Shares by the Selling Stockholders.

We intend to market the shares of Common Stock offered by the Company in this Offering in various ways, including but not limited to, publishing in a newspaper and on billboards, through direct mail and other public media permissible under federal and state securities laws. We also intend to market the shares of Common Stock offered by the Company in this Offering through road shows by our officers and directors, and through publicly accessible internet media resources. The information related to this Offering will be also available to investors on our web site at www.HelpfulAlliance.com or by calling at (855) 663-1768. If, upon review of our website, a potential investor becomes interested in purchasing our offered shares of Common Stock, a prospectus will be made accessible and downloadable from our website. We may also make oral solicitations in limited circumstances and use other methods of marketing the Offering, all in compliance with applicable laws and regulations, including federal and state securities laws. Our employees, with the exception to our officers and directors, have been instructed not to solicit offers to purchase the shares or provide advice regarding the purchase of the shares in this Offering. Furthermore, if an interest arises for a potential purchase of our Common shares, our employees were instructed to limit their response to directing potential investors to our webstite for a description of the Offering. We will only market the Common Stock to the investors having primary location in the states and jurisdictions in which we have properly registered the Offering or qualified for an exemption from registration.

This is a self-written offering by the officers and directors of the Company on a “best efforts” basis. There is currently no underwriter for the Shares registered for sale by the Company; however, the Company reserves the right to retain the services of one or more FINRA registered broker-dealers to serve as the underwriter of the Shares offered by sale by the Company in consideration for customary fees and commissions not exceeding those imposed by FINRA.

This prospectus is part of a registration statement that permits the Company’s officers and directors to sell the Company Shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. The Company’s officers and directors will sell the Company Shares and they intend to offer them to friends, family members and business acquaintances, all of whom may be accredited or non-accredited investors. If there is an interest from the above listed potential investors, the Company’s officers and directors will provide a subscription agreement, as well as the location of the SEC filings of the Company and any requested copies of this registration statement and prospectus, once effective. In offering the securities on our behalf, they will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company’s officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

75

(i)	Its officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act, at the time of their participation; and,

(ii)	Its officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

(iii)	Its officers and directors are not, nor will he be at the time of their participation in the offering, an associated person of a broker-dealer; and

(iv)	Its officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Shares of Common Stock Being Sold by the Company

The Company Shares will be sold at the fixed price of $2.00 per share until the completion of this Offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date of this prospectus and continue for a period of 180 days, unless extended by the Company’s Board of Directors for an additional 90 days. If the Board of Directors votes to extend the Offering for the additional 90 days, a post-effective amendment to the registration statement will be filed to notify subscribers and potential subscribers of the extended offering period. The offering proceeds received from investors will be immediately available to the Company.

Deposit of Offering Proceeds

This is a “best efforts” offering, so the Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. The Company has made no arrangements to place subscription funds in an escrow, trust or similar account which means that all funds collected for subscriptions will be immediately available to the Company for use in the implementation of its business plan.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares being sold by the Company in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier’s check payable to the Company. All checks for subscriptions should be made payable to Health Alliance Company. There is no minimum subscription requirement. All Subscription Agreements and checks are irrevocable. The Company reserves the right to either accept or reject any subscription. Any subscription rejected by the Company will be returned to the subscriber within five business days of the rejection date. Furthermore, once a Subscription Agreement is accepted, it will be executed without reconfirmation to or from the subscriber. Once the Company accepts a subscription, the subscriber cannot withdraw it.

Shares of Common Stock being sold by the Selling Stockholders:

The Selling Stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their Stockholder Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods (if available) when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

76

●	broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law

The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the Company Shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The   Selling Stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the Selling Stockholders. In addition, the Selling Stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of Common Stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus.

The Selling Stockholders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. We will file a supplement to this prospectus if a Selling Stockholder enters into a material arrangement with a broker-dealer for sale of Common Stock being registered. If the Selling Stockholders use this prospectus for any sale of the shares of Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our Common Stock and activities of the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We will not receive any proceeds from the resale of any of the Stockholder Shares in this Offering.

77

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing.

Acquisition of HAC Patents, LLC

On March 31, 2015, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Helpful Technologies, Inc., a Florida corporation (“HTI”), and HAC Patents, LLC, a Florida limited liability company and a wholly-owned subsidiary of HTI ("HAC Patents”). Pursuant to the Merger Agreement, we acquired 100% of the outstanding equity of HAC Patents from HTI in exchange for 100,000 shares of our Common Stock, at a price of $0.08 per share (for a total of $8,000), based on the $8,145 fair value of HAC Patent’s only asset, U.S. Patent Application 14/093,334 (the “Patent”). The 100,000 shares were distributed by HTI to its stockholders as a dividend, including an aggregate of 74,342 shares of Common Stock to our founders, Dr. Temnikov, Mr. Gurin and FVZ, LLC, and are being registered for resale by the Selling Stockholders named in this Prospectus. At the time of the Merger, HTI was an affiliate of the Company due to the fact that they were both under common control by our founders, executive officers and directors, Dr. Temnikov, Mr. Gurin and FVZ, LLC.

Capitalizations

●	In April 2012, our founders purchased an aggregate of 10,000,000 shares of Common Stock for an aggregate of purchase price of $100,000, or $0.01 per share, 8,000,000 of which were converted into 8,000,000 shares of Series-X Common Stock on January 10, 2015.

●	In March 2013, we issued an unsecured non-recourse convertible promissory note in the principal amount of $1,000,000 to Zimas, LLC, a principal stockholder. The note bears interests at the rate of 8.0% per annum, payable quarterly, matures on March 31, 2016, and is convertible into shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. Zimas LLC is owned and controlled by Ms. Zena Katz, who is the sister of Ms. Fay Katz, a 75% owner of FVZ, LLC, a founder and principal stockholder of the Company. The outstanding principal and accrued interest on this note as of February 5, 2016 is $1,000,000.As of December 31, 2014, the amount of accrued interest was $80,000, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $80,000, which was paid in January 2016. During the years ended December 31, 2015 and 2014, the Company made payments for interest totaling $80,000 and $74,740, respectively.

●	In June 2014, we issued an unsecured non-recourse convertible promissory note in the principal amount of $400,000 to Zimas, LLC, a principal stockholder. The note bears interests at the rate of 8.0% per annum, payable quarterly, matures on June 30, 2017, and is convertible into shares of Common Stock at a rate of $1.60 per share. The note is payable upon demand at any time before the maturity date upon 100 days’ prior notice. However, upon early demand, the outstanding principal amount shall be discounted 20% and an early termination penalty will apply. Zimas LLC is owned and controlled by Ms. Zena Katz, who is a related person to Ms. Fay Katz, who is a 75% owner of FVZ, LLC, a founder and principal stockholder of the Company. The outstanding principal and accrued interest on this note as of February 5, 2016 is $400,000. As of December 31, 2014, the amount of accrued interest was $16,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $32,444, which was paid in January 2016. During the years ended December 31, 2015 and 2014, the Company made payments for interest totaling $16,444 and $0, respectively.

●	On April 10, 2015, we sold a warrant to AssetsTZ Holdings, LLC (“ATZ”) for a purchase price of $100,000. The warrant is exercisable, in whole or in party from time to time, for an aggregate of 2,000,000 shares of Common Stock for $1.60 per share from December 31, 2016 until December 31, 2019. The Company has no rights to redeem the warrant. The warrant also specifies that if ATZ exercises and continuous to own more than 5% of the outstanding Common Stock, ATZ will be entitled to nominate representative to the Company’s Board of Directors. On December 15, 2015, the Company and ATZ signed an amendment removing time period limitation on the Company’s obligation to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. ATZ is fully owned and controlled by Mr. Val Zevel, who also is a member a FVZ LLC, a founder and principal stockholder.

78

Acquisition of Intangible Assets

●

On March 31, 2015, in connection with the Company’s acquisition of HAC Patents, the Company acquired HAC Patent’s pending patent valued at $8,145, which represent the legal fees for filing the patent applications. The Company will begin amortizing this patent cost when application is approved, and therefore did not recognize any amortization expense for the year ended December 31, 2015.

●	On December 10, 2015, we have acquired from our founder, Interim Chief Financial Officer and Vice President of Business Development, Sergey Gurin, the full rights for the intellectual property protected by U.S. Patent application US 62/222,424 entitled "Building block and interlocking construction method," which is different from HTI’s patent. We have paid Mr. Gurin $200 for the acquisition of this patent, which comprised the $130 filing fee Mr. Gurin paid to the U.S. Patent and Trademark Office, postage and other minor expenses associated with filing of the patent. The Company will begin amortizing this patent cost when application is approved, and therefore did not recognize any amortization expense for the year ended December 31, 2015.

●	Three patents at December 31, 2013 had been purchased from an affiliated company, Helpful Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 75% shares of the Common Stock or sold to the Company by the Company’s founder. Patents were recorded at the historical cost basis, or $24,186 which represented the cost of legal fees associated with these patent applications. The Company sold its three patents for $24,186 back to an affiliated company, Helpful Technologies Inc., in 2014, prior to their approval by the US Patent office.

Notes Receivable - Related Parties

●	In March 2013, the Company issued a note with principal amount of $1,400,000 to affiliated company under common control, Helpful Capital Group LLC. The note accrued interest at an annual rate of 12% and was scheduled to mature in March 2016. In October 2013 and November 2013, Helpful Capital Group LLC assigned one promissory note in amount of $100,000 and seven promissory notes totaling $1,274,000, respectively, to the Company in a non cash transaction as repayment of the note. As of December 31, 2014 and December 31, 2013 the amount of accrued interest was $52 and $113,247, respectively. The payments received for remainder of principal and interest were $5,800 and $133,500 in fiscal year ending December 31, 2014 and 2013, respectively. The note was fully repaid in January 2014.

●	In October 2013, we purchased a loan with a principal amount of $100,000 from our affiliate, Helpful Capital Group LLC, which was loaned to Abratenko Labs LLC, now Fuel Combustion Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 52.32% shares of Common Stock of Fuel Combustion Technologies Inc. This note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. The company has a right to early withdrawal with a ninety-day notice prior to the withdrawal. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $17,529 and $3,529, respectively. This loan is in default for non-payment of interest payments, and a 100% allowance totaling $117,529 for bad debt has been recorded for both principal and accrued interest at December 31, 2015.

●	In September 2014, we issued a loan with principal amount of $350,000 to an affiliated company, 3089 Parkside LLC, in which we hold 50% of non-voting membership interests. The note accrues interest at an annual rate of 0%, and matured in June 2015. An extension to this loan was made and extended the due date September 30, 2015. The loan was repaid in full in September 2015.

●	In September 2014, we issued a loan with a principal amount of $350,000 to an affiliated company, Helpful Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 75% shares of the Common Stock. The note accrues interest at an annual rate of 5%, and matured in December 2015. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and December 31, 2014 the amount of accrued interest was $23,349 and $5,849, respectively.

●	In July 2015, we issued a loan with a principal amount of $10,000 to an affiliated company, Helpful Technologies Inc., in which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 75% shares of the Common Stock. The note accrues interest at an annual rate of 5%, and matured in December 2015. All accrued interest is payable at maturity. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and December 2014 the amount of accrued interest was $242 and $0, respectively.

Other - Related Parties

●	At December 31, 2013, the Company owed the CEO $5,077 for payments made on behalf of the Company and which has been reimbursed during the year ended December 31, 2014.

●	At December 31, 2015 and December 31, 2014, Due from Affiliates, which are in the form of a receivable, have no formal terms and are payable on demand, consisted of the following:

	December 31, 2015	December 31, 2014
Helpful Technologies Inc.	$-	$2,011
Florida Project 1	-	25
Helpful Capital Group	-	390,927
Officer	507	-
	$507	$392,963

●	At December 31, 2014, Due from Affiliates in amount of $390,927 consisted of two payments of $320,818 and $70,109 , which were received by our affiliate, Helpful Capital Group LLC, instead of the Company in December 2014. The first payment of $320, 818 received on December 30, 2014 by our affiliate, Helpful Capital Group LLC, was a full repayment of a note receivable consisting of the full principal amount of $280,000, accrued interest and late fees of $40,068, and other fees. This note was originally issued by Helpful Capital Group LLC, in May 2013, and was assigned to the Company in November 2013. The second payment in amount of 70,109 received by our affiliate, Helpful Capital Group LLC on December 30, 2014 was an interest payment on a note receivable in amount of $330,000, which accrues interest at an annual default rate of 18.0%, due to default for non-payment of interest per the default provision in this note. This note was originally issued by Helpful Capital Group LLC, in May 2013, and was assigned to the Company in November 2013. These two payments received by our affiliate, Helpful Capital Group LLC, were transferred in full to the Company in January 2015.

	Amount	% Ratio
Due From Helpful Capital	$
Payoff was wired to Helpful Capital Group (original lender)	320,818	82%
Interest Payment was wired to Helpful Capital Group(original lender)	70,109	18%
Total Due From Helpful Capital	$390,927	100%

●	On January 1, 2015, the Company executed a sublease agreement with an affiliated company, Helpful Technologies, Inc., of which our controlling stockholders, Mr. Sergey Gurin, Mr. Maxim Temnikov, and FVZ, LLC, own 75% shares of the Common Stock Inc., for office space located in sub-landlord’s leased premises in Deerfield Beach, FL, which shall serve as the Company’s permanent offices. The initial term of the lease was for 12 months. The base monthly rental for the premises is $1,500.

79

In addition, in order to finance transaction costs in connection with intended engagements into real-estate construction projects, our founders and executive officers, or an affiliate of founders and executive officers, may, but are not obligated to, loan us funds as may be required.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

Other than the foregoing, there has been no transaction, since the beginning of the Company’s last fiscal year, or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our Company;

(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of Common Stock;

(iii)	Any of our promoters and control persons; and

(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

DESCRIPTION OF SECURITIES

Equity Securities

Pursuant to our Third Amended and Restated Articles of Incorporation, our authorized capital stock consists of 250,000,000 shares of capital stock, including 200,000,000 shares of Common Stock, $0.001 par value and 40,000,000 shares of Series-X Common Stock, $0.001 par value, and 10,000,000 shares of undesignated Preferred Stock, $0.001 par value.

Common Stock

At the date of this prospectus, we have 2,100,000 shares of Common Stock issued and outstanding. With this Offering, we are registering an aggregate of 14,500,000 shares of Common Stock for sale to public investors by the Company.

The shares of Common Stock have:

●	Voting rights of one vote per share on all matters subject to vote by stockholders (except that the holders of Common Stock shall not be entitled to vote on any amendment to our articles of incorporation that relates solely to the terms of one or ‘more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the articles of incorporation);

●	Dividend rights to receive distribution of dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the company legally available therefor, and shall share equally on a per share basis in such dividends and distributions);

80

●	Inspection rights - So long as any stockholder holds at least five percent (5%) of the outstanding shares of Common Stock, the Company will permit such stockholder, its representatives, proxies and advisors the inspection rights during the normal business hours of the Corporation upon prior written request mailed to the Company within five (five) business days prior to commencing inspection. Such inspection rights shall not apply to information that we reasonably determine to be confidential. The term “inspection rights,” as used in this section shall include, but be limited to the right of the stockholder to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such times as may be reasonably requested;

●	Liquidation rights – Common Stockholders will be entitled to a pro-rata receipt of our assets in case of liquidation or winding-up (subject to the rights of the holders of any outstanding series of our preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the company, after payment or provision for payment of the debts and other liabilities of the company, Common Stockholders shall be entitled to receive all of our remaining assets available for distribution, ratably in proportion to the number of Common Stock then held by them. Notwithstanding anything to the contrary contained in our articles of incorporation, as amended, there shall be no liquidating distributions with respect to any warrant issued in connection with this Offering or the private placement).

Series-X Common Stock

We currently have 8,206,250 shares of Series-X Common Stock issued and outstanding.

The shares of Series-X Common Stock are the restricted shares designed for issuance under stock compensation plans, certain warrants, and management incentives. The Series-X Common Stock is also referred in this prospectus as the “insider shares.” The shares of Series-X Common Stock have:

●	no voting rights;

●	no dividend rights;

●	no redemption rights;

●	no registration rights;

●	no rights to participate in a pro-rata receipt of our assets in case of liquidation or winding-up;

●	the right to be converted into the shares of our Common Stock at the ratio of one share of Series-X Common Stock into one share of Common Stock, subject to restrictions and limitations identified in the stockholder rights agreements with the conditions varying on case by case basis.

Our three founders, Maxim Temnikov, Sergey Gurin and Fay Katz, beneficially own an aggregate of 8,000,000 shares of Series-X Common Stock. The additional 206,250 shares of Series-X Common Stock were issued to our founders’ friends and family members in consideration of the conversion of convertible debt in the amount of $330,000 in March 2015; such Series-X shares priced at $1.60 per share. The conversion rights of our founders’ Series-X Common Stock are contingent on (i) the Company’s having a registration statement for our securities declared effective under the Securities Act; (ii) listing the securities our Board of Directors decides to register on a capital exchange market or quotation system; and (iii) the increasing trading share price of our Common Stock at a public market in excess of the price in this Offering.

Each of our founders may convert their Series-X Common Stock into the shares of Common Stock after our securities are registered with the SEC for public trading, to the extent of:

●	the initial 25% of their Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $5.00 for any 20 trading days within a 30-trading day period;

●	an additional 25% of their shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $7.00 for any 20 trading days within a 30-trading day period;

●	an additional 25% of their shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of the Corporation’s Common Stock exceeds $10.00 for any 20 trading days within a 30-trading day period, and

81

●	an remaining 25% of outstanding shares of Series-X Common Stock (or the aggregate of 2,000,000 shares of Series-X Common Stock) on the date when the closing price of our Common Stock exceeds $12.00 for any 20 trading days within a 30-trading day period;

●	or earlier, if we engage in a transaction (i) resulting in our stockholders having the right to exchange their shares for cash or other securities or (ii) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

As of the date of this Offering, we also have reserved 432,000 shares of Series-X Common Stock for future issuance in satisfaction of stock option issued to our Board Chairman, Mr. Hailston.

Preferred Stock

Pursuant to our Articles of Incorporation, we are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001 per share. There are currently no shares of Preferred Stock designated or issued. Our Preferred Stock may be divided into and issued in one or more series, each of which must be so designated as to distinguish the shares of each series of our Preferred Stock from the shares of all other series and classes. Our Board of Directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of our preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends must accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)	the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)	voting powers, if any, provided that if any of our preferred stock or series thereof must have voting rights, such preferred stock or series must vote only on a share for share basis with our Common Stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)	subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our Board of Directors may, at the time so acting, lawfully fix and determine under the laws of the state of California.

Anti-dilution provisions

At December 31, 2015, we had no securities containing anti-dilution provisions.

Holders

As of December 31, 2015, there were approximately 51 holders of record of the Company’s Common Stock.

Transfer Agent

The transfer agent for our Common Stock is:

VStock Transfer LLC

18 Lafayette Place

Woodmere, NY 11598

T: (212) 828-8436

F: (646) 536-3179

E: info@vstocktransfer.com

82

We have agreed to indemnify VStock Transfer LLC in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct.

Listing of Securities

There currently is no public trading market for our securities. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTCQB or any other OTC Market tier or stock exchange or nother electronic inter-dealer quotation system. We intend to request “HACI” as the ticker symbol our Common Stock.

Debt Securities

Outstanding Notes

We currently have existing outstanding debt of approximately $1,400,000 in interest bearing loans from our investors. These notes will become due starting from February 2016 and continuing through June 2017, from time to time. We will repay these notes by using the sales proceeds receivable from our future revenue from current homebuilding projects and sale of our assets. For more information, please see the audited financial statements for period ending December 31, 2014.

Convertible Indebtedness

In 2013 and 2014, an affiliate of our stockholder FVZ, LLC, Zimas LLC, has loaned us an aggregate of $1,400,000 under the notes bearing annual interest of 8.0% payable annually. These loans are secured by 875,000 shares of our Common Stock and mature on March 31, 2016 and June 29, 2017. Zimas LLC is owned and controlled by Ms. Zena Katz, who is a related person to Ms. Fay Katz, who is a 75% owner of FVZ, LLC, which is a beneficial holder of 411,296 shares of our Common Stock and 1,600,000 shares of our Series-X Common Stock and one of the named Selling Stockholders in this Offering.

Pursuant a Loan and Settlement Agreement, dated March 31, 2013, between the Company and Zimas, LLC, we borrowed $1,000,000. The loan matures on March 31, 2016, bears interest at the rate of 8.0% per annum, accruing on December 31st of each calendar year and payable in the month of January of the subsequent year. The Company can repay the loan at any time prior to the maturity date. At any time and from time to time, the borrower can convert the principal amount of the loan into shares of Common Stock of the Company for $1.60 per share, or 625,000 shares, subject to adjustments for stock splits, combinations and dividends. If the Company fails to repay the principal amount on the maturity date, the lender shall have the right, but not obligation, to convert the principal amount of the loan, together with any interest then due and payable on the principal amount, into fully paid and non-assessable shares of the Company’s Common Stock priced at $0.16 per share. Upon conversion, the amount of the principal amount and the interest so converted shall be deemed paid and no longer due hereunder and the corresponding amount of the Collateral Shares shall be no longer.

Pursuant to that certain Loan and Settlement Agreement, dated June 1, 2014, as amended on February 13, 2015, between the Company and Zimas, LLC, we borrowed $400,000. The loan matures on June 1, 2017, bears interest at the rate of 8.0% per annum, accruing on December 31st of each calendar year and payable 20 business days thereafter. If at any time prior to the maturity date, the lender withdraws the loan of requires the Company to resell the loan to a third party, the principal amount shall be discounted by 20%. The Company can repay the loan at any time prior to the maturity date. At any time and from time to time, the borrower can convert the principal amount of the loan into shares of Common Stock of the Company for $1.60 per share, or 250,000 shares, subject to adjustments for stock splits, combinations and dividends. If the Company fails to repay the principal amount on the maturity date, the lender shall have the right, but not obligation, to convert the principal amount of the loan, together with any interest then due and payable on the principal amount, into fully paid and non-assessable shares of the Company’s Common Stock priced at $0.16 per share. Upon conversion, the amount of the principal amount and the interest so converted shall be deemed paid and no longer due hereunder and the corresponding amount of the Collateral Shares shall be no longer reserved by the Company.

83

Interest

Interest rate on the notes is fixed at its respective annual rate as identified by each note. We calculate interest on the notes based on the actual number of days your note is outstanding. Interest is calculated monthly based on 365-day year (regardless of a leap year). Interest is not compounded. Interest payments are made as they become due by wire transfers into the bank account designated by the lenders.

Subordination

As used herein, the term “senior debt” means all of our debt created, incurred, assumed or guaranteed by us, except debt that by its terms expressly provides that such debt is not senior in right of payment to the notes. Debt is any indebtedness, contingent or otherwise, in respect of borrowed money, or evidenced by bonds, notes, Notes or similar instruments or letters of credit and shall include any guarantee of any such indebtedness. Senior debt includes, without limitation, the demand loans from our members and any line of credit we may incur in the future. The notes are not senior debt. The notes are also subordinate to all of our future senior debt. We may at any time borrow money on a secured or unsecured basis that would have priority over the notes.

Our obligation to repay the principal of and make interest payments on the notes is subordinate in right of payment to all of our senior debt. This means that if we are unable to pay our debts, when due, all of the senior debt would be paid first, before any payment of principal or interest would be made on the notes and related party debt which is equal in priority to the notes.

No Restrictions on Additional Debt or Business

Nothing restricts us from issuing additional securities or incurring additional debt (including senior debt or other secured or unsecured obligations) or the manner in which we conduct our business.

Events of Default

An event of default is defined as follows: a default in payment of principal or interest on the notes when due or payable if such default has not been cured for 30 days; or our becoming subject to events of bankruptcy or insolvency. If an event of default occurs and is continuing, the holders of at least a majority in principal amount of the then outstanding notes may declare the principal of and the accrued interest on all outstanding notes due and payable. If such a declaration is made, we are required to pay the principal of and interest on all outstanding notes immediately, so long as the senior debt has not matured by lapse of time, acceleration or otherwise. The holders of a majority of the aggregate principal amount of the notes at the time outstanding may, on behalf of all holders, waive any existing event of default by the majority of the then outstanding notes.

DETERMINATION OF OFFERING PRICE

There is no established public trading market for our Common Stock. Upon the effectiveness of the registration statement, of which this prospectus is a part, we intend to solicit an FINRA-registered broker-dealer to apply to FINRA as market maker of our Common Stock on the OTC Markets’ OTCQB tier. However, there is no guarantee our Common Stock will be accepted for quotation on the OTCQB or any other OTC Market tier or stock exchange or other electronic inter-dealer quotation system. Therefore, there is a risk that a stockholder may not be able to sell our stock at a time or price acceptable to the stockholder, or at all. Unless and until our shares are listed on a national securities exchange or interdealer quotation system, it is not expected that a public market for the shares will develop. If our Common Stock is traded on the OTC or another stock exchange or electronic inter-dealer quotation service, then the sales price to the public by the Selling Stockholders will vary according to the selling decision of each Selling Stockholder and the market for our stock at the time of resale.

The offering price of the Shares has been arbitrarily determined by the Company and bears no relationship to conventional criteria, such as book value or earnings per share. In determining the offering price, the board considered, among other things, the following:

●	The nature of the Company’s business, and factors affecting its business;

●	The financial condition of the Company;

●	Dividends paid, dividend payout, and dividend-paying capacity;

●	Relevant economic and industry trends at the valuation date;

●	Research and analysis of the external environment based upon published information including the economy, marketplace and, in particular, the outlook for the industry and related business models; and

●	A consideration of any previous transactions regarding the sale and/or licensing of similar businesses/technologies or the sale of similar businesses.

There can be no assurance that the offering price bears any relation to the current fair market value of the Common Stock.

84

LEGAL MATTERS

The validity of the shares of Common Stock offered by this prospectus will be passed upon for us by Magri Law, LLC, Fort Lauderdale, FL.

EXPERTS

Our financial statements for the fiscal year ended December 31, 2014 appearing in this prospectus have been audited by Green & Company CPAs, an independent registered public accounting firm, as set forth in their report.

Our consolidated financial statements for the fiscal year ended December 31, 2015 appearing in this prospectus have been audited by Liggett & Webb, P.A., an independent registered public accounting firm, as set forth in their report.

On December 1, 2015, we issued to our securities counsel, Philip Magri, Esq., a stock option to purchase up to 250,000 shares of Series-X Common Stock priced at $0.11 per share. The option vests on December 1, 2016 and is exercisable for cash consideration only. Mr. Magri will be able to convert the shares of Series-X Common Stock underlying the option contingent on the trading share price increase.

Other than set forth above, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our subsidiaries. Nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee

85

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this Offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov . You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C.

86

HELPFUL ALLIANCE COMPANY

INDEX TO FINANCIAL STATEMENTS

December 31, 2015 and December 31, 2014

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Helpful Alliance Company

We have audited the accompanying consolidated balance sheet of Helpful Alliance Company and Subsidiary (the “Company”) as of December 31, 2015, and the related consolidated statement of operations, changes in stockholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Helpful Alliance Company and Subsidiary as of December 31, 2015 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company reported a net loss of $332,000 and has a working capital deficit and an accumulated deficit of $382,504 and $618,157 respectively at December 31, 2015. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.
Certified Public Accountants

Boynton Beach, Florida

February 17, 2016

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Helpful Alliance Company

We have audited the accompanying balance sheet of Helpful Alliance Company as of December 31, 2014, and the related statement of operations, stockholders’ deficiency, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Helpful Alliance Company as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been restated for the correction of a material misstatement in the period ending December 2014, as more fully described in Note 17.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company has significant net losses and cash flow deficiencies. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding those matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Green & Company, CPAs

Green & Company, CPAs
Tampa, Florida
June 29, 2015, as restated November 10, 2015

10320 N 56th Street, Suite 330	Tampa, FL 33617	813.606.4388

F-3

HELPFUL ALLIANCE COMPANY

BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(consolidated)	(restated)
ASSETS
CURRENT ASSETS:
Cash	$214,784	$534,616
Notes interest receivable, net	62,952	20,559
Notes interest receivable - related party, net	23,591	5,849
Notes receivable, net	530,000	850,000
Note receivable - related party, net	360,000	800,000
Due from affiliate	507	392,963
Prepaid expenses and other current assets	3,884	6,763
Total Current Assets	1,195,718	2,610,750
OTHER ASSETS:
Equipment, net	2,123	2,403
Land held for development	211,336	-
Notes receivable	81,000	81,000
Patent costs	8,345	-
Total Other Assets	302,804	83,403
TOTAL ASSETS	$1,498,522	$2,694,153
LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$49,959	$12,923
Accrued expenses	15,819	11,995
Accrued interest payable	112,444	111,778
Deferred revenue	-	3,614
Notes payable	-	1,000,000
Convertible note payable	1,400,000	400,000
Total Current Liabilities	1,578,222	1,540,310
LONG TERM LIABILITIES:
Convertible notes payable	-	1,340,000
Total Long Term Liabilities	-	1,340,000
TOTAL LIABILITIES	1,578,222	2,880,310
COMMITMENTS AND CONTINGENCIES (NOTE 16)
STOCKHOLDERS’ DEFICIT:
Preferred stock ($0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding)	-	-
Common stock - series X, ($0.001 par value; 40,000,000 shares authorized; 8,206,250 and 0 shares issued and outstanding at December 2015 and December 2014, respectively )	8,206	-
Common stock, ($0.001 par value; 200,000,000 shares authorized; 2,100,000 and 10,000,000 shares issued and outstanding at December 2015 and December 2014, respectively)	2,100	10,000
Additional paid-in capital	528,151	90,000
Accumulated deficit	(618,157)	(286,157)
TOTAL STOCKHOLDERS’ DEFICIT	(79,700)	(186,157)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,498,522	$2,694,153

The accompanying notes are an integral part of these financial statements.

F-4

HELPFUL ALLIANCE COMPANY

STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31,
	2015	2014
	(consolidated)	(as restated)
REVENUES
Interest income	$166,666	$197,161
Engineering consulting services	-	34,500
Construction activities	35,672	-
TOTAL REVENUES	202,338	231,661
OPERATING EXPENSES
Compensation	297,392	107,537
Professional fees	343,841	41,776
Interest expense	127,444	129,280
Bad debt expense (recovery)	(61,668)	179,197
Other selling, general and administrative	76,697	17,328
TOTAL OPERATING EXPENSES	783,706	475,118
INCOME LOSS FROM OPERATIONS	(581,368)	(243,457)
OTHER INCOME
Gain on debt settlement	249,167	-
Other income	201	3,779
TOTAL OTHER INCOME	249,368	3,779
NET LOSS	$(332,000)	$(239,678)
NET LOSS PER COMMON SHARE
Basic and diluted	$(0.14)	$(0.02)
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and diluted	2,294,521	10,000,000

The accompanying notes are an integral part of these financial statements.

F-5

HELPFUL ALLIANCE COMPANY

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

For the years ended December 31, 2014 and December 31, 2015 (Consolidated)

	Preferred Stock		Common Stock – Series X		Common Stock		Additional		Total Stockholders’
	Number of		Number of		Number of		Paid-in	Accumulated	Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)
Balance at December 31, 2013 (Restated)	-	$-	-	$-	10,000,000	$10,000	$90,000	$(46,479)	$53,521
Net loss	-	-	-	-	-	-	-	(239,678)	(239,678)
Balance at December 31, 2014 (Restated)	-	-	-	-	10,000,000	10,000	90,000	(286,157)	(186,157)
Conversion common stock into Series-x Common	-	-	8,000,000	8,000	(8,000,000)	(8,000)	-	-	-
Settlement note payable	-	-	206,250	206	-	-	329,794	-	330,000
Purchase of patent	-	-	-	-	100,000	100	8,045	-	8,145
Warrant purchase	-	-	-	-	-	-	100,000	-	100,000
Stock option issuance							312		312
Net loss	-	-	-	-	-	-	-	(332,000)	(332,000)
Balance at December 31, 2015 (Consolidated)	-	$-	8,206,250	$8,206	2,100,000	$2,100	$528,151	$(618,157)	$(79,700)

The accompanying notes are an integral part of these financial statements.

F-6

HELPFUL ALLIANCE COMPANY

STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2015	2014
	(consolidated)	(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(332,000)	$(239,678)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on debt settlement	(249,167)	-
Depreciation	280	280
Bad debt expense (recovery)	(61,668)	179,197
Stock option compensation	312	-
Changes in operating assets and liabilities:
Note interest receivable	(58,467)	(24,100)
Notes receivable	820,000	(1,100,000)
Due from affiliate	392,456	259,707
Prepaid expenses and other current assets	2,879	(6,763)
Accounts payable	37,036	2,339
Accrued expenses	3,824	1,160
Accrued interest payable	666	37,038
Customer advances	(3,614)	3,614
Net cash provided by (used in) operating activities	552,537	(887,206)
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from transfer of patent	-	24,186
Payment for patent	(200)	-
Purchase of land	(211,336)	-
Net cash provided by (used in) investing activities	(211,536)	24,186
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of officer advances	-	(5,076)
Note payable	(760,833)	1,390,000
Warrant Purchase	100,000	-
Net cash provided by (used in) financing activities	(660,833)	1,384,924
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(319,832)	521,904
CASH - BEGINNING OF PERIOD	534,616	12,712
CASH - END OF PERIOD	$214,784	$534,616
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$126,777	$92,240
Income taxes	$-	$-
NON-CASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock for patents	$8,145	$-
Issuance of series x common stock for conversion of convertible note	$330,000	$-
Payment received by affiliate for note receivable payoff	$-	$135,000

The accompanying notes are an integral part of these financial statements.

F-7

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Helpful Alliance Company was incorporated in April 2012 in State of Florida. Helpful Alliance Company (the “Company”) is a real-estate developer with the activities in three areas: construction, business development, and financial assistance. The Company’s construction arm manages the construction, remodeling and sale of residential properties. Its business development arm develops affordable home kits and its proprietary assembly methods and tools. Its financial activities arm provides residential and commercial loans in which real estate properties are used as collaterals.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected, pursuant to Section 107(b) of the JOBS Act, to take advantage of the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. We will therefore delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. We may take advantage of this extended transition period provided in Securities Act Section 7(a)(2)(B) until the first to occur of the date we (i) are no longer an “emerging growth company” or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Securities Act Section 7(a)(2)(B). As such, our financial statements may not be comparable to companies that comply with public company effective dates.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

These financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business.

As reflected in the accompanying financial statements, the Company had a net loss of $332,000 and $239,678 for the years ended December 31, 2015 and 2014, respectively, an accumulated deficit of $618,157 and $286,157 at December 31, 2015 and 2014, respectively and working capital deficit of $382,504 at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital, implement its business plan, and generate significant revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management is continuing with its plan to expand operations in construction and business development, which requires substantial additional working capital. The management believes that its current operating strategy, combined with continued funding, will provide the opportunity for the Company to continue as a going concern. The Company plans on raising capital through the sale of equity or debt instruments to implement its business plan. The Company remains dependent upon outside investors or its controlling stockholders to fund its operations. There is no assurance that the Company will raise the required capital or succeed in the realization of its business plans.

F-8

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Helpful Alliance Company Inc. and its wholly-owned subsidiary, Seasons Creek Development LLC, from inception on November 30, 2015 and have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). All intercompany transactions and balances have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. These estimates and assumptions are based on management’s best estimates and judgment.

Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the economic environment, which management believes to be reasonable under the circumstances. Management adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ from those estimates. Significant estimates during the years ended December 31, 2015 and 2014 include the valuation of deferred tax assets and allowance for doubtful accounts.

Fair value of financial instruments and fair value measurements

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, current notes receivable, accounts payable and accrued expenses, accrued interest payable and due to officer approximate their fair market value based on the short-term maturity of these instruments. Furthermore, non-current notes receivable amounts approximate their fair value since they carry market rates of interest. The Company did not have any non-financial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2015.

ASC 825-10 “Financial Instruments”, allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

F-9

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term highly liquid investments purchased with original maturities of three months or less. There were no cash equivalents at December 31, 2015 and December 31, 2014.

Note interest receivables

Note interest receivables are stated at their estimated net realizable value. The Company reviews its accounts to estimate losses resulting from the inability of its customers to make required payments. Any required allowance is based on specific analysis of past due accounts and also considers historical trends of write-offs. Past due status is based on how recently payments have been received from customers. The Company’s collection experience has been favorable reflecting a limited number of customers. An allowance was deemed necessary for one customer in the amount of $117,529 and $179,197 at December 31, 2015 and 2014, respectively. In August 2015, the company received payment in full for all principal and accrued interest on the note receivable which was one hundred percent reserved at December 31, 2014. This bad debt reserve was reversed in the accompanying financials at December 31, 2015.

Notes receivable

10 provides general guidance for receivables and notes that receivables arise from credit

The Company follows FASB ASC 310-10 that provides general guidance for receivables and notes that arise from credit sales, loans, or other transactions. This Subtopic further discusses acquisition, development, and construction arrangements and provides “guidance for determining whether a lender should account for an acquisition, development, and construction arrangement as a loan or as an investment in real estate or a joint venture.”

Generally Accepted Accounting Principles (“GAAP”) requires that companies disclose the fair value of their notes receivable in the notes to the financial statements if they do not approximates their fair value. Also, GAAP recently changed to allow companies to choose to carry receivables at fair value in their balance sheets, with changes in fair value recognized as gains or losses in the income statements. The Company has not opted to carry its notes at fair value, and continues to carry its notes at face value.

The Company forecloses on collateral properties for which the notes that are six months in default by the borrower. The notice gives the borrower 10 business days to bring the account current or repay the loan when maturity is reached. Upon foreclosure on the collateral property, the property will be sold to pay off the debt.

When it becomes probable that a creditor will be unable to collect all amounts due according to the contractual terms of a note, the receivable is considered impaired and the Company does not record interest income on past due loans. When a creditor’s investment in a note receivable becomes impaired for any reason, the receivable is re-measured at the discounted present value of currently expected cash flows at the loan’s original effective rate. The difference between the carrying amount of the note and the discounted present value is the amount of impairment to be recorded.

Equipment

Equipment is carried at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed, and any resulting gains or losses are included in the Statement of Operations.

F-10

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Land

Land is carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When land is sold any resulting gains or losses are included in the Statement of Operations. The Company acquired land held for future development in State of Virginia in December 2015 at historical cost of $211,336, which represents the purchase price.

Patent costs

Patents are stated at cost and are being amortized on a straight-line basis over the estimated future periods to be benefited. Patents are recorded at the historical cost basis. The Company acquired a patent from an affiliated company in March 2015 valued at the historical cost basis, or $8,145, which represents the legal fees for filing the patent applications. In December 2015, the Company purchased a patent application from the Company’s founder valued at the historical cost basis, or $200, which represented the cost of filing fees associated with this patent application. The Company will begin amortizing these patent costs when the patent applications are approved, and therefore did not recognize any amortization expense for the year ended December 31, 2015 (See note 12).

Impairment of long-lived assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Investment in Unconsolidated Investees

The Company accounts for investments in which the Company owns less than 20% of the investee, using the cost method under ASC-325-20 requires the Company to account for the investment at its historical cost (i.e., the purchase price) and appears as an asset on the balance sheet of the Company.

The Company makes investments in real estate development entities. The investments have the following criteria, so the Company accounts for the investment using the cost method:

●	The Company has no substantial influence over the investee (generally considered to be an investment of 20% or less of the shares of the investee).

●	The investment has no easily determinable fair value.

Once the Company records the initial transaction, there is no need to adjust it, unless there is evidence that the fair market value of the investment has declined to below the recorded historical cost. If so, the Company writes down the recorded cost of the investment to its new fair market value.

F-11

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Stock-based compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Stock-based compensation is included in Compensation expense and totaled $312 and $0 for the years ended December 31, 2015 and 2014, respectively.

Pursuant to ASC 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the service period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. The Company initially records compensation expense based on the fair value of the award at the reporting date.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured. The Company’s specific revenue recognition policies are as follows:

Interest Income: Revenue is earned on the interest bearing notes based on the effective yield of the financial instrument. In the year ended December 31, 2015 and 2014 the Company had $166,666 and $197,161 revenues, respectively, generated from interest income.

Construction: Revenues from the management of the construction, remodeling and sale of residential properties are recognized upon the sale of the properties. In the year ended December 31, 2015 and 2014 the Company had $35,672 and no revenues, respectively, generated by construction activities.

Business Development: Revenues from sales of home kits are recognized when the sales are closed and home kits are delivered to the customer. In the year ended December 31, 2015 and 2014 the Company had no revenues generated by the sale of home kits.

Engineering consulting: Revenues from sales of engineering consulting services are earned when services are provided. In the year ended December 31, 2015 and 2014 the Company had $0 and $34,500 revenues, respectively, generated by engineering consulting.

Segments

The Company follows the guidance of ASC 280-10 for “Disclosures about Segments of an Enterprise and Related Information.” During the years ended December 31, 2015 and 2014, the Company only operated in one segment.

Income taxes

Deferred income tax assets and liabilities arise from temporary differences associated with differences between the financial statements and tax basis of assets and liabilities, as measured by the enacted tax rates, which are expected to be in effect when these differences reverse. Deferred tax assets and liabilities are classified as current or non-current, depending upon the classification of the asset or liabilities to which they relate. Deferred tax assets and liabilities not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

F-12

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

The Company follows the provisions of FASB ASC 740-10 “Uncertainty in Income Taxes” (ASC 740-10). Certain recognition thresholds must be met before a tax position is recognized in the financial statements. An entity may only recognize or continue to recognize tax positions that meet a “more-likely-than-not” threshold. As of December 31, 2015 and December 31, 2014, the Company does not believe it has any uncertain tax positions that would require either recognition or disclosure in the accompanying financial statements.

Advertising and promotion

Advertising and promotion is expensed as incurred and is included in other selling, general and administrative expense and totaled $4,774 and $3,006 for the year ended December 31, 2015 and 2014, respectively.

Research and development

Expenditures for research and product development costs are expensed as incurred and are included in other selling, general and administrative expense and totaled $5,969 and $79 for the year ended December 31, 2015 and 2014, respectively.

Basic and diluted earnings per share

Pursuant to ASC 260-10-45, basic earnings per common share is computed by dividing income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding for the periods presented. Diluted income per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during each period. Diluted income (loss) per share reflects the potential dilution that could occur if securities were exercised or converted into common stock or other contracts to issue common stock resulting in the issuance of common stock that would then share in the Company’s income (loss) subject to anti-dilution limitations. Potentially dilutive common shares consist of common stock issuable for stock warrants, convertible debt, Series X - common stock, restricted stock options (using the treasury stock method). In period where the Company has a net loss, all potentially dilutive securities are excluded from the computation of diluted shares outstanding as they would have had an anti-dilutive impact.

Net loss per share for each class of common stock is as follows:

	Year Ended December 31, 2015	Year Ended December 31, 2014
Net Loss per common shares outstanding:
Basic Common stock	$(0.14)	$(0.02)
Weighted average shares outstanding:
Basic Common stock	2,294,521	10,000,000
Total weighted average shares outstanding	2,294,521	10,000,000

F-13

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

The Company’s aggregate common stock equivalents at December 31, 2015 and 2014 included the following:

	December 31, 2015	December 31, 2014
Convertible notes	875,000	1,087,500
Warrants for common stock	2,000,000	-
Series X - common stock	8,206,250	-
Restricted stock options	1,432,000	-
Total	12,513,250	1,087,500

Related parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions are recorded at historical cost of the goods or services exchanged.

Recent accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (ASU 2014-09), which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. The standard is effective for annual periods beginning after December 15, 2016, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures). Early adoption is not permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements. In August 2015, the FASB issued an Accounting Standards Update, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which formally applies the amendments to defer for one year the effective date of the new revenue standard for entities reporting under U.S. GAAP.

In June 2014, the FASB issued Accounting Standards Update No. 2014-12, Compensation — Stock Compensation (Topic 718), Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force) (ASU 2014-12). The guidance applies to all reporting entities that grant their employees share-based payments in which the terms of the award provide that a performance target that affects vesting could be achieved after the requisite service period. The amendments require that a performance target that affects vesting and that could be achieved after the requisite service period is treated as a performance condition. For all entities, the amendments in this Update are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The effective date is the same for both public business entities and all other entities. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

F-14

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (ASU 2014-15). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and interim periods and annual periods thereafter. Early application is permitted. The adoption of this guidance is not expected to have a material impact on the Company’s financial statements.

NOTE 3 – PREPAID EXPENSES AND OTHER CURRENT ASSETS

At December 31, 2015 and December 31, 2014, prepaid expenses and other current assets consisted of the following:

	December 31, 2015	December 31, 2014
Prepaid payroll direct deposit	$-	$1,394
Prepaid domain name subscription	167	27
Credit on Home Depot credit card	343	342
Prepaid attorney fees	-	5,000
Prepaid expense SEC	142	-
Prepaid expense Edgar and XBRL services	3,000	-
Property tax receivable	232	-
	$3,884	$6,763

F-15

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 4 – NOTES RECEIVABLE

Notes receivable consists of the following at December 31, 2015, and December 31, 2014:

	December 31, 2015	December 31, 2014
Loan agreement dated April 2013, with a principal amount of $81,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 11.5%, payable monthly, and matures in April 2018. This loan is collateralized by a mortgage as well as 100% of the borrowing company’s common stock. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $777 and $0, respectively.	81,000	81,000

Loan agreement dated May 2013, with a principal amount of $120,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable monthly, and matured in June 2015. This note was in default. The collateral for the loan was a real estate property located at 20100 NW 83 PL, Hialeah, FL 33015. The Company obtained a third-party appraisal in November 2014. The property was appraised at $275,000, which supported the carrying value of the note. As of December 31, 2015 and December 31, 2014 the amount of accrued interest was $0 and $2,625, respectively. In December 2015, the company received payment in full for all principal and accrued interest on this note receivable.	-	120,000

Loan agreement dated May 2013, with a principal amount of $160,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.5%, payable quarterly, and matured in June 2015. This loan is collateralized by a mortgage as well as 100% of the borrowing company’s common stock. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $0 and $19,197, respectively. In August 2015, the company received payment in full for all principal and accrued interest on this note receivable which was previously one hundred percent reserved. This bad debt reserve was reversed in the accompanying financials.	-	160,000

Loan agreements dated July, September, and October 2013, and May 2014, with an aggregate principal amount of $400,000 were assigned to the Company in February, March and July 2014. The notes accrue interest at an annual rate of 12.5%, payable quarterly, and mature in July 2016, December 2018, and May 2019. These notes have a 90 day written withdrawal clause and are collateralized by various automobiles. In June 2015 a principal amount of $200,000 was repaid. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $6,389 and $12,778, respectively.	200,000	400,000

Loan agreement dated May 2013, with a value of $420,000 but the remaining principal amount of $330,000 was assigned to the Company in November 2013. The note accrues interest at an annual rate of 12.0%, maturity date was May 2013, and the note has gone into default for non-payment of interest, therefore the interest rate has increased to 18% per the default provision in this note. In December 2014 a payment of accrued interest for $66,495 was received. This note is in default and the company filed for foreclosure in July 2015. The collateral for the loan is a real estate property located at 111 NE 43 St., Miami, FL 33137 . The Company obtained a third-party appraisal in November 2015. The property was appraised at $900,000, which supports the carrying value of the note. A motion for summary judgment was filed by the foreclosure attorney in December 2015. As of December 31, 2015 and December 31, 2014, the amount of accrued interest was $55,786 and $0, respectively.	330,000	330,000
Total	611,000	1,091,000
Less allowance for bad debt	-	(160,000)
Notes receivable, net	611,000	931,000
Less Current Portion	(530,000)	(850,000)
Notes receivable, long term	$81,000	$81,000

F-16

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 5 – NOTES RECEIVABLE - RELATED PARTIES

Notes receivable with related parties consists of the following at December 31, 2015, and December 31, 2014:

	December 31, 2015	December 31, 2014
Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. An extension to this loan was made and extended the due date to December 31, 2016. The company has a right to early withdrawal with a ninety day notice prior to the withdrawal. As of December 31, 2015 and December 2014, the amount of accrued interest was $17,529 and $3,529, respectively. This loan is in default for non-payment of interest payments, and a 100% allowance totaling $117,529 for bad debt has been recorded for both principal and accrued interest at December 31, 2015.	100,000	100,000

Loan agreement dated September 2014, with an affiliated company, had a principal amount of $350,000. The note accrued interest at an annual rate of 0%, and matured in June 2015. An extension to this loan was made and extended the due date to September 30, 2015. The loan was repaid in full in September 2015. The amount of imputed interest was immaterial.	-	350,000

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and December 2014 the amount of accrued interest was $23,349 and $5,849, respectively.	350,000	350,000

Loan agreement dated July 2015, with an affiliated company, has a principal amount of $10,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and December 2014 the amount of accrued interest was $242 and $0, respectively.	10,000	-
Total	460,000	800,000
Less allowance for bad debt	(100,000)	-
Notes receivable - related party, net	360,000	800,000
Less Current Portion	(360,000)	(800,000)
Notes receivable - related party, long term	$-	$-

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

F-17

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 6 – EQUIPMENT

Equipment consists of the following:

	Estimated Useful Lives in Years	December 31, 2015	December 31, 2014
Trailer	10	$2,800	$2,800
		2,800	2,800
Less total accumulated depreciation		(677)	(397)
Machinery and equipment, net		$2,123	$2,403

Depreciation expense for the year ended December 31, 2015 and 2014 amounted to $280 and $280, respectively.

NOTE 7 – INVESTMENTS IN UNCONSOLIDATED INVESTEES

In March and April 2015, the Company made cash deposits aggregating $775,000 in three LLC’s that were created to acquire land, rebuild, improve and resell the properties. The Company has acquired a 5% voting interest (Class B Member) in each of these LLCs. In July and September 2015, the Company terminated all three agreements and the full amount of the three deposits less attorney fees was returned to the Company in September 2015.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

Convertible debt consists of the following at December 31, 2015, and December 31, 2014:

	December 31, 2015	December 31, 2014
Convertible note in the principal amount of $400,000 was issued in February 2013. The note has 0% interest, matures in February 2016 and is convertible into common stock at a conversion rate of $1.60 per share. In December 2013 a partial repayment of $50,000 was made and in January 2014 and January 2015 $10,000 partial repayments were made. This note was converted into 206,250 shares of Series X Common Stock in March 2015 (see Note 14).	$-	$340,000

Convertible note in the principal amount of $400,000 was issued in June 2014. The note accrues interest at an annual rate of 8.0%, payable annually, matures in June 2017, and is convertible into common stock at a conversion rate of $1.60 per share. Termination can occur prior to the maturity date for any reason with an early withdrawal notice one hundred days prior to the withdrawal date. If an early withdrawal does occur the principal loan amount shall be discounted by twenty percent. As of December 31, 2014, the amount of accrued interest was $16,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $32,444, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $16,444 and $0, respectively.	400,000	400,000

Convertible note in the principal amount of $1,000,000 was issued in March 2013. The note accrues interest at an annual rate of 8.0%, payable annually, matures in March 2016, and is convertible into common stock at a conversion rate of $1.60 per share. As of December 31, 2014, the amount of accrued interest was $80,000, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $80,000, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $80,000 and $74,740, respectively.	1,000,000	1,000,000
Total	1,400,000	1,740,000
Less Current Portion	(1,400,000)	(400,000)
Convertible notes payable, long term	$-	$1,340,000

F-18

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 9 – NOTES PAYABLE

Non-convertible debt consists of the following at December 31, 2015, and December 31, 2014:

	December 31, 2015	December 31, 2014
Note in the principal amount of $1,000,000 was issued in June 2014. The note accrues interest at an annual rate of 6.0%, payable quarterly, and matures in June 2017. The lender has the ability to call the loan within one hundred calendar days. As of December 31, 2014 the amount of accrued interest was $15,333, which was paid in January 2015. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $30,333 and $17,500, respectively. In April 2015 the Company received a Notice of Early Withdrawal. The early withdrawal period was extended until December 2015. The early repayment discount is 20% of the principal or $200,000 and the early repayment penalty is $49,167. In July 2015, the Company made a partial repayment of $150,000. In December 2015 the Company repaid additional $600,833 on the note in full satisfaction of the discounted and penalized principal and recorded a $249,167 gain.	-	1,000,000
Total	-	1,000,000
Less Current Portion	-	(1,000,000)
Non-convertible notes payable, long term	$-	$-

NOTE 10 –ACCRUED EXPENSES

At December 31, 2015 and December 31, 2014, accrued expenses consisted of the following:

	December 31, 2015	December 31, 2014
Accrued payroll	$5,200	$2,587
Accrued payroll taxes	8,300	323
Accrued property taxes	2,319	9,085
	$15,819	$11,995

F-19

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

NOTE 11 – DUE FROM AFFILIATES

At December 31, 2015 and December 31, 2014, Due from Affiliates, which are in the form of a receivable, have no formal terms and are payable on demand, consisted of the following:

	December 31, 2015	December 31, 2014
Helpful Technologies Inc.	$-	$2,011
Florida Project 1	-	25
Helpful Capital Group	-	390,927
Officer	507	-
	$507	$392,963

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

NOTE 12 – RELATED PARTY TRANSACTIONS

Three patents at December 31, 2013 had been purchased from a related Company or sold to the Company by the Company’s founder. Patents were recorded at the historical cost basis, or $24,186 which represented the cost of legal fees associated with these patent applications. The Company sold its three patents for $24,186 back to an affiliated company in 2014, prior to their approval by the US Patent office.

On March 31, 2015, pursuant to the terms of an Agreement and Plan of Merger (“Merger”), by and between Helpful Technologies, Inc. (“HTI”), HAC Patents LLC (“HAC-LLC”) a wholly owned subsidiary of HTI, and Helpful Alliance Company (the “Company”), the Company acquired all of the membership interests of HAC-LLC in exchange for 100,000 shares of the Company’s common stock. As a result of the Merger, the existence of HAC-LLC ceased, and the Company continued as the surviving corporation. The Articles of Merger were filed with the Florida Department of State, Division of Corporations, on April 7, 2015. The Company valued the 100,000 shares of common stock based at the historical cost, which approximates fair value, of the only asset acquired in a merger, a pending patent, valued at $8,145 since this was from a related party (see Note 2).

On April 15, 2015, the Company received $100,000 for warrants from a related company, AssetsTZ Holdings LLC, exercisable to purchase up to an aggregate of 2,000,000 shares of common stock with an exercise price of $1.60 per warrant, exercisable from December 31, 2016 to December 31, 2019. As long as the investor owns 5% of the outstanding shares of voting stock in the Company, he is eligible to nominate a representative to the Company’s Board of Directors. This agreement also contains registration rights.

In December 2015, the Company purchased a patent application from the Company’s founder. Patent is recorded at the historical cost basis, or $200, which represented the cost of filing fees associated with this patent application.

Due to officer

During 2014 the Company repaid its CEO, $5,076 for payments made on behalf of the Company.

F-20

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Due from affiliates

Loan agreement dated October 2013, with a principal amount of $100,000 was assigned to the Company in October 2013. The note accrues interest at an annual rate of 14.0%, payable quarterly, and matures in October 2015. An extension to this loan was made and extended the due date to December 31, 2016. The company has a right to early withdrawal with a ninety day notice prior to the withdrawal. As of December 31, 2015 and 2014, the amount of accrued interest was $17,529 and $3,529, respectively. This loan is in default for non-payment of interest payments, and a 100% allowance totaling $117,529 for bad debt has been recorded for both principal and accrued interest at December 31, 2015.

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 0%, and matures in June 2015. An extension to this loan was made and extended the due date to September 30, 2015. The loan was repaid in full in September 2015.

Loan agreement dated September 2014, with an affiliated company, has a principal amount of $350,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and 2014 the amount of accrued interest was $23,349 and $5,849, respectively.

Loan agreement dated July 2015, with an affiliated company, has a principal amount of $10,000. The note accrues interest at an annual rate of 5%, and matures in December 2015. An extension to this loan was made and extended the due date to December 31, 2016. All accrued interest is payable at maturity. As of December 31, 2015 and 2014 the amount of accrued interest was $242 and $0, respectively.

As of December 31, 2015 and December 31, 2014, the Company had receivables from its related parties, $507, and $392,963, respectively, for payments made on behalf of those related parties and has been included in Prepaid expenses and other current assets on the accompanying balance sheets (see Note 11).

Due to affiliates

On January 1, 2015, the Company executed a sublease agreement with an affiliated company, Helpful Technologies, Inc., for office space located in sub-landlord’s leased premises in Deerfield Beach, FL, which shall serve as the Company’s permanent offices. The initial term of the lease was for 12 months. The base monthly rental for the premises is $1,500. On July 1, 2015 the Company executed an assignment to a non-affiliated company (see Note 16).

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free-market dealings may not exist.

NOTE 13 – CONCENTRATIONS

Concentration of credit risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through December 31, 2015. There was $0 and $284,616 in excess of FDIC insured levels as of December 31, 2015 and December 31, 2014, respectively.

F-21

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Credit risk with notes receivable

We are generally exposed to the risk that third parties that owe us money, securities or other assets do not meet their performance obligations due to bankruptcy, lack of liquidity, operational failure or other reasons.

Declines in the real estate market or sustained economic downturns may cause us to write down the value of some of our loans or foreclose on certain real estate properties. Credit quality generally may also be affected by adverse changes in the financial performance or condition of our debtors or deterioration in the strength of the U.S. economy.

Customers

Three customers accounted for 10% or more of the Company’s revenue, totaling 65.2%, and four customers accounted for 10% or more of the Company’s revenue, totaling 70.0%, during the year ended December 31, 2015 and 2014, respectively.

	Year Ended December 31, 2015	Year Ended December 31, 2014
Customer A	29.4%	25.6%
Customer B	18.1%	14.0%
Customer C	-	15.5%
Customer D	-	14.9%
Customer E	17.7%	-
	65.2%	70.0%

Suppliers

No supplier accounted for 10% or more of the Company’s purchase during the year ended December 31, 2015 and 2014, respectively.

NOTE 14 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2015 and 2014 consist of net operating loss carry-forwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income. The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2015 and 2014 were as follows:

	Years Ended December 31,
	2015	2014
Income tax benefit at U.S. statutory rate of 34%	$(34.00)%	$(34.00)%
Income tax benefit - State	(3.63)%	(3.63)%
Non-deductible expenses	5.08%	0.19%
Change in valuation allowance	32.55%	37.44%
Total provision for income tax	$—	$—

F-22

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

The Company’s approximate net deferred tax asset as of December 31, 2015 and 2014 was as follows:

	December 31, 2015	December 31, 2014
Deferred Tax Asset:
Net operating loss carry-forward	$322,812	$107,219
Valuation allowance	(322,812)	(107,219)
Net deferred tax asset	$—	$—

The net operating loss was approximately $607,000 at December 31, 2015. The Company provided a valuation allowance equal to the deferred income tax asset for the years ended December 31, 2015 and 2014 because it was not known whether future taxable income will be sufficient to utilize the loss carry-forward. The increase in the allowance was approximately $215,000 in fiscal year 2015 and $89,700 in fiscal year 2014. The potential tax benefit arising from the loss carry-forward will expire throughout the periods ending in 2035.

Additionally, the future utilization of the net operating loss carry-forward to offset future taxable income may be subject to an annual limitation as a result of ownership changes that could occur in the future. If necessary, the deferred tax assets will be reduced by any carry-forward that expires prior to utilization as a result of such limitations, with a corresponding reduction of the valuation allowance.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2012, 2013, 2014, and 2015 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

note 15 – STOCKHOLDERs’ EQUITY (DEFICIT)

On July 1, 2014 the Company amended the Articles of Incorporation to decrease the total authorized shares from 2.5 billion to 250 million and increased the par value from $0.0001 to $0.001. The amended authorized shares consist of 10,000,000 preferred shares, 40,000,000 Series-X common shares and 200,000,000 common shares.

Preferred Stock

The Company is authorized to issue 10,000,000 shares of its $0.001 par value preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of December 31, 2015 and December 31, 2014, no preferred shares were issued and outstanding.

Series-X Common Stock

The Company is authorized to issue 40,000,000 shares of its $0.001 par value Series-X common stock. The shares of Series-X common stock have no voting rights, no dividend rights, no liquidation rights, and no registration rights. Each one share of Series-X common stock may be converted into one share of fully paid Common stock, from time to time, as permitted by the Company’s Board of Directors. As of December 31, 2015 and December 31, 2014, 8,206,250 and no shares of Series-X common stock were issued and outstanding, respectively.

On January 10, 2015, founders converted 8,000,000 of their shares of common stock issued and outstanding into Series-X common stock.

F-23

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

On March 31, 2015 the Company issued 206,250 Series-X common shares to a note-holder for the conversion of his $330,000 note. This stock can be converted to common stock as follows:

●	With respect to 20% of the Shares, on the date when the Company’s Board of Directors announces its decision to undertake an initial public offering of any of the Company’s securities;

●	With respect to the additional 25% of such shares, on the date when the price per common share of the Company on public market exceeds $5.00 for any 20 consecutive trading days;

●	With respect to the next additional 25% of such shares on the date when the price per common share of the Company on public market exceeds $7.00 for any 20 consecutive trading days;

●	With respect to the remaining 30% of such shares, on the date when the price per common share of the Company on public market exceeds $10.00 for any 20 consecutive trading days;

Or earlier, if the Company engages in a transaction (1) resulting in its shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of our board of directors or management team in which the company is the surviving entity.

Common Stock

The Company is authorized to issue 200,000,000 shares of its $0.001 par value common stock. As of December 31, 2015 and December 31, 2014, 2,100,000 and 10,000,000 shares of common stock were issued and outstanding, respectively.

On January 10, 2015, founders converted 8,000,000 of their shares of common stock issued and outstanding into Series-X common stock.

On March 31, 2015, pursuant to the terms of an Agreement and Plan of Merger (“Merger”), by and between Helpful Technologies, Inc. (“HTI”), HAC Patents LLC (“HAC-LLC”) a wholly owned subsidiary of HTI, and Helpful Alliance Company (the “Company”), the Company acquired all of the membership interests of HAC-LLC in exchange for 100,000 shares of the Company’s common stock. As a result of the Merger, the existence of HAC-LLC ceased, and the Company continued as the surviving corporation. The Company valued the 100,000 shares of common stock based at the historical cost of the only asset acquired in a merger, a pending patent, valued at $8,145 since this was from a related party (see Note 2).

Warrants for Common Stock

On April 15, 2015, the Company received $100,000 for warrants sold on April 10, 2015 from a related Company, AssetsTZ Holdings LLC, exercisable to purchase up to an aggregate of 2,000,000 shares of common stock with an exercise price of $1.60 per warrant, exercisable from December 31, 2016 to December 31, 2019. As long as the investor owns 5% of the outstanding shares of voting stock in the company, he is eligible to nominate a representative to the Company’s Board of Directors. This agreement also contains registration rights.

F-24

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

Restricted Stock Option

In April 2015, a Director was granted 432,000 restricted shares of the Company’s Series-X Common stock options. The option shall be valid for as long as the Director remains rendering services to, or otherwise engaged with, the Company, and expires on December 31, 2019.

The restricted stock options shall become vested in the following amount(s) at the following times, and upon the following conditions, provided that the service of the Director continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Event
43,200 Restricted Series X common shares	Date on which the Company’s common stock is registered by the U.S. Securities and Exchange Commission (the “SEC”) as evidenced by the Notice of Effectiveness issued by the SEC in response to filing by the Company of a registration statement for its securities.

86,400 Restricted Series X common shares	When the closing price of the Company’s common stock trading on public over the counter market exceeds $5.00 per share for any 20 trading days within a 30-trading day period.

Additional 86,400 Restricted Series X common shares	When the closing price of the Company’s common stock trading on public over the counter market exceeds $7.00 per share for any 20 trading days within a 30-trading day period.

108,000 Restricted Series X common shares	When the closing price of the Company’s common stock trading on public over the counter market exceeds $10.00 per share for any 20 trading days within a 30-trading day period.

Additional 108,000 Restricted Series X common shares	When the closing price of the Company’s common stock trading on public over the counter market exceeds $12.00 per share for any 20 trading days within a 30-trading day period, or earlier, if the Company engages in a transaction (1) resulting in our shareholders having the right to exchange their shares for cash or other securities or (2) involving a consolidation, merger or other change in the majority of board of directors in which the company is the surviving entity.

This stock option was valued using the Black-Scholes model using a volatility of 103.63% (derived using the average volatility of three similar public companies), an expected term of 4.7 years and a discount rate of 0.85%. The value of the stock option, $1,613 will be recognized as expense over the period required to meet the performance criteria which is estimated to be approximately five years. Stock compensation expense of $244 was recorded for the year ended December 31, 2015.

In December 2015, three employees and the Company’s counsel were each granted 250,000 options to purchase restricted shares of the Company’s Series-X Common Stock options or an aggregate amount of 1 million restricted shares. The option shall be valid for as long as the Optionee remains rendering services to or otherwise engaged with the Company, and expires on December 31, 2021.

F-25

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

The shares of Restricted Stock shall become vested in the following amount(s) at the following times, and upon the following conditions, provided that the Continuous Service of the Recipient continues through and on the applicable Vesting Date:

Number of Shares of Restricted Stock	Vesting Event
500,000 shares of Restricted Stock	December 1, 2016
500,000 shares of Restricted Stock	December 1, 2017

This stock option was valued using the Black-Scholes model using a volatility of 103.63% (derived using the average volatility of three similar public companies), an expected term of 6.1 years and a discount rate of 1.19%. The value of the stock option for each of the three employees and the Company’s counsel, $1,243 will be recognized as expense over the period required to meet the performance criteria which is estimated to be approximately six years. Stock compensation expense of $68 was recorded for the year ended December 31, 2015.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

On July 1, 2015 the Company executed an assignment of the sublease for the offices at Deerfield Beach, FL, to a non-affiliated company. The rent is $1,778 per month. The term of the assigned lease is from the date of the assignment to October, 2016. No security deposit or prepaid rent was required.

Future minimum lease payments required under this operating lease are as follows:

	Total	1 year	1-3 years	3-5 years	5+ years
Office lease	$17,780	$17,780	$-	-	-
Total	$17,780	$17,780	$-	$-	$-

Office lease expense was $19,947 and $0 for the year ended December 31, 2015 and 2014, respectively.

NOTE 17 – RESTATEMENT

The Company restated its December 31, 2014 balance sheet in order to reflect the following:

1.	Due from affiliate in amount of $25 was reclassified from Notes interest receivable to Prepaid expenses and other current assets.

2.	Notes interest receivable included $3,529 of notes interest receivable – related party as of December 31, 2014 and was reclassified to notes interest receivable-related party.

3.	Due from Affiliates in amount of $392,938 as of December 31, 2014 were reclassified from Other assets to Current assets because these advances where due on demand and repaid subsequently within one year.

4.	The Notice of Early Withdrawal received from a lender in April 2015. Consequently, a note payable for $1,000,000 was reclassified from a Long Term Liability to a Current Liability. Due to an early withdrawal clause in the original loan agreement.

5.	Convertible note payable for $400,000 was reclassified from a Long Term Liability to a Current Liability, due to an early withdrawal clause in the original loan agreement.

F-26

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

December 31, 2014
As reported:
Current Assets:
Notes interest receivable	20,584
Notes interest receivable – related party, net	5,849
Prepaid expenses and other current assets	6,764
Total Current Assets	2,217,812
Other Assets:
Due from affiliates	392,938
Total Other Assets	476,341
Current Liabilities:
Note payable	—
Total Current Liabilities	140,310
Long Term Liabilities:
Notes payable	1,000,000
Convertible notes payable	1,740,000
Total Long Term Liabilities	2,740,000
Corrections:
Current Assets:
Notes interest receivable, net	(3,554)
Notes interest receivable – related party	3,529
Prepaid expenses and other current assets	392,963
Total Current Assets	392,938
Other Assets:
Due from affiliates	(392,938)
Total Other Assets	(392,938)
Current Liabilities:
Note payable	1,000,000
Convertible note payable	400,000
Total Current Liabilities	1,000,000
Long Term Liabilities:
Notes Payable	(1,000,000)
Convertible notes payable	(400,000)
Total Long Term Liabilities	(1,400,000)
As restated:
Current Assets:
Notes interest receivable	17,030
Notes interest receivable – related party	9,378
Prepaid expenses and other current assets	399,726
Total Current Assets	2,610,750
Other Assets:
Due from affiliates	—
Total Other Assets	83,403
Current Liabilities:
Note payable	1,000,000
Convertible note payable	400,000
Total Current Liabilities	1,540,310
Long Term Liabilities:
Notes payable	—
Convertible notes payable	1,340,000
Total Long Term Liabilities	1,340,000

F-27

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

The Company restated its statement of operations for the year ended December 31, 2014 in order to reflect the following:

1.	Interest expense in amount of $129,280 was reclassified from Other income (expense) to Operating expense for the years ended December 31, 2014.

For the Year Ended December 31, 2014
As reported:
OPERATING EXPENSES:
Interest expense	-
Total Operating Expenses	345,838
INCOME (LOSS) FROM OPERATIONS	(114,177)
OTHER INCOME (EXPENSE):
Interest expense	(129,280)
Total Other Income (Expense)	(125,501)
Corrections:
OPERATING EXPENSES:
Interest expense	129,280
Total Operating Expenses	129,280
INCOME (LOSS) FROM OPERATIONS	(129,280)
OTHER INCOME (EXPENSE):
Interest expense	129,280
Total Other Income (Expense)	129,280
As restated:
OPERATING EXPENSES:
Interest expense	129,280
Total Operating Expenses	475,118
INCOME (LOSS) FROM OPERATIONS	(243,457)
OTHER INCOME (EXPENSE):
Interest expense	-
Total Other Income (Expense)	3,779

The Company restated its December 31, 2014 statement of cash flows in order to reflect the following:

1.	Due from affiliate in amount of $25 was reclassified from Notes interest receivable to Prepaid expenses and other current assets during the fiscal year ended December 31, 2014.

2.	Notes receivable for $1,100,000 were reclassified from investing activities to operating activities as these notes were determined to be related to the Company’s financial activities revenue stream during the fiscal year ended December 31, 2014.

3.	Proceeds from transfer of patents in amount of $24,186 during the fiscal year ended December 31, 2014 from affiliate were reclassified from operating activities to investing activities as these patent costs were capitalized.

4.	Due to officer of $5,076 during the fiscal year ended December 31, 2014 was reclassified from operating activities to financing activities as this was loan from the officer.

5.	Due from Affiliates was corrected to include repayment of notes receivable in aggregate amount of $415,000 received by our affiliate, Helpful Capital Group, LLC, which increased our Due from Affiliate by $415,000 and amount of $25, a receivable from a subsidiary, Florida Project 1 LLC, was reclassified from Notes interest receivable to Due from affiliates, which decreased the Due from affiliate by this amount during the fiscal year ended December 31, 2014.

6.	Repayments on notes payable in amount of $10,000 during the fiscal year ended December 31, 2014, were included in financing activities as part of “Proceeds received from issuance of notes payable” and as restated were itemized on the separate line.

7.	Supplemental disclosures of non-cash investing and financing activities were added to the restatement of the cash-flow statement to reflect repayment of notes receivable in aggregate amount of $415,000 received by our affiliate, Helpful Capital Group, LLC, during the fiscal year ended December 31, 2014.

F-28

HELPFUL ALLIANCE COMPANY

NOTES TO FINANCIAL STATEMENTS

December 31, 2015 (Consolidated) and December 31, 2014

For the Year Ended December 31, 2014
As reported:
Note interest receivable	(24,125)
Notes receivable	-
Prepaid expenses and other current assets	(6,763)
Patent costs	24,186
Due to officer	(5,076)
Due from affiliates	(155,268)
Net cash used in operating activities	(183,096)
Payments for patent	-
Proceeds from transfer of patents to affiliate	-
Net cash used in investing activities	-
Proceeds received from issuance of notes payable	1,390,000
Repayments on notes payable	-
Payments for notes receivable	(685,000)
Proceeds for officer advances	-
Repayments of officer advances	-
Net cash provided by financing activities	705,000
Supplemental disclosures of non-cash investing and financing activities:
Assignment of notes receivable for repayment of loan	$-
Payment received by affiliate for note receivable payoff	$-
Corrections:
Note interest receivable	25
Notes receivable	(1,100,000)
Prepaid expenses and other current assets	-
Patent costs	(24,186)
Due to officer	5,076
Due from affiliates	414,975
Net cash used in operating activities	(704,110)
Payments for patent	-
Proceeds from transfer of patents to affiliate	24,186
Net cash used in investing activities	24,186
Proceeds received from issuance of notes payable	10,000
Repayments on notes payable	(10,000)
Payments for notes receivable	685,000
Proceeds for officer advances	-
Repayments of officer advances	(5,076)
Net cash provided by financing activities	679,924
Supplemental disclosures of non-cash investing and financing activities:
Assignment of notes receivable for repayment of loan	$-
Payment received by affiliate for note receivable payoff	$415,000
As restated:
Note interest receivable	(24,100)
Notes receivable	(1,100,000)
Prepaid expenses and other current assets	(6,763)
Patent costs	-
Due to officer	-
Due from affiliates	259,707
Net cash used in operating activities	(887,206)
Payments for patent	-
Proceeds from transfer of patents to affiliate	24,186
Net cash used in investing activities	24,186
Proceeds received from issuance of notes payable	1,400,000
Repayments on notes payable	(10,000)
Payments for notes receivable	-
Proceeds for officer advances	-
Repayments of officer advances	(5,076)
Net cash provided by financing activities	1,384,924
Supplemental disclosures of non-cash investing and financing activities:
Assignment of notes receivable for repayment of loan	$-
Payment received by affiliate for note receivable payoff	$415,000

Footnote 14 in Income Taxes was restated to correctly account for and disclose the company’s net operating loss carry forwards.

NOTE 18 – SUBSEQUENT EVENTS

On February 9, 2016, the Company received $20,000 for note payable issued from an affiliated company. The note accrues interest at an annual rate of 5.0%, payable quarterly, and matures in December 2017.

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through February 17, 2016 the date the financial statements were available to be issued.

F-29

HELPFUL ALLIANCE COMPANY

14,500,000 shares of Common Stock by the Company

525,658 shares of Common Stock by the Selling Stockholders

$2.00 per share

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until         , all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is       , 2016

87

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of our estimated offering expenses, which we will pay assuming we sell 100%, 75%, 50% and 25% of the shares in this Offering, in connection with the issuance and distribution of the securities being registered:

	Gross Proceeds from sale of Shares in this Offering (1)
	100%		75%		50%		25%
Gross Offering Proceeds (1)	29,000,000	100%	21,750,000	100%	14,500,000	100%	7,250,000	100%

Offering Expenses:
Transfer agent fees	25,000	0.1%	23,500	0.1%	20,000	0.1%	15,000	0.2%
Legal fees and expenses	150,000	0.5%	150,000	0.7%	150,000	1.0%	150,000	2.1%
Printing and engraving expenses	25,000	0.1%	25,000	0.1%	25,000	0.2%	25,000	0.3%
SEC filing fees	3,492	0.0%	3,492	0.0%	3,492	0.0%	3,492	0.0%
Accounting fees and expenses	60,000	0.2%	60,000	0.3%	60,000	0.4%	60,000	0.8%
FINRA fees	10,000	0.0%	10,000	0.0%	10,000	0.1%	10,000	0.1%
OTC Capital Market listing fees	15,000	0.1%	15,000	0.1%	15,000	0.1%	15,000	0.2%
Travel and road show expenses	50,000	0.2%	50,000	0.2%	50,000	0.3%	50,000	0.7%
Miscellaneous expenses	11,508	0.0%	10,000	0.0%	8,000	0.1%	7,500	0.1%
Director and officers insurance	100,000	0.3%	100,000	0.5%	—	0.0%	—	0.0%
Broker-dealer commissions	—	0.0%	—	0.0%	—	0.0%	—	0.0%
Total Offering Expenses	450,000	1.6%	446,992	2.1%	341,492	2.4%	335,992	4.6%

(1) States an estimated amount.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

88

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our Company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the board of directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the FBCA have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

The following is a discussion of all unregistered securities that we issued in the past three years.

●	On May 11, 2012, we sold an aggregate of 20,000,000 shares of Common Stock to Maxim Temnikov, Ph.D., our founder, Chief Executive Officer and director, for $20,000, or $0.001 (par value) per share. On September 11, 2012, we sold 20,000,000 additional shares of Common Stock to Dr. Temnikov for $20,000, or $0.001 (par value) per share. On September 15, 2012, these 40,000,000 shares of Common Stock were converted into 40,000,000 shares of our Class-A Common Stock upon recordation of the Company’s recapitalization and filing of First Amended and Restated Articles of Incorporation with Florida Secretary of State. On July 1, 2014, the 40,000,000 shares of Class-A Common Stock were converted into 4,000,000 shares of our Common Stock, upon effectuation by the Company of 10-1 reverse split and recapitalization of its securities formalized by Second Amended and Restated Articles of Incorporation with Florida Secretary of State on August 7, 2014. Upon effectuation of third change in capital structure of the Company on January 2, 2015, the aggregate of 3,200,000 shares of this Common Stock (which constitute 80% of the Company shares of capital stock then issued and owned by Dr. Temnikov) were converted into the aggregate of 3,200,000 fully paid and non-assessable on-voting shares of Series-X Common Stock on January 10, 2015. On January 10, 2015, Dr. Temnikov owned 800,000 shares of our Common Stock. On March 31, 2015, upon merging with HAC Patents LLC, Dr. Temnikov received 30,712 shares of our Common Stock as merger consideration.

●	On May 9, 2012, we sold to Mr. Gurin, our founder, interim Chief Financial Officer, VP of Business Development and a director, an aggregate of 40,000,000 shares of our Common Stock priced at $0.001 per share for cash consideration of $40,000. On September 15, 2012 these 40,000,000 shares of Common Stock were converted into 40,000,000 shares of our Class-A Common Stock upon recordation of the Company’s recapitalization and filing of First Amended and Restated Articles of Incorporation with Florida Secretary of State. On July 1, 2014 the 40,000,000 shares of Class-A Common Stock were converted into 4,000,000 shares of our Common Stock, upon effectuation by the Company of 10-1 reverse split and recapitalization of its securities formalized by Second Amended and Restated Articles of Incorporation with Florida Secretary of State on August 7, 2014. Upon effectuation of third change in capital structure of the Company on January 2, 2015, the aggregate of 3,200,000 shares of this Common Stock (which constitute 80% of the Company shares of capital stock then issued and owned by Mr. Gurin) were converted into the aggregate of 3,200,000 fully paid and non-assessable non-voting shares of Series-X Common Stock on January 10, 2015. On January 10, 2015, Mr. Gurin owned 800,000 shares of our Common Stock. On March 31, 2015, upon merging with HAC Patents LLC, Mr. Gurin was issued additional 32,334 shares of our Common Stock as a stockholder of HTI.

89

●	On May 11, 2012, we sold to FVZ, LLC, our founder and a principal stockholder, an aggregate of 10,000,000 shares of Common Stock for $10,0000, or $0.001 per share. On September 4, 2014, we sold to FVZ, LLC, an aggregate of 10,000,000 shares of Common Stock for $10,000, or $0.001 per share. On September 15, 2012 these 20,000,000 shares of Common Stock were converted into 20,000,000 shares of our Class-A Common Stock upon recordation of the Company’s recapitalization and filing of First Amended and Restated Articles of Incorporation with Florida Secretary of State. On July 1, 2014, the 20,000,000 shares of Class-A Common Stock were converted into 2,000,000 shares of our Common Stock, upon effectuation by the Company of 10-1 reverse split and recapitalization of its securities formalized by Second Amended and Restated Articles of Incorporation with Florida Secretary of State on August 7, 2014. Upon effectuation of third change in capital structure of the Company on January 2, 2015, the aggregate of 1,600,000 shares of this Common Stock (which constitute 80% of the Company shares of capital stock then issued and owned by FVZ, LLC) were converted into the aggregate of 1,600,000 fully paid and non-assessable non-voting shares of Series-X Common Stock on January 10, 2015. On January 10, 2015, FVZ, LLC owned 400,000 shares of our Common Stock. On March 31, 2015, upon merging with HAC Patents LLC, FVZ, LLC was issued an aggregate of 11,296 shares of our Common Stock as a stockholder of HTI.

●	In February 2013, we issued a secured convertible promissory note in the principal amount of $400,000 to an unaffiliated third party lender. The note bore interest at 0% per annum, was to mature in February 2016, was secured by 1,000,000 shares of Common Stock and convertible at any time by the holder thereof into shares of Common Stock a rate of $1.60 per share. In December 2013, we made a $50,000 partial payment towards this note. In January 2014, we made an additional payment of $10,000 towards the outstanding balance of this note. In January 2015, we made a third partial payment of $10,000 towards the outstanding balance of this note. On March 31, 2015, the $330,000 remaining balance under this note was converted into an aggregate of 206,250 shares of Series-X Common Stock, or $1.60 per share.

●	On April 1, 2013, we issued to Zimas LLC, a principal stockholder, for cash consideration of $1,000,000, a secured convertible promissory note in the principal amount of $1,000,000 bearing non-compounding annual interest of 8.0% payable semi-annually. The note matures on March 31, 2016, is secured by 625,000 shares of Common Stock and is convertible at any time by the holder thereof into shares of our Common Stock at the rate of $1.60 per share. As of December 31, 2013, the amount of accrued interest was $74,740. As of December 31, 2014, the amount of accrued interest was $80,000, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $80,000, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $80,000 and $74,740, respectively. The Company is current on all interest payments under this note and anticipates repaying this note within 30 days after reaching maturity. As of the date of this prospectus, we have not been made aware of any intent of the lender to exercise its conversion rights or request an early repayment of this note.

●	On June 18, 2014, we issued to Marusya Pro LLC for cash consideration of $1,000,000, a secured non-convertible promissory note Note in the principal amount of $1,000,000 bearing non-compounding annual interest of 6.0% payable semi-annually. The note was mature on June 17, 2017 and was secured by all of the assets of the Company. As of December 31, 2014, the amount of accrued interest was $15,333, which was paid in January 2015. On April 14, 2015 we have received from Marusya Pro LLC the notice requesting an early repayment of the Note under Section 5.3 of the loan agreement underlying the Note. In April 2013, the lender demanded early repayment of this note. The principal amount was discounted by 20% (200,000) and assessed an early withdrawal penalty of $49,167. In July 2015, the Company repaid $150,000 under this note. On December 16, 2015, the Company fully repaid this note in the amount of $750,833. In July 2015, the Company made a partial repayment of $150,000. In December 2015, the Company made a second payment of $600,833, for a total repayment of $750,833 and which reconciled the discounted note amount in full. The notice of loan satisfaction was received from the lender in December 2015. Because the discounted and penalized principal is repaid in full to the lender, the Company recorded a $249,167 gain for the period ending on December 31, 2015.

●	On June 30, 2014, we issued to Zimas LLC for cash consideration of $400,000, a secured convertible promissory note in the principal amount of $400,000 bearing non-compounding annual interest of 8.0% payable semi-annually. The note matures on June 29, 2017, is secured by 250,000 shares of Common Stock and is convertible at any time by the holder thereof into shares of our Common Stock at the rate of $1.60 per share. As of December 31, 2014, the amount of accrued interest was $16,444, which was paid in January 2015. As of December 31, 2015, the amount of accrued interest was $32,444, which was paid in January 2016. During the year ended December 31, 2015 and 2014, the Company made payments for interest totaling $16,444 and $0, respectively. The Company is current on all interest payments under this note and anticipates repaying this note within 30 days after reaching maturity. As of the date of this prospectus we have not been made aware of any intent of the lender to exercise its conversion rights or request an early repayment of this Note.

●	On January 10, 2015, upon conversion of 3,200,000 shares of Common Stock into 3,200,000 shares of Series-X Common Stock by our founder and CEO Dr. Temnikov, we issued to Dr. Temnikov 3,200,000 shares of Series-X Common Stock, which are convertible into fully paid and non-assessable shares of Common Stock upon our Common Stock establishing an average trading price per share on over-the-counter market. The conversion of these 3,200,000 shares of Series-X Common Stock is optional to Dr. Temnikov contingent on share price increase. These shares were issued upon reliance of Section 3(a)(9) of the the Securities Act due to the fact that it was an exchange of securities, the Company was the same issuer of the Common Stock and Series-X Common Stock, the exchange was not advertised nor was there any remuneration given to any party for the exchange.

90

●	On January 10, 2015, upon conversion of 3,200,000 shares of Common Stock into 3,200,000 shares of Series-X Common Stock by our founder and interim CFO Mr. Gurin, we issued to Mr. Gurin 3,200,000 shares of Series-X Common Stock, which are convertible into fully paid and non-assessable shares of Common Stock upon our Common Stock establishing an average trading price per share on over-the-counter market. The conversion of these 3,200,000 shares of Series-X Common Stock is optional to Mr. Gurin contingent on share price increase. These shares were issued upon reliance of Section 3(a)(9) of the the Securities Act due to the fact that it was an exchange of securities, the Company was the same issuer of the Common Stock and Series-X Common Stock, the exchange was not advertised nor was there any remuneration given to any party for the exchange.

●	On January 10, 2015, upon conversion of 1,600,000 shares of Common Stock into 1,600,000 shares of Series-X Common Stock by our founder FVZ, LLC, we issued to FVZ, LLC 1,600,000 shares of Series-X Common Stock, which are convertible into fully paid and non-assessable shares of Common Stock upon our Common Stock establishing an average trading price per share on over-the-counter market. The conversion of these 3,200,000 shares of Series-X Common Stock is optional to FVZ, LLC contingent on share price increase. These shares were issued upon reliance of Section 3(a)(9) of the the Securities Act due to the fact that it was an exchange of securities, the Company was the same issuer of the Common Stock and Series-X Common Stock, the exchange was not advertised nor was there any remuneration given to any party for the exchange.

●	On March 31, 2015, upon conversion of the Note in the amount of $330,000 into 206,250 shares of Common Stock by Mr. Andrienko, we issued to Mr. Andrienko 206,250 shares of Series-X Common Stock, which are convertible into fully paid and non-assessable shares of Common Stock upon our Common Stock establishing an average trading price per share on over-the-counter market. The conversion of these 206,250 shares of Series-X Common Stock is optional to Mr. Andrienko contingent on share price increase.

●	On April 10, 2015, we sold a warrant to AssetsTZ Holdings, LLC for a purchase price of $100,000. The warrant is exercisable, in whole or in party from time to time, for an aggregate of 2,000,000 shares of Common Stock for $1.60 per share from December 31, 2016 until December 31, 2019.

●	On April 15, 2015, we issued to our Board Chairman, Mr. Hailston, a stock option to purchase up to 432,000 shares of Series-X Common Stock priced at $1.60 per share. After receiving a valuation report by an independent certified business appraiser pursuant Sections 409(A) and 422 of the Internal Revenue Code that value of the Series-X Common Stock was $0.11 per share as of March 31, 2015, in May 2015, we adjusted the exercise price of the option to $0.11 per share share of Series-X Common Stock. The option vests at the following intervals and conditions:

●	43,200 shares of Series-X Common Stock upon the date on which the Company’s Common Stock is registered by the SEC as evidenced by the Notice of Effectiveness issued by the SEC in response to the filing by the Company of a registration statement for its securities;

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $5.00 per share for any 20 trading days within a 30-day trading period;

●	86,400 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $7.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $10.00 per share for any 20 trading days within a 30-day trading period.

●	108,000 shares of Series-X Common Stock Shares when the closing price of the Company’s Common Stock trading on public over the counter market exceeds $12.00 per share for any 20 trading days within a 30-day trading period; or earlier if the Company engages in a transaction (i) resulting in stockholder’s having the right to exchange their shares for cash or other securities or (ii) involving a consolidation, merger, or other change in the majority of board of directors in which the Company is the surviving entity.

91

●	On December 1, 2015, we issued to our financial manager, Ms. Pavlina Carney, a stock option to purchase up to 250,000 shares of Series-X Common Stock priced at $0.11 per share. The option vests on December 1, 2016 and is exercisable for cash consideration only. Ms. Carney will be able to convert the shares of Series-X Common Stock underlying the option contingent on the trading share price increase.

●	On December 1, 2015, we issued to our compliance manager, Ms. Ganna Mikheleva, a stock option to purchase up to 250,000 shares of Series-X Common Stock priced at $0.11 per share. The option vests on December 1, 2016 and is exercisable for cash consideration only. Ms. Mikheleva will be able to convert the shares of Series-X Common Stock underlying the option contingent on the trading share price increase.

●	On December 1, 2015, we issued to our investor relations manager, Mr. Jonathan Barker, a stock option to purchase up to 250,000 shares of Series-X Common Stock priced at $0.11 per share. The option vests on December 1, 2016 and is exercisable for cash consideration only. Mr. Barker will be able to convert the shares of Series-X Common Stock underlying the option contingent on the trading share price increase.

●	On December 1, 2015, we issued to our securities counsel, Philip Magri, Esq., a stock option to purchase up to 250,000 shares of Series-X Common Stock priced at $0.11 per share. The option vests on December 1, 2016 and is exercisable for cash consideration only. Mr. Magri will be able to convert the shares of Series-X Common Stock underlying the option contingent on the trading share price increase.

●	On March 31, 2015, we issued the aggregate of 100,000 shares of Common Stock, priced at $0.08 per share, to Helpful Technologies, Inc., a Florida corporation and an affiliate under common control, in consideration for 100% of the outstanding equity interests of HAC Patents, LLC (“HAC Patents”). The 100,000 shares were distributed by HTI to its stockholders as a dividend, including an aggregate of 74,342 shares of Common Stock to our founders, Dr. Temnikov, Mr. Gurin and FVZ, LLC, and are being registered for resale by the Selling Stockholders named in this Prospectus.

●	On March 31, 2015, we issued 206,250 shares of our non-voting and non-dividend bearing Series-X Common Stock priced at $1.60 per share to a non-affiliated third party lender in cash consideration for satisfaction of convertible debenture Note in the amount of $330,000. The Note was issued in the original principal amount of $400,000 in February 2013 bearing 0% interest, maturing in February 2016 and entitling the lender with an option to convert the amount owed under the Note into Common Stock at a conversion rate of $1.60 per share. In December 2013 a partial repayment of $50,000 was made at the lender’s request. Two additional partial payments, $10,000 each, was made at the lender’s request, one in January 2014 and the other in January 2015. Concurrent with this partial repayment, the lender agreed to reduce the principal amount of the note by these amounts or to $330,000. On March 30, 2015, we entered into Settlement Agreement to clarify and reconcile the conversion price per share to reflect the changes in the Company’s capital structure and change the lender’s conversion rights from the rights for conversion into the shares of Common Stock into the rights for conversion into the shares of Series-X Common Stock. Consecutively to execution of this Settlement Agreement, the lender had exercised his conversion rights by converting the amount of $330,000 then owed under the Note into 206,250 shares of Series-X Common Stock.

Unless otherwise noted above, the issuances of unregistered securities were made by the Company upon reliance on the exemptions from the registration requirements of the Securities Act set forth under Section 4(a)(2) promulgated thereunder in light of the fact that they were isolated issuances and did not involve a public offering of securities. There were no underwriters involved in any of the foregoing transactions.

92

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No:	Description:

2.1	Agreement and Plan of Merger, dated March 15, 2015, between Helpful Technologies Inc., HAC Patents Merging Sub, LLC and Helpful Alliance Company (Incorporated by reference to Exhibit 2.1 to the Registration Statement on Form S-1 filed on June 30, 2015)

3.1	Articles of Incorporation, dated April 11, 2012, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

3.2	First Amended and Restated Articles of Incorporation, dated July 19, 2012, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

3.3	Second Amended and Restated Articles of Incorporation, dated July 1, 2014, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.3 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

3.4	Articles of Amendment to the Second Amended and Restated Articles of Incorporation, dated October 1, 2014, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.4 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

3.5	Third Amended and Restated Articles of Incorporation, dated January 2, 2015, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 filed on June 30, 2015)

3.6	Articles of Correction to the Third Amended and Restated Articles of Incorporation, dated January 26, 2015, of Helpful Alliance Company filed with the Secretary of State of Florida (Incorporated by reference to Exhibit 3.6 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

3.7	Bylaws of Helpful Alliance Company, as amended (Incorporated by reference to Exhibit 3.7 to the Registration Statement on Form S-1 filed on June 30, 2015)

4.1	Specimen of Certificate for Common Stock (Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed on June 30, 2015)

4.2	Form of Stockholders’ Rights Agreement for Series-X Common Stock (Incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed on June 30, 2015)

5.1	Legal Opinion, dated February 5, 2016, of Magri Law, LLC, securities counsel to Helpful Alliance Company (Incorporated by reference to Exhibit 5.1 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.1	Board of Directors Services Agreement, dated January 28, 2015, between Helpful Alliance Company and Sergey Gurin (Incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1 filed on June 30, 2015)

10.2	Board of Directors Services Agreement, dated January 28, 2015, between Helpful Alliance Company and Earl B. Hailston (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on June 30, 2015)

10.3	Board of Directors Services Agreement, dated January 28, 2015, between Helpful Alliance Company and Maxim Temnikov (Incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1 filed on June 30, 2015)

10.4	Sublease Agreement, dated January 1, 2015, between Helpful Technologies, Inc. and Helpful Alliance Company Incorporated by reference to Exhibit 10.4 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.5	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1 filed on June 30, 2015)

10.6	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1 filed on June 30, 2015)

10.7	Form of Operating Agreement for Project LLC (Incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 10, 2015)

10.8	04-01-2015 Assignment US App 14337069 (Incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.9	04-08-2015 Notice of Recordation of Assignment US App 14337069 (Incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.10	Assignment Notice, dated April 1, 2015, between HAC Patents, LLC, as Assignor, and Helpful Alliance Company, as Assignee (Incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.11

Warrant Purchase Agreement, dated April 10, 2015, between Helpful Alliance Company, as Issuer, and AssetsTZ Holdings LLC, as warrant holder (Incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

93

Exhibit No:	Description:

10.12	Loan and Security Agreement, dated January 31, 2013, between Helpful Alliance Company, as Borrower, and Dmitry G. Andrienko, as Lender (Incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.13	$400,000 0% Promissory Note, dated February 21, 2013, by Helpful Alliance Company to Dmitry G. Andrienko (Incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.14

Loan and Security Agreement, dated March 31, 2013, between Helpful Alliance Company, as Borrower, and Zimas, LLC, as Lender (Incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.15

$1,000,000 8% Promissory Note, dated April 1, 2013, by Helpful Alliance Company to Zimas, LLC (Incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.16

Loan and Security Agreement, dated June 1, 2014, between Helpful Alliance Company, as Borrower, and Marusya Pro, LLC, as Lender (Incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.17

$1,000,000 6% Promissory Note, dated June 18, 2014, by Helpful Alliance Company to Marusya Pro, LLC(Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.18

Loan and Security Agreement, dated June 1, 2014, between Helpful Alliance Company, as Borrower, and Zimas, LLC, as Lender(Incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.19

$400,000 8% Promissory Note, dated June 30, 2014, by Helpful Alliance Company to Zimas, LLC(Incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.20

Intellectual Property Assignment Agreement, dated May 20, 2012, between Helpful Technologies, Inc., as Assignor, and Helpful Alliance Company, as Assignee (Incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.21

Patent Assignment Agreement, dated March 18, 2014, between Helpful Alliance Company, as Assignor, and Helpful Technologies, Inc., as Assignee (Incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.22

Technology Assignment Agreement, dated December 10, 2015, between Sergey Gurin, as Assignor, and Helpful Alliance Company, as Assignee (Incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.23

Loan Agreement, dated September 1, 2014, between Helpful Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.24

Amendment No. 1, dated December 14, 2015, to that certain Loan Agreement, dated September 1, 2014, between Helpful Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.25

Loan Agreement, dated October 1, 2015, between Fuel Combustion Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.26

Amendment No. 1, dated December 14, 2015, to that certain Loan Agreement, dated October 1, 2015, between Fuel Combustion Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.27	Loan Agreement, dated July 7, 2015, between Helpful Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.28	Amendment No. 1, dated December 14, 2015, to that certain Loan Agreement, dated July 7, 2015, between Helpful Technologies, Inc., as Borrower, and Helpful Alliance Company, as Lender (Incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.29	Operating Agreement, dated December 10, 2015, of Seasons Creek Development, LLC (Incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Registration Statement on Form S-1 filed on January 11, 2016)

10.30	Loan Agreement, dated October 24, 2013, between Helpful Capital Group, LLC and Abratenko Labs, LLC (Incorporated by reference to Exhibit 10.30 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 8, 2016)

10.31	Amendment No. 1, dated October 10, 2015, to Warrant Purchase Agreement, dated April 10, 2015, between Helpful Alliance Company, as Issuer, and AssetsTZ Holdings LLC, as warrant holder (Incorporated by reference to Exhibit 10.31 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 8, 2016)

10.32	Settlement Agreement, dated February 3, 2015, between Helpful Alliance Company and Zimas, LLC (Incorporated by reference to Exhibit 10.32 to Amendment No. 3 to the Registration Statement on Form S-1 filed on February 8, 2016)

16.1	Letter, dated November 2, 2015, by Green & Company, CPAs (Incorporated by reference to Exhibit 16.1 to Amendment No. 1 to the Registration Statement on Form S-1 filed on November 10, 2015)

23.1*	Consent of Green & Company, CPAs

23.2*	Consent of Liggett & Webb, PA, CPAs

23.3	Consent of Magri Law, LLC (Included in Exhibit 5.1)

24.1	Power of Attorney (Included on signature page of Registration Statement on Form S-1 (File No. 333-205358) filed on June 30, 2015 and incorporated by reference herein)

* Filed herewith.

94

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities as that time shall be deemed to be the initial bona fide offering thereof.

95

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Deerfield Beach, State of Florida, on this 7th day of April 2016.

HELPFUL ALLIANCE COMPANY

By:	/s/ Maxim Temnikov
Maxim Temnikov, Ph.D.
Chief Executive Officer, President and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Maxim Temnikov	Chief Executive Officer, President and Director
Maxim Temnikov, Ph.D.	(Principal Executive Officer)	April 7, 2016

*	Vice President, Interim Chief Financial Officer and Director
Sergey Gurin	(Principal Financial Officer and Principal Accounting Officer)	April 7 , 2016

*	Chairman of the Board of Directors	April 7 , 2016
Earl B. Hailston

*Executed by Maxim Temnikov as attorney-in-fact under power of attorney granted in the Registration Statement on Form S-1 (File No. 333-205358) filed on June 30, 2015.

96